THIS REINSURANCE AGREEMENT

                                Is made between

                        National Life Insurance Company

                   (hereinafter referred to as "the Company")

                                      and

                                       of

                               Executive Offices:

                  (hereinafter referred to as "the Reinsurer")


                    The following Articles, qualified by the Exhibits of the Agreement, will form the basis of the Agreement.


               THIS AGREEMENT MAY BE REFERRED TO AS AGREEMENT NO.

                               TABLE OF CONTENTS

                                    ARTICLES

I        Business Covered - Forms, Manuals and Issue Rules
II       Automatic Coverage - Facultative Coverage
III      Reinsurance Basis - reinsurance Premiums - Currency
IV       Mode of Cession - Data Notification
V        Premium Accounting
VI       Coversions - Policy changes - Lapses - Reinstatements - Minimum Cession
VII      Increase in Retention - Recapture
VIII     Liability
IX       Claims
X        Oversights - Arbitration
XI       Insolvency
XII      DAC Tax - Taxes and Expenses
XIII     Alterations to Agreement - Parties to Agreement - Good Faith
XIV      Duration of Agreement - Severability - benefit - Construction



                                    EXHIBITS


A-I      Business Covered
A-II     Underwriting Forms and Issue Rules - Conditioned Receipt Amount
B        Application for Reinsurance
C        Premium Rates and General Terms, Administration Instructions
D        The Ceding Company's Retention Limits
E        The Reinsurer's Acceptance Limits
F        Reinsurance Reports
G        DAC Tax Election

                                    ARTICLE I

BUSINESS
COVERED This Agreement applies to all insurance policies and supplementary benefits and riders attached thereto, as set out in Exhibit A-1 and which are accepted by the Company in accordance with the underwriting evidence and issue rules referenced in Exhibit A-11. These policies, benefits and riders will be issued by the Company at the rates shown in the rate manual and will provide the coverage shown in the policy forms supplied to the Reinsurer and in force at the date of this Agreement.


                  The Company agrees to cede to the Reinsurer and the Reinsurer agrees to accept automatically, in accordance with the terms of this Agreement, amounts of the above life insurance and benefits that exceed the Company's retention. The Company's retention limits are set out in Exhibit D.

                  The amounts retained by the Company on the business covered by this Agreement shall not be reinsured elsewhere by the Company on any basis whatsovever without the prior consent of the Reinsurer.

                  This Agreement is applicable only to reinsurance of policies directly written by the Company, including any LSW policies reinsured by the Company. Any policies acquired by the Company through merger of another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement. However, reinsurance of such policies may be arranged by written agreement between the Company and the Reinsurer.

FORMS
MANUALS
ISSUE RULES       The Company shall provide full disclosure of all material
                  facts regarding the policies and benefits covered by this Agreement. The forms, manuals and issue rules the Company shall file with the Reinsurer include but are not limited to the copies of the policy forms, rate manuals, retention schedules, application forms, receipts, underwriting requirements (inspection limits, non-smoking criteria, financial questionnaires, smoking questionnaires etc.) and authorization forms for release of medical information.

                  The underwriting evidence and issue rules to be filed with the Reinsurer are also listed in Exhibit A-II. The company hereby declares that its forms are in accordance with current M.I.B. regulations.

                  If new material is published, or changes are made in the material already filed, the Company agrees to promptly provide the Reinsurer with copies of such material.

                  The company agrees that all policies and benefits covered under this Agreement shall be issued in accordance with the Company's normal underwriting rules for each such policy and/or benefit and which are in use as at the effective date of this Agreement. These rules shall be provided to the Reinsurer on request and any material change in these rules shall be subject to the approval of the Reinsurer before being applied to policies and benefits to be covered by this Agreement.

                                   ARTICLE II

AUTOMATIC
COVERAGE Except as provided below for facultative coverage, whenever the Company retains its full retentions, in accordance with the limits as set out in Exhibit D on any one life, taking into account the age and mortality rating as at the time of underwriting the Company shall cede to the Reinsurer all the excess amounts of a policy and benefits covered by this Agreement on the life in question up to the Automatic Acceptance Limits specified in Exhibit E.

                  It is understood that the amount retained by the Company shall include its retention under any in force policies.

FACULTATIVE
COVERAGE If the Company receives an application that meets any of the criteria below, the reinsurance shall be on a facultative basis:

                  (a) the amount applied for exceeds the Company's retention and the Automatic Acceptance limits set out in Exhibit E;

                  (b) the total of the new reinsurance required and the amount already reinsured on that life under this Agreement and all other Agreements betwe4en the Reinsurer and the Company, esceeds the Automatic Acceptance Limits set out in Exhibit E;

                  (c) the application is on a life for which the Company intends to retain less than its full retention taking into account the applicant's age and mortality rating;

                  (d) the amount applied for and the amount already in force on the same life exceeds the jumbo limit set out in Exhibit E;

                  (e) the application is on a life for which an application had been submitted by the Company on a facultative basis to the Reinsurer or any other reinsurer, within the last 3 years unless the reason for submitting facultatively no longer applies.

                  Any application of a policy on any plan, supplementary benefits or rider shown in Exhibit A-I may be offered facultatively.

                  The relevant terms and conditions of this Agreement shall apply to those facultative applications that are accepted by the Reinsurer.

                                   ARTICLE III



REINSURANCE
BASIS Policies reinsured under this Agreement shall be on the basis set out in Exhibit C.


REINSURANCE
PREMIUMS The premiums to be paid to the reinsurer by the Company for reinsurance shall be in accordance with the terms set out Exhibit C.

CURRENCY All cessions under this Agreement shall be effected in the currency specified in Exhibit A-1 and the premiums and liabilities shall be expressed and payable in that currency.

                                   ARTICLE IV

MODE OF
CESSION           AUTOMATIC CESSIONS
                  For all automatic cessions the Company shall advise the Reinsurer in the manner described in Exhibit F.

                  The Company agrees to send copies of the application, underwriting papers and other papers for an automatic cession on any life upon the request from the Reinsurer.

                  FACULTATIVE CESSIONS
                  The Company may apply for reinsurance by sending to the Reisnsurer, copies of all pertinent papers, including the original application, medical examination, inspection reports, physician's statements, urinalyses, and all other information which the Company may have relating to the insurability of the risk along with an Application for reinsurance, a sample of which is attached as Exhibit B.

                  After consideration of the reinsurance application and papers, the Reinsurer shall promptly inform the Company of its underwriting decision is acceptable to the Company and the Company's policy is subsequently placed in force in accordance with the placement rules set out in Exhibit A-11, the Company shall advise the Reinsurer.

DATA
NOTIFICATION      For all business reinsured under the Agreement, the Company shall self-administer reinsurance transactions in a format in substantial accordance with the Society of Actuaries
                  Guidelines. The Company shall provide the Reinsurer with the reports as set out in Exhibit F. The Company, upon request, will provide the Reinsurer with any other information related to the business reinsured under this Agreement and which the Reinsurer requires in order to complete its financial statements.

                                   ARTICLE V

PREMIUM
ACCOUNTING        REPORTING
                  The Company undertakes to send to the Reinsurer, during each accounting period, a report as set out in Exhibit F showing all first year and renewal premiums which became due during the previous accounting period. Also included will any adjustments made necessary by changes in reinsurance effective during the previous period, or changes due to any corrections to a previous report.

                  The balance due shall then become payable. If the balance so calculated is due to the Reinsurer, the Company shall forward a remittance in settlement with the report. If the balance is due to the Company, the reinsurer shall forward a remittance in the Company, the Reinsurer shall forward a remittance in settlement within fifteen (15) days of receipt of the report.

                  Interest may be charged on overdue premiums.

                  NON-PAYMENT OF PREMIUMS
                  The Reinsurer may terminate its liability for any reinsurance for which the reinsurance premiums have not been paid within sixty (60) days after billing, by giving fifteen (15) days written notice by registered mail of such action to the Company.

                  The Reinsurer's right to terminate reinsurance for non-payment of premium shall not prejudice its right to collect premiums for the period the reinsurance was in force.

                  During the period premiums are austanding, the Reinsurer may offset the amount of any premiums in arrears against amounts owed to the Company.

                  The Company shall not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer to another reinsurer the block of business reinsured under this Agreement.

                  UNEARNED PREMIUM
                  The Company shall take credit, without interest, for any unearned premiums, net of commissions or allowances, arising due to reductions or cancellations or death claims, in its account. The Company shall pay the balance of arrears of premiums of premiums due under a reinstated cession. In the event of termination, lapse or death claim, unearned premiums, net of allowances and policy fees, will be refunded.

                                   ARTICLE VI

CONVERSIONS

                  In the event of the conversion of a policy reinsured under this Agreement the policy arising from the conversion shall be reinsured with the Reinsurer. The amount to be reinsured shall not exceed the amount reinsured as at the date of the conversion unless mutually agreed otherwise.

                  If the policy arising from a conversion is on a plan that is:

                  (a) reinsured on a coinsurance basis with the Reinsurer, the appropriate premium at the attained age shall be used and the policy year for the purpose of commission rates shall be based on the duration of the original policy.

                  (b) reinsured on a YRT basis with the Reinsurer, the appropriate YRT rate at the attained age and duration of the original policy shall be used and any allowance shall be based on the duration of the original policy.

                  (c) not covered by any reinsurance agreement with the Reinsurer, reinsurance shall be on a YRT basis using the YRT rates specified in Exhibit C, at the attained age and duration of the original policy.

                  The above terms shall apply unless specified otherwise in Exhibit C.

POLICY
CHANGES Changes to policies reinsured under this Agreement shall be made in accordance with the provisions set out below.

                  If the change affects the plan, the amount of reinsurance, premiums or commissions under the cession, the Company shall inform the Reinsurer in the subsequent Reinsurance Report as set out in Exhibit F.

                  PLAN CHANGES
                  (i) Automatic Cessions:
                      Whenever the plan of insurance on any policy reinsured hereunder is being changed, including internal replacements, and the Company is not obtaining evidence in accordance with the Company's full new business issue underwriting rules, the reinsurance shall remain in effect with the Reinsurer on the following basis:

                  (a) the reinsurance rates and the durations shall be based on hose applicable to the original cessions;

                  (b) the reinsurance amount at risk shall be determined
                      according to the terms of this Agreement but in no event shall be more than the original cession at the time of the change in plan.

                  (ii) Facultative Cessions:
                       Any changes shall be subject to the Reinsurer's approval only if the Company is obtaining evidence in accordance with the Company's new business underwriting rules. The applicable reinsurance terms shall be agreed by the Company and the Reinsurer.


INCREASE IN AMOUNT AND REUNDERWRITING

              (i) Automatic Cessions:

                  Any reunderwriting, (including any change in mortality rating), or non-contractual increase in amount at risk for any cession shall be subject to the company's full new business underwriting rules or as agreed otherwise with the Reinsurer.

                  The amount of the increase shall be subject to the terms set out in Exhibit C.

                  IF the amount of the policy shall increase above the jumbo limit (Exhibit E) or if the amount to be reinsured exceeds the automatic coverage limits, the increase shall be subject to the Reinsurer's approval.

              (ii) Facultative Cessions:

                  Any underwriting or non-contractural increase, including any change in mortality rating shall be subject to the Reinsurer's approval.


REDUCTIONS
If the amount of insurance of a policy issued by the Company is reduced then the amount of reinsurance on that life shall be reduced effective the same date by the lesser of the full amount or the reduction under the original policy or the full amount of the reinsurance, unless the reinsurance is a quota share of the policy issued by the company, in which case the reduction would be proportional.

The reduction will first apply to any reinsurance on the policy being reduced and then in a chronological order according to policy date ("fist in, first out") to any reinsurance on the other policies in force on the life. However, the Company shall not be required to assume a risk for an amount in excess of its regular retention for the age at issue and the mortality rating of the policy under which reinsurance is being terminated.

                  If the reinsurance for a policy has been placed with more than one reinsurer, the reduction shall be applied to all reinsurers in proportion to the amounts originally reinsured with each reinsurer.

                  SPECIAL CHANGES

                  If any special or unusual change, which is not covered above and which may affect the terms of the cession in question, is requested, the Reinsure's approval shall be obtained before such a change becomes effective.

LAPSES When a reinsured policy lapses, the cession in question shall be cancelled effective the same date. If the Company allows extended or reduced paid-up insurance following a lapse, the reinsurance will be appropriately amended. If the Company allows the policy to remain in force under its automatic premium loan regulations, the reinsurance shall continue unchanged and in force as long as such regulations remain in effect, except as provided for otherwise in this Agreement.

REINSTATEMENTS    If a policy reinsured on an automatic basis is reinstated in accordance with its terms or the rules of the Company, referenced in Exhibit A-II, the reinsurance shall be reinstated automatically be the Reinsurer. Notification of the reinstatement shall be mailed to the office of the Reinsurer no later than four weeks after the reinstatement of the original policy.

MININMUM
CESSION The minimum initial amount to be reinsured shall be as set out in Exhibit C. Reinsurance under this Agreement shall be cancelled whenever the net amount at risk becomes less than the Minimum Final Reinsurance Limit set out in Exhibit C.

                                   ARTICLE VII

INCREASE IN
RETENTION         The reinsurance under this Agreement shall be maintained in force without reduction except as specifically provided for elsewhere in this Agreement.

                  The Company may increase its limits of retention on new business being issued at any time by giving written notice to the Reinsurer of the new limits of retention and the effective date of such new retention schedule.

                  The Company's retention limits are set out in Exhibit D.

RECAPTURE         The Company may apply the new limits of retention to existing reinsurance and reduce reinsurance in force in accordance with the following rules:

              (a) The Company shall give the Reinsurer written notice of its intention to recapture within 90 days of the effective date of the increase in its retention.
              (b) Such reductions shall be made on the next anniversary of each cessions affected but no reduction shall be made until such reinsurance has been in force for the period stated in Exhibit
                  C. For a conversion policy or re-entry, the recapture terms of the original policy will apply and the duration for the recapture period will be measured from the effective date of the original policy.
              (c) A reduction may be made only if the Company retained its full retention for the plan, age and mortality rating at the time the policy was issued.
              (d) Any class of fully reinsured business or any classes of risks for which the Company established special retention limits less than the Company's full retention limits for the plan, age and mortality rating at the time the policy was issued, are not eligible for reduction.
              (e) A reduction may be made only if the Company has applied its increase in retention in a consistent manner to all categories of its normal retention limits.
              (f) No reduction shall be made if the Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention.

                  In applying its new retention to existing reinsurance, the rating at the time of issue and the issue age of the existing reinsurance shall be used to determine the amount of the Company's new retention.

                  Recapture as provided herein shall be optional with the Company, but if any reinsurance is recaptured, all reinsurance is eligible for recaptured under the provisions of this Article must be recaptured. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

                  The amount of reinsurance eligible for recapture is based on the reinsurance net amount at risk as of the date of recapture.

                  The Reinsurer shall not be liable, after the effective date of recapture, for any cessions or portions of such cessions eligible for recapture, which the Company has overlooked. The Reinsurer shall be liable only for accredit of the premiums received after the recapture date, less any commission or allowance and with interest.

                  If there is a Waiver of Premium (W.P.) claim in effect when recapture takes place, the W.P. claim shall stay in effect until the W.P. claim terminates. The Reinsurer shall not be liable for any other benefits, including the basic life risk, that are eligible for recapture. All such eligible benefits shall be recaptured as if there was no W.P. claim.

                  The terms and conditions for the Company to recapture reinsurance in force under this Agreement due to the insolvency of the Reinsurer are set out in the Insovency clause in Article XI of the Agreement.

                  If the Company transfers business which is reinsured under this Agreement, to a successor company then the successor company has the option to recapture the reinsurance, in accordance with the recapture criteria outlined is this Article, only if the successor company has a higher retention limit than the Company.

                                  ARTICLE VIII

LIABILITY         AUTOMATIC REINSURANCE
                  The Reinsurer's liability for any policy ceded automatically under this Agreement shall begin simultaneously with the Company's contractual liability for the policy reinsured.

                  FACULTATIVE REINSURANCE
                  If a policy covered under this Agreement is offered facultatively to the Reinsurer only, then the Reinsurer's liability shall begin simultaneously with the Company's contractual liability for this facultative policy. The amount of the Reinsurer's liability shall be the lesser of the Reinsurer's offer, the Conditional Receipt Amount set out in Exhibit A-II or the Automatic Acceptance Limits set out in Exhibit E. The Reinsurer's liability ceases if the Reinsurer declines the risk and duly notifies the Company. The Reinsurer's liability would also cease if the company declines the Reinsurer's offer.

                  If, however, a policy is offered facultatively to any other Reinsurer, in addition to the Reinsurer, the liability of the Reinsurer shall commence when the Reinsurer has received notice from the Company, during the lifetime of the insured, that the Reinsurer's offer ahs been accepted. The Company shall have one hundred and twenty (120) days from the date of the Reinsurer's final offer in which to place the policy with insured/owner, after which time the Reinsurer's offer shall expire unless the Reinsurer explicitly states in writing that the offer is extended for some further period.

                  The Reinsurer may assume liability for claims arising prior to the time of notification if it is shown to the satisfaction of the Reinsurer that the policy would have been reinsured wit the Reinsurer.

                  DURATION
                  The liability of the Reinsurer for all cessions under this Agreement shall cease at the same time as the liability of the Company ceases and shall not exceed the Company's contractual liability under the terms of its policies.

                  Notwithstanding the foregoing, the Reinsurer may terminate its liability for any policies for which premium payments are in arrears, according to the terms set out in Article V of this Agreement.

                  It is understood that the Reinsurer's liability for a claim shall be based on the reinsured net amount at risk as of the date the claim is incurred.

                  CONDITIONAL (OR INTERIM) RECEIPT COVERAGE
                  The extent of the Reinsures' liability on a per life basis, for claims admitted by the Reinsurer that have arisen under the conditional receipt or interim receipt coverage is set out in Exhibit A-II.

                                   ARTICLE IX
CLAIMS The Reinsurer shall be liable to the Company for the benefits reinsured and reinsurance shall not exceed the Company's contractual liability under the terms of its policies. However, payment of death claims by the Reinsurer shall be in on lump sum regardless of the mode of settlement under the original policy. The reinsurer's proportionate share of interest paid to the beneficiary, shall be payable in additions to the death claim settlement.

                  Copies of all underwriting and claims papers shall be mailed immediately by the Company to the Reinsurer. The settlement made by the Company shall be binding on the Reinsurer. However, for any life:

                  i) where the total amount of reinsurance ceded to the Reinsurer is greater than the amount retained by the Company, and

                  ii) where the Reinsurer's net amount at risk exceeds $1,000,000, and

                  iii) when the claim is a doubtful claim occurring during the contestable period,

                  the Company shall consult with consult with the Reinsurer and attempt to achieve mutual agreement prior to conceding liability or making settlement to the claimant.

                  The Company shall provide the Reinsurer with all further reports and papers required by the Reinsurer for its consideration of the claim.

                  Should any claim be settled on a reduced compromise basis, or should a contested claim be settled for a reduced sum, the Company and the Reinsurer shall participate in such reductions in proportion to their respective liabilities under the policy or policies reinsured.

                  Likewise shall any special expense for investigative or legal fees (excluding compensation of salaried employees) be shared.

                  In the event that the Reinsurer does not deem it advisable to contest a claim, and pays the Reinsurer's share of the death benefit, the Reinsurer shall not be liable for any special expenses incurred by the Company in contesting the claim. The Company shall advise the Reinsurer of claims it plans to contest in order for this determination to be made.

                  The Reinsurer shall indemnify the Company for an amount of the Company's contractual insurance reinsured hereunder. The liability of the Reinsurer shal commence simultaneously with that of the Company for all cessions ceded and accepted by the Reinsurer in accordance with the terms of this Agreement.

                  The Reinsurer is not liable for extracontractual damages, such as punitive damages, bad faith damages or other damages which may arise from the acts or omissions of the Company in its conduct with its own insured, policyowner, beneficiary or assignee of the policy or others.

                  In the event of an increase or reduction in the amount payable under a policy due to misstatement of age, the proportionate liabilities hereunder shall be the basis for determining each party's share of any increase in reduction or settlement of the claims. The reinsurance shall be rewritten from the commencement on the basis of the adjusted amounts using premiums and the amounts at risk at current ages, and proper adjustement for the difference in reinsurance premiums, without interest, shall be made.

                  The Reinsurer shall pay to the Company premiums at the rate applicable to the original policy approved for a waiver of premium claim, provided always that the waiver of premium benefit applicable to such benefits has been reinsured hereunder.

                                    ARTICLE X

OVERSIGHTS        It is agreed that any unintentional or accidental failure to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error on the part of either party shall not be deemed to be an abrogation of the Agreement or an invalidation of the reinsurance. Upon discovery, the error shall be promptly corrected by both parties being restored to the position they would have occupied had the oversight, misunderstanding or clecrical error not occurred. Should it not be possible to restore both parties to such a position, the party responsible for the oversight, misunderstanding, or clerical error shall be responsible for any resulting liabilities and expenses.

                  This provision shall apply only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement and not to the administration of the insurance provided by the Company to its insured. Any negligent or deliberate acts or omissions by the Company regarding the insurance provided are the responsibility of the Company and its liability insurer, if any, but not that of the Reinsurer. For example, if the Company decides to perform an alpha index search only on its applications for amounts over a certain limit, then the Reinsure shall not be liable for any amounts nor reported for reinsurance as a result of this practice.

ARBITRATION       Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration and the arbitrators, who shall regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine as to the interpretation of the treaty obligation.

                  Each party shall appoint one arbitrator and these two arbitrators shall select a third arbitrator within two weeks of the appointment of the second. The second arbitrator is to be selected within two weeks after the notice is provided that the first arbitrator is selected. Should the two arbitrators not agree on the choice of the third, then each party shall name four (4) candidates to serve as the arbitrator.

                  Beginning with the party who did not initiate arbitration, each party shall eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process shall be repeated until a candidate has agrees to serve as the third arbitrator. All three arbitrators must be officers of Life Insurance Companies or Life Reinsurance Companies, excluding however, officers of the two parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The place of meeting of the arbitrators shall be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators shall be final and binding on both parties and their respective successors and assigns. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties, unless otherwise ordered by the arbitrators.

                  The arbitrators shall render a decision within four months of the appointment of the third arbitrator, unless both parties agree otherwise. In the event no decision is rendered within four months, new arbitrators shall be selected as above.

                  Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

                  Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  It is specifically the intent of both parties that these arbitration provisions shall replace and be in lieu of any statutory arbitration provision, if the law so permits.

                                   ARTICLE XI

INSOLVENCY        For the purpose of this Agreement, the Company or the
                  Reinsurer shall be deemed "insolvent" when it:

                  (a) applies for or consents to the appointment of a rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

                  (b)   makes an assignment for the benefit of its creditors; or

                  (c)   is adjudicated as bankrupt or insolvent; or

                  (d) files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

                  (e) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of the Company or the Reinsurer, as the case may be.

                  In the event of the insolvency of either the Reinsurer or the Company, any amounts owed by the Company to the Reinsurer and by the Reinsurer to the Company with respect to this Agreement shall be set-off and only the balance shall be paid.

                  The Reinsurer shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement.

                  In the event of the insolvency of the Company, the reinsurance obligations under this Agreement shall be payable by the Reinsurer directly to the Company, its liquidator, rehabilitator, conservator or statutory successor, immediately upon demand, with reasonable provision for verification on the basis of the claims allowed against the insolvent company by any court of competent jurisdiction or by any rehabilitator, conservator, liquidator or statutory successor having authority to allow such claims without diminution because of the insolvency of the company, or because the rehabilitator, conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.

                  It is understood, however, that in the event of such insolvency, the rehabilitator, conservator, liquidator or statutory success of the Company shall give written notice of the pendency of a claim against the Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in th proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, rehabilitator, conservator or statutory successor.

                  It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.

                  In the event of the insolvency of the Reinsurer, the Company may cancel this Agreement for new business by promptly providing the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor with written notice of the cancellation effective that date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

                  In addition, the Company may provide the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor with written notice of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has be in force or the amount retained by the Company on the policies reinsured hereunder. The effective date of a recapture due to insolvency would be the date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Such a recapture would be subject to the monetary terms specified in Exhibit C.

                                   ARTICLE XII

DAC Tax

                  The Company and the Reinsurer agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation under Section 848 of the Internal Revenue Code of 1986, as amended, whereby:

                  (a) the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1); and

                  (b) both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

                  The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f) (or gross amount of premiums and other consideration as defined in Regulation Section 1.848-3(b), as appropriate).

                  The method and timing of the exchange of this information is set out in Exhibit G.

                  This DAC Tax Election shall be effective for all years for which this Agreement remains in effect.

                  The Company and Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provision of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

TAXATION
AND EXPENSES      Apart from any taxes, allowances, commissions, refunds, and expenses specifically referred to elsewhere in this Agreement, no commission, allowances, taxes or proportion of any expense shall be paid by the Reinsurer to the Company in respect of any cession.

                                  ARTICLE XIII


ALTERATIONS
TO AGREEMENT      Any alteration to this Agreement shall be null and void unless attached to the Agreement and signed by both parties.

PARTIES TO
AGREEMENT         This is an Agreement solely between the Company and the
                  Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any policy of the Company which may be reinsured hereunder.

                  This Agreement represents the entire agreement between the Company and the Reinsurer and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties.

GOOD FAITH        The Company and Reinsurer agree that all matters with respect to this Agreement require utmost good faith of both parties.
                  The Reinsurer and the Company shall have the right, at any reasonable time, to inspect, audit and photocopy, at the other's offices all records, books and documents relating to the reinsurance under this Agreement, which the Company or the Reinsurer shall make fully available immediately upon demand of the Reinsurer or the Company.

                  Each party represent and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. The Reinsurer has entered into this Agreement in reliance upon the Company's representations and warranties. The Company affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in the Company's ownership or control.

                                   ARTICLE XIV

DURATION OF
AGREEMENT         This Agreement is effective as of the effective date set out in Exhibit A-1 and is unlimited as to its duration. It may be terminated for further new reinsurance on all or certain policies specified in Exhibit A-1 by either party giving at least ninety (90) days notice to that effect by registered letter to the other party. During the period of such ninety
                  (90) days the Reinsurer shall continue to accept new reinsurance under the terms of this Agreement. This notification period would be waived in the event the Reinsurer is deemed insolvent. Further, the Reinsurer remains liable for all cessions existing at the date of the expiration set forth in the notice until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.

SEVERABILITY      In the event that any of the provisions of this Agreement
                  contained shall be invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions of this Agreement and such other and remaining provisions shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been included or made a part of this Agreement.

BENEFIT Except as otherwise provided, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

CONSTRUCTION      This Agreement shall be construed and administered in
                  accordance with the laws of the State of Vermont and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Vermont.

Made in duplicate and executed by both parties.

Signed for and on behalf of National Life Insurance Company



/s/ Criag Smith                         /s/ Matthew Winchester


Montpelier, this 11th day of August, 1998


Signed for and on behalf of

____________________, this 30th day of June, 1998


Prepared by

                                                                  EXHIBIT A-1

                                BUSINESS COVERED

EFFECTIVE DATE:

September 1, 1997. The commencement dates for specific business are shown below.

BUSINESS COVERED:

The policies on the plans shown below with policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, Commencement Dates and Termination Date of the base policy to which they are attached unless stated otherwise.

The policies, riders and supplementary benefits are on lives resident in the United States. Reinsurance will also apply to policies which are on Non-US residents. This coverage is limited to countries where the Company writes business.

The Reinsurer shall not participate in policy loans not be liable for any dividend payments.

CURRENCY:         US $

LIMITATIONS:


1. For policies on lives with surnames commencing with the letters A to Z inclusive, and qualifying for automatic coverage, twenty-five (25%) of the excess over the Company's retention up to the limits specified in Exhibit E, will be reinsured with the Reinsurer. (Any application may be offered on a facultative basis.)

                                                                     EXHIBIT A-1
                                                                          Page 2


PLANS, RIDERS AND BENEFITS:


Plan(s) and         Exhibit                          Commencement    Termination
                    Form No(s).      Reference       Limitations         Date
                                                        Date
-----------         -----------      ---------       -----------         ----

JLLS                C, C-II         No. 1 above     September 1, 1997

Individual          C, C-I          No. 1 above     September 1, 1997
permanent
plans

Joint Life          C, C-I          No. 1 above     September 1, 1997
First to Die

Survivorship        C, C-III        No. 1 above     September 1, 1997
Universal Life and
Survivorship
Variable Universal
Life


All above listed    C, C-I          No. 1 above     September 1, 1997
plans issued under
Table 4 program

                                                                  EXHIBIT A-1
                                                                       Page 3


RIDERS

All individual riders, attached to the original plan, as issued by the Company.

Accelerated Benefits Rider
Additions Rider
Annual Premium Addition Riders (APAR)
Beneficiary Insurance Option Rider
C-SPAR (Commissionable Single Premium Adds Rider)
COL (Cost of Living Rider)
Exchange to a New Insured Rider
Flex Term Rider
Policy Continuation Rider
Survivorship Purchase Option/Designated Second Life Rider

Additional Protection Benefit (APB)
Policy Split Option (PSO)
Estate Preservation Rider (EPR)
Continuing Coverage Rider (CCR)
Enhanced Death Benefit Rider (EDBR)
Automatic Increase Rider (AIR)

All above listed riders issued under the Table 4 program

BENEFITS

N/A

                                                                  EXHIBIT A-11

                        COMPANY'S UNDERWRITING FORMS AND

                            EVIDENCE AND ISSUE RULES

The following information and items are to be provided to the Reinsurer:

     1.Policy Application Form and Part II

     2.Conditional Receipt and/or Temporary Receipt Forms

     3.Policy Delivery Rules and Reinstatement Rules

     4.Non-medical and Medical Requirements

     5.Financial and Non-smoking Questionnaires

     6.Preferred Underwriting Guidelines, if applicable



                           CONDITIONAL RECEIPT AMOUNT

The amount of coverage provided by the Reinsurer under a Conditional Receipt shall not exceed the lesser of:

     (a) The Reinsurer's share of $250,000 or for a Conditional Receipt or $ 1,000,000 for a Temporary Insurance Agreement, or

     (b)  The Automatic Acceptance Limits or

     (c) The Reinsurer's share of the difference calculated by taking the amount of insurance provided by the Conditional Report or Interim Receipt and subtracting the Company's maximum retention had the life in question been underwritten as standard. The Company's retention shall include and net amounts retained under previous issues on the life.

                                                                     EXHIBIT C
                                                                     Page 2



                                 GENERAL TERMS

1.REINSURANCE BASIS: Yearly Renewable Term

2.RATE CITERIA: The rates set out in the sub-section(s) of Exhibit C shall be used for automatic reinsurance of any policy covered by this Agreement. These rates also apply to the reinsurance of a facultative policy covered by this Agreement provided the Company retains:

(i)the appropriate quota share or at least 25% of the policy to be reinsured, or

(ii)the Company's maximum retention then available for the issue age and rating applicable to the policy to be reinsured.

All policies not meeting the above requirements shall be reinsured using of the current rates for the entire cession as set out in each of the sub sections of Exhibit C.

3.RATE LIMIT: The rates set out in the sub-section(s) of Exhibit C will aplly to all reinsurances, provided the total of the enw reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed the amount shown in the table below. Individual Consideration will be given to the rates for any amounts and ages over the limit shown in the table below.

Individual and Joint Life

                    Issue Age                  Standard (100%) - Table 4 (200%
                    0 - 75                              $ 15,000,000

BIO

         Issue Age         Std. (100%) - 250%        251% - 400%    401% - 500%
         ---------         ------------------        -----------    -----------
          0 - 65            $ 1,500,000             $ 1,500,000     $450,000
         66 - 75              1,500,000                $450,000         0
         76 - 85                450,000*                0               0

o        Standard (100%) only

4.AGE BASIS: Nearest

5.PREMIUM TAX: There shall be no separate reimbursement of Premium Tax.

                                                                      EXHIBIT C
                                                                         Page 2

6. RATE GUARANTEE: The reinsurance rates set out in the sub-section(s) of Exhibit C of this Agreement cannot be guaranteed for more than one year. The reinsurance rates, however, may not be increased beyond the appropriate one year term premiums calculated on the 1980 C.S.O. smoker/non-smoker mortality table at 4.5% interest. The Reinsurer reserves the right to increase the reinsurance rates if the Company has increased its rates.

7.    MINIMUM INITIAL REINSURANCE LIMIT:  $20,000 for Table 4 program and
                                           15,000 for all other plans.

      MINIMUM FINAL REINSURANCE LIMIT:    $ 5,000 for Universal Life type plans
                                            and
                                          $10,000 for all other plans.

8.RATES APPLICABLE TO INCREASES: First year reinsurance premium rates and commissions/allowances shall apply to the amount of a non-contractual increase.

9.YRT RATES FOR CONVERSIONS: The policy arising from the conversion shall continue on the same set of YRT rates as used for the original cession.

It is understood that for policies issued under the Company's Competitive Underwriting Program and which convert from a term plan in Agreement No. to a permanent plan under this Agreement, the policy arising from the conversion shall be reinsured under the current terms and conditions for the permanent plan and the amount to be reinsured shall continue in a like proportion to the amount ceded to the Reinsurer at issue.

It is further agreed that for conversions of a term plan in Agreement No. to a permanent plan under this Agreement, the Company shall recapture the policy upon conversion and reinsure one hundred percent (100%) of the excess over the Company's full $ 3 million retention under the current terms and conditions for the permanent plans in the above agreement. It is understood that twenty-seven and a half percent (27.5%) of the excess shall be reinsured with the Reinsurer.

                                                                     EXHIBIT C-1
                                                                          Page 3

10.RECAPTURE:              Due to Increase in the Company's Retention.
                           Inforce Period: 10 Years*

*Recapture under the Table 4 Program is independent of exercising any recapture of any other regular issued policies ceded under this treaty. Recapture terms would be negotiated at the time of recapture, and be agreed to by both parties.

                           Due to Insolvency of the Reinsurer
                           Inforce Period: Not Applicable.

The Recapture Fee applicable shall be mutually agreed upon by the Company and the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor.

11. TABLE 4 PROGRAM: All policies issued by the Company and found to be rateable up to and including Table 4 (200%) prior to reinsurance review can be automatically issued to the Reinsurer at standard rates. The Company will pay the Reinsurer of the current automatic reinsurance premium rates for the corresponding plan for any policy eligible under the Table 4 Program. However, for Joint-Last-to-Die policies issued between September 1, 1997 and May 1, 1998, the Company will pay the reates for the corresponding plan under the Table 4 program.

12. NET AMOUNT AT RISK: The net amount at risk shall be the difference between the gross amount of reinsurance and the csh values of the Company applicable to the face amount reinsured and subject to the (ten year level decrement" (if appropriate) method of approximation. However, commuted values may be used, if applicable, to determine the net amount at risk. Where the original policy is issued on a term plan for twenty years or less, reinsurance shall be for the gross amount, and cash values shall be disregarded.

      For Universal Life type plan, if the death benefit is Option A, the amount at risk will be the difference between the initial amount of reinsurance and the cash values applicable to the face amount reinsured. If the death benefit is Option B, the amount at risk will be the initial amount of reinsurance.

                                                                    EXHIBIT C-1

                                    YRT RATES

                        NON-EXPERIENCE RATE PREMIUM RATES

1. INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES: The life reinsurance rates are shown on a per thousand dollar basis and are equivalent to the following percentages of the attached SOA 75-80 Basic Select & Ultimate Age Last Aggregate, Sex Distinct tables.

      AUTOMATIC AND FACULTATIVE EXCESS

      The following percentages apply to all single life plans and joint firt-to-die plans.

      Preferred Non Smoker:
      Standard Non Smoker:
      Smoker

      There shall be no policy fee applicable.

      The above percentages apply to automatic and facultative inforce where the jumbo limit has not bee exceeded. If the jumbo limit is exceeded, the rates will not be higher than of the automatic rates which will be determined at the time of facultative underwriting.

      COMPETITIVE UNDERWRITING PROGRAM

      For all plans issed under the Competitive Underwriting Program, the reinsurance rates are equal to of the automatic rates. However, for Joint-Last-to-Die policies with issue dates between September 1, 1997 and May 1, 1998, the reinsurance rates are of the automatic rates.

      TABLE 4 PROGRAM

      All policies issued by the Company and found to be rateable up to and including Table 4 (200%) prior to reinsurance review can be automatically issued to the Reinsurer at standard rates. The Company will pay the Reinsurer of the current automatic reinsurance premium rates for the corresponding plan for any policy eligible under the Table 4 Program. However, the Joint-Last-to-Die policies issued between September 1, 1997 and May 1, 1998, the Company will pay the Reinsurer of the current automatic reinsurance premium rates for the corresponding plan under the Table 4 program.

                                                                     EXHIBIT C-1
                                                                          Page 2

2. MULTIPLE EXTRAS: For substandard risks issued at table ratings, multiply the above rates by the appropriate mortality factor.

         Table Rating         Mortality         Table Rating          Mortality
                               Factor                                 Factor
         ------------         ---------         ------------          ---------

1         OR   A                 125%                6        OR     F      250%

1.5            AA                137%                7               G      275%

2              B                 150%                8               H      300%

2.5            BB                162%                9               I      325%

3              C                 175%                10              J      350%

4              D                 200%                12              L      400%
5              E                 225%                16              P      500%


3. FLAT EXTRAS: On all cessions the due proportion of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

4. ALLOWANCES ON FLAT EXTRAS:

When a flat extra is payable for 5 years or less, an allowance of of the gross flat extra charged by the company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of of the gross flat extra will be charged by the Company will be made in the first year and an allowance of in each year thereafter.

5. It is understood that permanent substandard extra premiums will terminate at the end of 20 years or age 65, whichever is later.




                     Society of Actuaries 1975-1980 Table*

                      *Rates are Extended for Ages 71 - 85

                                 Male Aggregate
                               Age Nearest Basis

PER $1,000                                                 PER $1,000

ISSUE                                                       DURATION                                                        ATTAINED
AGE   1      2       3     4       5      6      7       8       9       10      11      12      13      14      15      16+   AGE

0     1.23   0.74    0.48  0.38    0.34   0.33   0.29    0.27    0.27    0.27    0.25    0.28    0.31    0.38    0.54    0.68   15
1     0.49   0.47    0.42  0.36    0.28   0.23   0.22    0.22    0.24    0.24    0.27    0.30    0.38    0.54    0.68    1.01   16
2     0.35   0.37    0.33  0.28    0.23   0.22   0.21    0.24    0.24    0.27    0.30    0.37    0.54    0.68    1.01    1.14   17
3     0.35   0.29    0.25  0.23    0.22   0.20   0.22    0.24    0.27    0.30    0.37    0.53    0.68    1.01    1.14    1.22   18
4     0.29   0.25    0.23  0.22    0.20   0.22   0.24    0.27    0.30    0.36    0.52    0.66    0.99    1.11    1.22    1.31   19

5     0.25   0.23    0.22  0.20    0.22   0.24   0.27    0.30    0.36    0.50    0.66    0.96    1.09    1.16    1.31    1.37   20
6     0.23   0.22    0.20  0.22    0.24   0.27   0.30    0.36    0.50    0.66    0.94    1.07    1.14    1.21    1.37    1.40   21
7     0.19   0.20    0.22  0.24    0.27   0.30   0.36    0.50    0.66    0.87    1.57    1.13    1.19    1.23    1.40    1.41   22
8     0.18   0.21    0.21  0.27    0.29   0.35   0.50    0.66    0.87    1.05    1.13    1.19    1.23    1.30    1.39    1.40   23
9     0.19   0.20    0.24  0.29    0.35   0.50   0.66    0.87    1.05    1.13    1.19    1.23    1.30    1.35    1.36    1.38   24

10    0.18   0.22    0.27  0.35    0.50   0.66   0.87    1.05    1.13    1.19    1.23    1.30    1.35    1.36    1.32    1.34   25
11    0.20   0.25    0.34  0.50    0.66   0.87   1.05    1.13    1.19    1.23    1.30    1.35    1.36    1.30    1.27    1.29   26
12    0.23   0.32    0.50  0.66    0.87   1.05   1.13    1.19    1.23    1.30    1.35    1.36    1.30    1.25    1.20    1.24   27
13    0.30   0.46    0.63  0.87    1.05   1.12   1.19    1.22    1.24    1.28    1.31    1.30    1.25    1.20    1.16    1.20   28
14    0.44   0.59    0.87  1.05    1.12   1.17   1.22    1.23    1.23    1.24    1.26    1.25    1.19    1.16    1.13    1.17   29

15    0.58   0.87    1.05  1.12    1.17   1.21   1.23    1.22    1.20    1.20    1.19    1.18    1.13    1.12    1.11    1.14   30
16    0.87   1.05    1.12  1.17    1.21   1.20   1.21    1.19    1.16    1.14    1.12    1.12    1.09    1.09    1.09    1.12   31
17    1.05   1.12    1.17  1.21    1.20   1.18   1.18    1.15    1.11    1.07    1.05    1.06    1.05    1.06    1.08    1.11   32
18    1.03   1.10    1.13  1.15    1.14   1.11   1.11    1.07    1.04    1.01    1.00    1.02    1.01    1.03    1.07    1.12   33
19    1.00   1.05    1.06  1.07    1.05   1.04   1.02    0.98    0.96    0.95    0.97    0.97    0.98    1.01    1.07    1.14   34

20    0.93   0.97    0.97  0.97    0.97   0.95   0.93    0.90    0.90    0.91    0.93    0.94    0.96    1.01    1.08    1.17   35
21    0.84   0.87    0.87  0.87    0.87   0.87   0.86    0.85    0.83    0.85    0.86    0.90    0.92    0.96    1.02    1.11   36
22    0.73   0.76    0.76  0.76    0.77   0.77   0.77    0.77    0.80    0.83    0.88    0.91    0.96    1.04    1.15    1.28   37
23    0.73   0.76    0.75  0.75    0.75   0.76   0.77    0.77    0.80    0.84    0.90    0.94    1.00    1.10    1.21    1.36   38
24    0.73   0.74    0.73  0.73    0.74   0.76   0.77    0.78    0.82    0.87    0.93    0.97    1.05    1.17    1.29    1.45   39




                     Society of Actuaries 1975-1980 Table*

                      *Rates are Extended for Ages 71 - 85

                                 Male Aggregate
                               Age Nearest Basis

PER $1,000                                                           PER $1,000

ISSUE                                                         DURATION                                                      ATTAINED
AGE   1        2      3      4       5       6       7       8       9       10     11      12      13      14      15    16+    AGE

25    0.72    0.72   0.72   0.72    0.74    0.76    0.77    0.79    0.84    0.90   0.96    1.03    1.12    1.25    1.38   1.56   40
26    0.70    0.70   0.71   0.72    0.73    0.76    0.78    0.82    0.88    0.95   1.02    1.09    1.20    1.35    1.49   1.70   41
27    0.68    0.68   0.70   0.71    0.73    0.77    0.81    0.86    0.92    1.01   1.08    1.17    1.30    1.47    1.63   1.87   42
28    0.68    0.68   0.71   0.73    0.76    0.81    0.86    0.92    1.00    1.08   1.17    1.28    1.42    1.61    1.81   2.07   43
29    0.65    0.68   0.73   0.76    0.81    0.86    0.92    1.00    1.08    1.17   1.28    1.42    1.58    1.81    2.03   2.31   44

30    0.64    0.68   0.76   0.81    0.86    0.92    1.00    1.08    1.17    1.28   1.42    1.58    1.81    2.03    2.26   2.58   45
31    0.63    0.69   0.79   0.86    0.92    1.00    1.08    1.17    1.28    1.42   1.58    1.81    2.03    2.26    2.53   2.89   46
32    0.63    0.71   0.84   0.92    1.00    1.08    1.17    1.28    1.40    1.58   1.81    2.03    2.26    2.53    2.83   3.24   47
33    0.63    0.72   0.88   0.98    1.08    1.17    1.28    1.40    1.58    1.78   2.01    2.25    2.53    2.83    3.17   3.61   48
34    0.63    0.73   0.93   1.05    1.17    1.28    1.40    1.58    1.78    2.01   2.24    2.53    2.81    3.16    3.54   4.02   49

35    0.63    0.76   0.99   1.14    1.28    1.40    1.58    1.78    2.01    2.24   2.53    2.80    3.13    3.52    3.94   4.45   50
36    0.65    0.79   1.06   1.25    1.40    1.58    1.78    2.01    2.24    2.53   2.80    3.10    3.48    3.91    4.36   4.92   51
37    0.67    0.84   1.15   1.37    1.58    1.78    2.01    2.24    2.53    2.80   3.08    3.43    3.86    4.32    4.82   5.44   52
38    0.70    0.89   1.23   1.47    1.70    1.91    2.16    2.41    2.72    3.04   3.35    3.76    4.25    4.78    5.33   6.00   53
39    0.74    0.95   1.33   1.59    1.83    2.07    2.33    2.60    2.93    3.27   3.64    4.10    4.67    5.28    5.88   6.61   54

40    0.79    1.02   1.45   1.73    2.00    2.23    2.51    2.79    3.13    3.51   3.94    4.47    5.13    5.82    6.48   7.27   55
41    0.85    1.11   1.59   1.90    2.17    2.42    2.70    2.98    3.33    3.75   4.24    4.86    5.62    6.41    7.12   8.01   56
42    0.92    1.22   1.76   2.09    2.37    2.62    2.89    3.18    3.52    3.99   4.57    5.28    6.15    7.05    7.85   8.82   57
43    0.99    1.37   1.92   2.30    2.61    2.88    3.18    3.47    3.83    4.33   4.96    5.71    6.63    7.61    8.50   9.73   58
44    1.08    11.53  2.11   2.52    2.86    3.17    3.47    3.79    4.17    4.70   5.37    6.16    7.16    8.20    9.22  10.75   59

45    1.17    1.72   2.31   2.75    3.13    3.47    3.79    4.14    4.56    5.08   5.80    6.66    7.73    8.85   10.02  11.89   60
46    1.28    1.94   2.51   3.00    3.40    3.78    4.14    4.56    4.91    5.48   6.28    7.19    8.35    9.56   10.89  13.17   61
47    1.39    2.17   2.73   3.25    3.69    4.13    4.56    4.89    5.31    5.93   6.79    7.78    9.03    10.34  11.85  14.57   62
48    1.49    2.27   2.84   3.40    3.90    4.38    4.87    5.28    5.80    6.49   7.53    8.64    9.94    11.30  12.79  16.07   63
49    1.60    2.35   2.95   3.54    4.09    4.62    5.18    5.70    6.33    7.12   8.36    9.60    10.96   12.32  13.75  17.71   64


                      SOCIETY OF ACTUARIES 1975-1980 TABLE*
                      * RATES ARE EXTENDED FOR AGES 71-85


                                 MALE AGGREGATE
                               AGE NEAREST BASIS

PER $1000                                                                                                              PER $1000

 ISSUE                                                  DURATION                                                         ATTAINED
  AGE      1      2      3      4      5      6      7      8      9      10     11     12     13     14     15     16+    AGE
   50     1.70   2.42   3.04   3.66   4.29   4.87   5.51   6.15   6.93   7.83   9.30  10.69   12.06  13.40  14.77  19.50   65
   51     1.80   2.48   3.12   3.77   4.47   5.12   5.86   6.65   7.59   8.61  10.35  11.89   13.24  14.56  15.83  21.47   66
   52     1.90   2.52   3.17   3.85   4.65   5.38   6.23   7.20   8.32   9.48  11.51  13.18  14.52   15.80  16.96  23.65   67
   53     2.06   2.75   3.46   4.23   5.08   5.90   6.84   7.89   9.11  10.43  12.63  14.52  15.80   16.96  19.16  26.05   68
   54     2.23   2.99   3.78   4.64   5.57   6.47   7.52   8.66   9.96  11.44  13.85  15.80  16.96   19.16  21.62  28.69   69

   55     2.41   3.23   4.12   5.10   6.11   7.11   8.27   9.50  10.86  12.54  15.17  16.96  19.16   21.62  24.39  31.57   70
   56     2.61   3.56   4.51   5.61   6.71   7.83   9.09  10.38  11.83  13.73  16.62  19.16  21.62   24.39  27.47  34.38   71
   57     2.82   3.39   4.94   6.18   7.38   8.60   9.96  11.33  12.87  15.03  18.21  21.36  24.39   27.15  30.87  38.00   72
   58     2.96   4.13   5.44   6.74   8.10   9.20  10.59  12.05  13.66  15.94  19.22  22.43  25.64   28.58  32.76  41.60   73
   59     3.10   4.37   6.00   7.34   8.87   9.62  11.23  12.79  14.47  16.88  20.25  23.49  26.85   29.94  34.70  45.54   74

   60     3.23   4.63   6.61   7.97   9.71  10.46  11.89  13.57  15.32  17.85  21.28  24.48  27.97   31.28  36.71  49.90   75
   61     3.37   4.89   7.26   8.64  10.46  11.59  12.58  14.38  16.18  18.82  22.26  25.39  29.04   32.61  38.82  54.71   76
   62     3.50   5.14   7.97   9.36  11.59  11.83  13.29  15.21  17.05  19.77  23.18  26.21  30.06   33.93  41.03  60.03   77
   63     3.89   5.77   8.74  10.48  11.83  13.29  15.21  17.05  20.11  22.42  25.79  28.87  33.14   37.75  44.66  65.85   78
   64     4.32   6.47   9.57  11.73  13.29  15.21  17.06  20.11  22.42  25.79  28.69  32.93  36.55   42.02  48.60  72.18   79

   65     4.80   7.26  10.50  13.13  15.21  17.05  20.11  22.42  25.79  28.69  32.93  35.12  40.34   46.75  52.83  79.02   80
   66     5.32   8.14  11.51  14.69  17.05  20.11  22.42  25.79  28.69  32.93  34.69  38.78  44.51   51.97  57.68  86.36   81
   67     5.91   9.12  12.62  16.42  20.11  22.42  25.79  28.69  32.90  34.47  38.42  42.80  49.08   57.66  62.18  94.12   82
   68     6.51  10.04  13.89  18.04  22.04  24.54  28.23  31.44  34.47  37.82  42.14  16.91  53.73   62.18  67.77 102.35   83
   69     7.17  11.05  15.25  19.76  24.12  26.87  30.94  34.47  37.82  41.49  46.20  51.36  58.72   67.77  73.69 111.41   84

   70     7.89  12.14  16.72  21.64  26.41  29.44  33.92  37.82  41.49  45.48  50.57  56.13  64.00   73.69  80.22 121.31   85
   71     9.36  14.05  18.72  24.59  28.44  32.26  36.02  40.17  44.75  49.78  55.70  63.53  73.18   79.66  93.41 132.05   86
   72    11.02  16.22  21.40  26.45  31.18  35.42  39.51  44.03  48.99  55.27  63.06  72.67  79.10   92.80 105.64 143.63   87
   73    12.48  17.22  23.95  29.54  34.22  38.85  43.31  48.20  54.84  62.59  72.16  78.54  92.20  104.98 119.21 156.05   88
   74    14.12  20.46  26.81  31.82  37.53  41.86  47.41  54.41  62.12  71.65  77.99  91.59 104.32  118.49 134.20 169.12   89




                      SOCIETY OF ACTUARIES 1975-1980 TABLE*
                      * RATES ARE EXTENDED FOR AGES 71-85


                                 MALE AGGREGATE
                               AGE NEAREST BASIS


PER $1000                                                                                                              PER $1000

 ISSUE                                                   DURATION                                                        ATTAINED
  AGE      1      2      3      4      5      6      7      8      9      10     11     12     13     14     15     16+    AGE
  75     15.97  22.98  29.41  35.56  41.14  46.62  53.98  61.65  70.62   77.43  90.98  103.66 117.78 132.64 152.21 182.61  90
  76     18.05  25.81  32.27  38.98  45.04  51.82  58.83  69.60  76.87   90.36 103.00  117.06 131.86 150.52 167.09 196.52  91
  77     20.41  28.97  36.81  43.46  50.09  56.94  67.55  76.32  89.77  102.34 116.34  131.08 148.83 165.26 182.76 210.85  92
  78     23.05  32.48  41.09  47.50  55.06  65.50  75.76  89.16 101.68  115.62 130.30  147.13 163.44 180.80 199.25 225.60  93
  79     25.98  36.35  45.77  53.65  63.46  75.20  88.56 101.02 114.90  128.74 145.44  161.61 178.83 198.20 216.58 240.77  94

  80     29.24  40.59  50.82  61.41  74.64  87.95 100.36 113.47 127.18  142.06 159.78  176.87 197.14 215.45 233.55 256.36  95
  81     32.82  45.18  56.29  69.07  81.28  96.40 109.16 124.84 140.37  157.96 174.90  195.04 213.19 231.14 248.67 272.37  96
  82     36.71  50.15  63.50  76.43  91.11 104.85 121.72 138.68 156.13  172.94 192.93  210.94 228.73 246.11 264.20 288.80  97
  83     41.95  56.82  71.57  85.83 100.54 118.60 136.99 154.31 170.97  190.82 208.68  226.32 243.54 261.48 285.91 305.65  98
  84     47.91  64.29  79.23  94.80 113.92 135.30 152.48 169.01 187.66  206.42 223.92  240.98 258.75 281.58 305.65 322.92  99

  85     54.59  72.63  89.05 409.24 133.60 150.65 167.04 184.49 203.04  221.51 238.41  256.03 277.25 302.59 322.92 340.61 100




                      SOCIETY OF ACTUARIES 1975-1980 TABLE*
                      * RATES ARE EXTENDED FOR AGES 71-85


                                FEMALE AGGREGATE
                                AGE NEAREST BASIS


PER $1000                                                                                                              PER $1000

 ISSUE                                                   DURATION                                                        ATTAINED
  AGE      1      2      3      4      5      6      7      8      9      10     11     12     13     14     15     16+    AGE

  0       0.93   0.34   0.30   0.27   0.24   0.22   0.20   0.18   0.18   0.18   0.19   0.21   0.24   0.27   0.32   0.36    15
  1       0.34   0.30   0.27   0.24   0.22   0.20   0.18   0.18   0.18   0.19   0.21   0.24   0.27   0.32   0.36   0.40    16
  2       0.28   0.27   0.24   0.22   0.20   0.18   0.18   0.18   0.19   0.21   0.24   0.27   0.32   0.36   0.40   0.44    17
  3       0.24   0.24   0.22   0.20   0.18   0.18   0.18   0.19   0.21   0.24   0.27   0.32   0.36   0.40   0.44   0.47    18
  4       0.22   0.22   0.20   0.18   0.18   0.18   0.19   0.21   0.24   0.27   0.32   0.36   0.40   0.44   0.47   0.49    19

  5       0.20   0.20   0.18   0.18   0.18   0.19   0.21   0.24   0.27   0.32   0.36   0.40   0.44   0.47   0.49   0.51    20
  6       0.19   0.18   0.18   0.18   0.19   0.21   0.24   0.27   0.32   0.36   0.40   0.44   0.47   0.49   0.51   0.52    21
  7       0.17   0.18   0.18   0.19   0.21   0.24   0.27   0.32   0.36   0.40   0.44   0.47   0.49   0.51   0.52   0.53    22
  8       0.16   0.18   0.19   0.21   0.24   0.27   0.32   0.36   0.40   0.44   0.47   0.49   0.51   0.52   0.53   0.53    23
  9       0.16   0.19   0.21   0.24   0.27   0.32   0.36   0.40   0.44   0.47   0.49   0.51   0.52   0.53   0.53   0.53    24

 10       0.16   0.21   0.24   0.27   0.32   0.36   0.40   0.44   0.47   0.49   0.51   0.52   0.53   0.53   0.53   0.53    25
 11       0.17   0.24   0.27   0.32   0.36   0.40   0.44   0.47   0.49   0.51   0.52   0.53   0.53   0.53   0.53   0.53    26
 12       0.18   0.27   0.32   0.36   0.40   0.44   0.47   0.49   0.51   0.52   0.53   0.53   0.53   0.53   0.53   0.53    27
 13       0.21   0.31   0.35   0.38   0.42   0.45   0.47   0.49   0.52   0.53   0.53   0.53   0.53   0.53   0.53   0.53    28
 14       0.25   0.33   0.37   0.40   0.43   0.45   0.47   0.48   0.53   0.53   0.53   0.53   0.53   0.53   0.53   0.54    29

 15       0.28   0.35   0.39   0.41   0.43   0.45   0.46   0.48   0.53   0.53   0.53   0.53   0.53   0.53   0.54    0.55   30
 16       0.32   0.37   0.39   0.41   0.42   0.43   0.45   0.48   0.46   0.53   0.53   0.53   0.53   0.54   0.55    0.58   31
 17       0.36   0.37   0.39   0.40   0.41   0.42   0.43   0.44   0.53   0.53   0.53   0.53   0.54   0.55   0.58    0.61   32
 18       0.36   0.37   0.39   0.40   0.41   0.42   0.43   0.44   0.51   0.52   0.53   0.54   0.55   0.58   0.61    0.65   33
 19       0.36   0.37   0.39   0.40   0.41   0.42   0.43   0.44   0.50   0.50   0.54   0.55   0.58   0.61   0.65    0.70   34

 20       0.35   0.36   0.38   0.39   0.41   0.41   0.43   0.44   0.48   0.50   0.55   0.58   0.61   0.65   0.70    0.77   35
 21       0.34   0.36   0.37   0.39   0.40   0.41   0.43   0.44   0.47   0.49   0.58   0.61   0.65   0.70   0.77    0.84   36
 22       0.32   0.34   0.36   0.38   0.40   0.41   0.43   0.45   0.46   0.50   0.61   0.65   0.70   0.77   0.84    0.93   37
 23       0.32   0.34   0.37   0.39   0.41   0.42   0.45   0.46   0.50   0.55   0.65   0.70   0.77   0.84   0.93    1.03   38
 24       0.31   0.34   0.38   0.40   0.42   0.45   0.46   0.50   0.55   0.59   0.70   0.77   0.84   0.93   1.03    1.15   39



                      SOCIETY OF ACTUARIES 1975-1980 TABLE*
                      * RATES ARE EXTENDED FOR AGES 71-85


                                FEMALE AGGREGATE
                                AGE NEAREST BASIS


PER $1000                                                                                                              PER $1000

 ISSUE                                                  DURATION                                                        ATTAINED
  AGE      1      2      3      4      5      6      7      8      9      10     11     12     13     14     15     16+    AGE

  25     0.31   0.35   0.39   0.41   0.44   0.46   0.50   0.55   0.59   0.63   0.77   0.84   0.93   1.03   1.15    1.29     40
  26     0.30   0.35   0.39   0.43   0.46   0.50   0.55   0.59   0.63   0.69   0.84   0.93   1.03   1.15   1.29    1.45     41
  27     0.30   0.35   0.41   0.45   0.50   0.55   0.59   0.63   0.66   0.76   0.93   1.03   1.15   1.29   1.45    1.62     42
  28     0.31   0.36   0.42   0.48   0.53   0.59   0.63   0.66   0.76   0.86   1.03   1.15   1.29   1.45   1.62    1.79     43
  29     0.32   0.37   0.44   0.51   0.57   0.63   0.66   0.76   0.86   0.97   1.15   1.29   1.45   1.62   1.79    1.96     44

  30     0.33   0.39   0.47   0.54   0.62   0.66   0.76   0.86   0.97   1.08   1.29   1.45   1.62   1.79   1.96    2.14     45
  31     0.35   0.41   0.50   0.59   0.66   0.76   0.86   0.97   1.08   1.19   1.45   1.62   1.79   1.96   2.14    2.33     46
  32     0.38   0.44   0.54   0.65   0.76   0.86   0.97   1.08   1.19   1.31   1.62   1.79   1.96   2.14   2.33    2.52     47
  33     0.39   0.46   0.57   0.69   0.82   0.93   1.07   1.19   1.31   1.48   1.77   1.94   2.12   2.33   2.52    2.72     48
  34     0.41   0.49   0.60   0.74   0.88   1.02   1.18   1.31   1.48   1.64   1.92   2.10   2.30   2.51   2.72    2.93     49

  35     0.43   0.51   0.63   0.79   0.95   1.12   1.30   1.48   1.64   1.81   2.07   2.27   2.46   2.71   2.92    3.17     50
  36     0.45   0.54   0.67   0.85   1.04   1.23   1.43   1.63   1.81   2.00   2.23   2.43   2.64   2.92   3.16    3.43     51
  37     0.48   0.58   0.71   0.92   1.13   1.35   1.56   1.77   1.98   2.19   2.39   2.60   2.82   3.15   3.42    3.71     52
  38     0.51   0.64   0.80   1.04   1.26   1.49   1.70   1.92   2.14   2.35   2.56   2.78   3.02   3.38   3.66    4.04     53
  39     0.55   0.72   0.89   1.16   1.39   1.63   1.85   2.08   2.30   2.52   2.74   2.98   3.23   3.62   3.94    4.40     54

  40     0.60   0.80   1.00   1.28   1.52   1.78   2.01   2.24   2.46   2.69   2.94   3.19   3.46   3.94   4.25    4.80     55
  41     0.65   0.89   1.10   1.41   1.66   1.94   2.17   2.41   2.63   2.89   3.15   3.42   3.72   4.23   4.58    5.23     56
  42     0.70   0.98   1.20   1.54   1.80   2.10   2.33   2.58   2.83   3.10   3.38   3.69   4.01   4.57   4.94    5.70     57
  43     0.76   1.05   1.29   1.63   1.90   2.20   2.45   2.74   3.01   3.31   3.64   3.98   4.34   4.94   5.37    6.22     58
  44     0.81   1.12   1.39   1.71   2.00   2.30   2.59   2.90   3.21   3.55   3.92   4.30   4.69   5.37   5.85    6.78     59

  45     1.86   1.19   1.48   1.79   2.10   2.42   2.73   3.07   3.43   3.82   4.23   4.64   5.07   5.83   6.36    7.37     60
  46     0.91   1.26   1.58   1.86   2.22   2.53   2.88   3.28   3.67   4.11   4.55   5.01   5.49   6.32   6.89    8.00     61
  47     0.96   1.33   1.68   1.95   2.34   2.65   3.06   3.49   3.94   4.41   4.90   5.51   5.94   6.84   7.46    8.67     62
  48     1.00   1.39   1.76   2.04   2.45   2.82   3.27   3.76   4.20   4.70   5.23   5.77   6.31   7.25   7.88    9.38     63
  49     1.05   1.46   1.83   2.13   2.58   3.00   3.50   4.04   4.48   5.02   5.57   6.13   6.70   7.67   8.30   10.15     64




                      SOCIETY OF ACTUARIES 1975-1980 TABLE*
                      * RATES ARE EXTENDED FOR AGES 71-85


                                FEMALE AGGREGATE
                                AGE NEAREST BASIS


PER $1000                                                                                                              PER $1000

 ISSUE                                                  DURATION                                                        ATTAINED
  AGE      1      2      3      4      5      6      7      8      9      10     11     12     13     14     15     16+    AGE

  50     1.10   1.53   1.91   2.24   2.72   3.20   3.74   4.35   4.78    5.34   5.92   6.50   7.09   8.09   8.75   10.99   65
  51     1.15   1.60   2.01   2.35   2.86   3.40   4.00   4.68   5.09    5.67   6.28   6.88   7.49   8.53   9.21   11.91   66
  52     1.20   1.63   2.10   2.47   3.01   3.61   4.28   5.03   5.40    6.01   6.64   7.27   7.91   9.00   9.70   12.92   67
  53     1.26   1.76   2.22   2.65   3.23   3.87   4.57   5.34   5.77    6.41   7.05   7.75   8.47   9.68   10.50  14.03   68
  54     1.32   1.85   2.35   2.84   3.47   4.15   4.87   5.65   6.15    6.81   7.49   8.26   9.07  10.43   11.37  15.25   69

  55     1.38   1.93   2.48   3.05   3.72   4.43   5.18   5.97   6.56    7.25   7.96   8.81   9.72   11.24  12.33  16.63   70
  56     1.45   2.02   2.62   3.27   3.97   4.72   5.50   3.29   6.97    7.71   8.46   9.40  10.43   12.13  13.41  18.21   71
  57     1.51   2.11   2.76   3.49   4.24   5.02   5.82   6.62   7.42    8.21   9.00  10.04  11.20   13.13  14.65  20.04   72
  58     1.63   2.29   2.99   3.76   4.54   5.34   6.18   7.03   7.88    8.71   9.76  10.86  12.11   14.18  15.84  22.17   73
  59     1.75   2.48   3.24   4.04   4.85   5.69   6.57   7.46   8.36    9.25  10.60  11.79  13.14   15.40  17.21  24.65   74

  60     1.88   2.68   6.50   4.34   5.18   6.06   6.98   7.93   8.89    9.83  11.55  12.85  14.33   16.80  18.78  27.53   75
  61     2.01   2.90   3.77   4.66   5.54   6.45   7.42   8.43   9.45   10.47  12.64  14.08  15.70   18.42  20.59  30.86   76
  62     2.15   3.12   4.07   5.01   5.93   6.88   7.90   8.97  10.07   11.19  13.90  15.50  17.30   20.28  22.64  34.69   77
  63     2.27   3.27   4.26   5.24   6.21   7.22   8.30   9.49  10.75   12.11  15.04  16.80  18.79   22.08  24.73  39.07   78
  64     2.40   3.43   4.46   5.48   6.50   7.57   8.75  10.07  11.53   13.17  16.34  18.28  20.47   24.09  27.05  44.00   79

  65     2.53   3.59   4.66   5.73   6.80   7.95   9.24  10.72  12.43   14.38  17.83  19.94  22.34   26.30  29.55  49.48   80
  66     2.67   3.76   4.88   5.99   7.12   8.37   9.80  11.47  13.45   15.78  19.51  21.81  24.41   28.69  32.20  55.51   81
  67     2.82   3.94   5.10   6.27   7.48   8.85  10.43  12.32  14.61   17.37  21.40  23.87  26.64   31.21  34.98  62.09   82
  68     3.06   4.28   5.56   6.87   8.23   9.79  11.60  13.76  16.38   19.53  23.87  26.64  29.96   34.98  39.13  69.22   83
  69     3.33   4.67   6.09   7.56   9.11  10.89  12.95  15.42  18.41   21.99  26.64  29.96  33.51   39.13  43.62  76.90   84

  70    3.63    5.11   6.70   8.36  10.13  12.16  14.52  17.34  20.73   24.77  29.96  33.61  37.59   43.62  48.46  85.13   85
  71    4.37    6.01   7.76   9.61  11.56  14.20  17.00  20.51  24.42   29.94  33.58  37.56  43.26   48.06  59.59  93.91   86
  72    5.21    6.87   8.87  11.01  13.89  16.65  20.32  24.20  28.95   32.75  36.94  42.57  47.68   58.74  71.37 103.24   87
  73    6.21    8.13  10.46  13.58  16.30  20.12  23.98  27.96  31.92   36.32  41.88  47.29  57.89   70.43  85.69 113.12   88
  74    7.39    9.64  12.65  15.96  19.93  23.76  26.97  31.09  35.70   41.19  46.91  57.04  69.49   83.62  97.26 123.55   89


                      SOCIETY OF ACTUARIES 1975-1980 TABLE*
                      * RATES ARE EXTENDED FOR AGES 71-85


                                FEMALE AGGREGATE
                                AGE NEAREST BASIS


PER $1000                                                                                                              PER $1000

 ISSUE                                                  DURATION                                                        ATTAINED
  AGE      1      2      3      4      5      6      7      8      9      10     11     12     13     14     15     16+    AGE

  75    8.81   12.04  15.61  19.73  23.54  26.72  30.25  35.08   40.49   46.52   56.19   67.62   80.53   95.02   111.20  134.53  90
  76   10.18   13.88  17.97  22.66  25.98  29.70  34.45  40.15   46.14   55.76   67.15   80.01   93.89  109.96   123.10  146.06  91
  77   11.79   16.02  20.68  24.74  29.14  33.53  39.46  45.76   55.33   66.68   79.49   92.76  108.72  121.75   135.84  158.14  92
  78   13.67   18.48  23.26  28.31  32.60  38.76  45.37  54.91   66.21   78.98   91.63  107.49  120.40  134.38   149.44  170.77  93
  79   15.84   21.28  26.64  31.67  38.07  44.99  54.48  65.74   77.95   90.50  106.25  119.06  132.91  148.65   163.94  183.95  94

  80   18.31   24.42  30.42  37.38  44.60  54.06  65.27  76.91   89.36  103.78  117.71  131.45  147.86  163.09   178.43  197.68  95
  81   21.09   27.94  34.61  42.30  51.50  63.39  75.37  88.23  102.55  116.37  129.99  146.23  161.38  176.59   191.75  211.96  96
  82   24.22   31.84  39.99  48.95  61.04  73.30  87.10 101.31  115.02  128.53  144.70  159.67  174.75  189.77   205.60  226.79  97
  83   28.38   36.91  45.97  58.22  70.72  84.84 100.08 113.68  127.07  143.12  157.96  172.91  187.80  203.48   224.52  242.17  98
  84   33.07   42.56  54.47  68.14  82.58  98.84 112.33 125.61  140.74  156.25  171.07  185.82  201.36  221.12   242.17  258.10  99

  85   38.31   50.71  65.04  80.32  97.60 110.99 124.15 138.37  153.69  169.23  183.84  199.24  217.72  239.75   258.10  274.58 100





                                                                  EXHIBIT C-11




                                   JLLS PLANS

                      NON-EXPERIENCED RATED PREMIUM RATES

THESE RATES ARE APPLICABLE TO POLICIES ISSUED ON OR AFTER SEPTEMBER 1, 1997.

1. INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES: The life insurance rates are shown on a per thousand dollar basis. THE RATES ARE PAYABLE ANNUALLY IN ADVANCE.

     The following allowances apply to all joint life last-to-die plans, during the first year and renewal years.

     - of the Male Non-smoker rates in Exhibit C-11 for cases in which at least one of the insureds in a non-smoker

     - of the Male Smoker rates in Exhibit C-11 when both insureds are smokers.

     It is understood that if one life is declined on a JLLS policy, the rates will be based on the insurable single life risk using the current automatic reinsurance premium rates for the corresponding plan.

2.   INSTRUCTIONS FOR CALCULATING THE JOINT EQUAL AGE.

Reinsurance premiums shall be based on a joint equal age of the Insured under the policy. The joint equal age shall be calculated by using the following tables in the order indicated.

TABLE A

Convert all lives to Standard Non-smokers as follows, if both lives are not non-smokers
                                Male    Female
                                ----    ------
        Preferred Non-smoker    -1      -1

        Standard Non-Smoker     +1      +1

        Smoker                  +6      +4



The above Table A is for automatic policies and facultative excess policies. For policies issued under the Competitive Underwriting Program or the Table 4 program, only the smoker conversion is used.

                                                                   EXHIBIT C-11
                                                                         Page 2

                                    TABLE B


For Substandard Joint-Last-to-Die policies, a joint equal age will be calculated based on a standard rated policy; then, the Company's ratings are applied, either as a multiple of (percentage extra), or addition to (flat extra), the basic premium. Flat and multiple extras will receive the same allowances as flat and multiple extras on individual life policies. Rating values for specific ages and ratings are shown further on in this Exhibit. It is understood that the maximum premium is $500 per thousand.

                                    TABLE C

An adjustment should be made in the ages of any females to bring them to a corresponding male age

                           Female to Male Adjustment

                                 All Ages: - 5

                                    TABLE D

Once you have two male ages with the same underwriting and smoking class, the following table is used to determine a joint equal age:

                                Joint Equal Age

                        Difference      Add to Younger
                        ----------      --------------
                           Age               Age
                           ---               ---

                          1 - 2               0
                          3 - 4               1
                          5 - 6               3
                          7 - 9               4
                         10 - 12              5
                         13 - 15              6
                         16 - 18              7
                         19 - 23              8
                         24 - 28              9
                         29 - 34              10
                         35 - 39              11
                         40 - 44              12
                         45 - 47              13
                         48 - 50              14

                                                                 EXHIBIT C-111


              SURVIVORSHIP UNIVERSAL LIFE AND SURVIVORSHIP VARIABLE
                                 UNIVERSAL LIFE

THESE RATES ARE EFFECTIVE MAY 1, 1998.

1. INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES: The life insurance rates are shown on a per thousand dollar basis and are equivalent to the following percentages of the attached Extended SOA 75-80 Basic Select & Ultimate Age Nearest Aggregate, Sex Distinct tables.

        AUTOMATIC AND FACULTATIVE EXCESS

        The following percentages apply to Survivorship Universal Life and Survivorship Variable Universal Life.

        Preferred Non Smoker:   *
        Standard Non Smoker:    *
        Preferred Smoker
        Standard Smoker

        *Before Frazierization

        The joint life premium rate per $1,000 is calculated by Frazierizing the above single life rates then taking the larger of this rate and

        The above percentages apply to automatic and facultative inforce where the jumbo limit has not been exceeded. If the jumbo limit is exceeded, the rates will not be higher than ________ of the automatic single life premium rates which will be determined at the time of facultative underwriting.

        There shall be no policy fee payable.

        TABLE 4 PROGRAM

        All policies issued by the Company and found to be rateable up to and including Table 4 (200%) prior to reinsurance review can be automatically issued to the Reinsurer at standard rates. The Company will pay the Reinsurer ____ of the current automatic single life premium rates for the corresponding plan for any policies eligible under the Table 4 Program. For example, the rates will be ___ of the current automatic single life premium rates for the non rated standard life and _________ of the current automatic single life premium rates for the rated life that is falling under the Table 4 Program. The joint premium is calculated by frazierizing the single life premiums.

                                                                   EXHIBIT C-111
                                                                          Page 2

SUBSTANDARD CASES

        For substandard policies, the single life premium rate will be calculated by multiplying the single rate by the appropriate rating. The joint premium is calculated by frazierizing the single life premiums. For policies with a flat extra, the single life premium rate is calculated by adding the appropriate net flat extra rate. The joint premium rate is calculated by frazierizing the single life premium rates. It is understood that the maximum premium is ____ per thousand.

        RIDERS

        The reinsurance rates for the following riders are as follows:

        Additional Protection Benefit (APB) Same as base plan (point-in-scale).

        Policy Split Option (PSO)            ___ of the final calculated joint
                                             life premium.  Single life premium
                                             rates apply after the option is
                                             exercised (point-in-scale).

        Estate Preservation Rider (EPR)      Same as base plan.

        Individual Term Riders               Single life premium rates apply.

        Continuing Coverage Rider (CCR)      ___ per month less an allowance of
                                             ___. The premium is calculated
                                             based on our share of the risk, if
                                             any, for each year from attained
                                             age 90 to age 100.

        Enhanced Death Benefit Rider         Same as base plan (point-in-scale).
        (EDBR)

        Automatic Increase Rider (AIR)       Same as base plan (point-in-scale).


                                75-80 BASIC TABLE
                                   FEMALE ANB

     DURATION
AGE     1       2       3       4       5       6       7       8       9       10      11      12      13      14      15      16+
 0    0.33    0.34     0.30    0.27    0.24    0.22    0.20    0.18    0.18    0.18    0.19    0.21    0.24    0.27    0.32    0.33
 1    0.34    0.30     0.27    0.24    0.22    0.20    0.18    0.18    0.18    0.19    0.21    0.24    0.27    0.32    0.36    0.40
 2    0.28    0.27     0.24    0.22    0.20    0.15    0.15    0.18    0.19    0.21    0.24    0.27    0.32    0.36    0.40    0.40
 3    0.24    0.24     0.22    0.20    0.18    0.18    0.18    0.19    0.21    0.24    0.27    0.32    0.36    0.40    0.44    0.47
 4    0.22    0.22     0.20    0.18    0.18    0.18    0.19    0.20    0.24    0.27    0.32    0.36    0.40    0.44    0.47    0.47
 5    0.20    0.20     0.18    0.18    0.18    0.19    0.21    0.21    0.27    0.32    0.36    0.40    0.44    0.47    0.48    0.51
 6    0.19    0.18     0.18    0.16    0.19    0.21    0.24    0.27    0.32    0.35    0.40    0.44    0.47    0.49    0.51    0.52
 7    0.17    0.18     0.18    0.19    0.21    0.24    0.27    0.32    0.38    0.40    0.44    0.47    0.49    0.51    0.52    0.53
 8    0.16    0.18     0.19    0.21    0.24    0.27    0.32    0.36    0.43    0.44    0.47    0.49    0.51    0.52    0.53    0.53
 9    0.16    0.19     0.21    0.24    0.27    0.32    0.36    0.40    0.44    0.47    0.49    0.51    0.52    0.53    0.53    0.53
10    0.16    0.21     0.24    0.27    0.32    0.36    0.40    0.44    0.47    0.49    0.51    0.52    0.53    0.53    0.53    0.53
11    0.17    0.24     0.27    0.32    0.36    0.40    0.44    0.47    0.49    0.51    0.52    0.53    0.53    0.53    0.53    0.53
12    0.18    0.27     0.32    0.36    0.40    0.44    0.47    0.49    0.51    0.52    0.53    0.53    0.53    0.53    0.53    0.53
13    0.21    0.31     0.35    0.38    0.42    0.45    0.47    0.49    0.52    0.53    0.53    0.53    0.53    0.53    0.53    0.53
14    0.25    0.33     0.37    0.40    0.43    0.45    0.47    0.48    0.53    0.53    0.53    0.53    0.53    0.53    0.53    0.54
15    0.28    0.35     0.39    0.41    0.43    0.45    0.46    0.48    0.53    0.53    0.53    0.53    0.53    0.53    0.54    0.54
16    0.32    0.37     0.39    0.41    0.42    0.43    0.45    0.46    0.53    0.53    0.53    0.53    0.53    0.54    0.55    0.56
17    0.36    0.37     0.39    0.40    0.41    0.42    0.43    0.44    0.53    0.53    0.53    0.53    0.54    0.55    0.58    0.61
18    0.36    0.37     0.39    0.40    0.41    0.42    0.43    0.44    0.51    0.52    0.53    0.54    0.55    0.56    0.61    0.66
19    0.36    0.37     0.39    0.40    0.41    0.42    0.43    0.44    0.50    0.50    0.54    0.55    0.58    0.61    0.65    0.70
20    0.35    0.36     0.38    0.39    0.41    0.41    0.43    0.44    0.48    0.50    0.56    0.58    0.61    0.66    0.70    0.77
21    0.34    0.36     0.37    0.39    0.40    0.41    0.43    0.44    0.47    0.49    0.58    0.61    0.65    0.70    0.77    0.84
22    0.32    0.34     0.38    0.38    0.40    0.41    0.43    0.45    0.48    0.50    0.61    0.65    0.70    0.77    0.81    0.90
23    0.32    0.34     0.37    0.39    0.41    0.42    0.45    0.48    0.50    0.55    0.55    0.70    0.77    0.88    0.93    1.09
24    0.31    0.34     0.38    0.48    0.42    0.45    0.46    0.50    0.55    0.59    0.70    0.77    0.84    0.93    1.03    1.15
25    0.31    0.35     0.39    0.41    0.44    0.45    0.50    0.55    0.55    0.63    0.77    0.84    0.93    1.03    1.15    1.29
26    0.30    0.35     0.39    0.43    0.45    0.50    0.55    0.50    0.63    0.59    0.64    0.93    1.03    1.15    1.29    1.45
27    0.30    0.35     0.41    0.45    0.50    0.55    0.58    0.63    0.65    0.76    0.93    1.03    1.15    1.29    1.45    1.62
28    0.31    0.36     0.42    0.48    0.53    0.50    0.63    0.65    0.75    0.86    1.03    1.15    1.25    1.45    1.62    1.79
29    0.32    0.37     0.44    0.51    0.57    0.63    0.66    0.76    0.66    0.97    1.15    1.29    1.45    1.62    1.75    1.96
30    0.33    0.36     0.47    0.54    0.52    0.68    0.78    0.86    0.97    1.06    1.29    1.45    1.62    1.79    1.98    2.14
31    0.35    0.41     0.50    0.50    0.95    0.76    0.86    0.97    1.08    1.19    1.45    1.62    1.78    1.94    2.11    2.33
32    0.38    0.44     0.54    0.65    0.76    0.86    0.97    1.08    1.19    1.31    1.52    1.79    1.94    2.14    2.33    2.52
33    0.39    0.46     0.57    0.69    0.82    0.93    1.07    1.19    1.31    1.48    1.77    1.94    2.12    2.33    2.52    2.72
34    0.41    0.45     0.60    0.74    0.88    1.02    1.15    1.31    1.48    1.64    1.92    2.10    2.30    2.51    2.72    2.93
35    0.43    0.51     0.63    0.79    0.95    1.12    1.30    1.48    1.54    1.81    2.37    2.27    2.46    2.71    2.82    3.17






                                       47


                                75-80 BASIC TABLE
                                   FEMALE ANB

     DURATION
AGE     1       2       3       4       5       6       7       8       9       10      11      12      13      14      15      16+
36    0.45    0.54     0.67    0.85    1.04    1.23    1.43    1.73    1.61    2.00    2.23    2.43    2.64    2.92    3.17    3.43
37    0.49    0.58     0.71    0.92    1.13    1.35    1.56    1.77    1.98    2.19    2.39    2.60    2.82    3.15    3.42    3.71
38    0.51    0.64     0.60    1.04    1.28    1.49    1.70    1.82    2.14    2.35    2.54    2.78    3.02    3.38    3.65    4.04
39    0.56    0.72     0.89    1.18    1.39    1.83    1.65    2.08    2.30    2.52    2.74    2.96    3.23    3.62    3.84    4.40
40    0.68    0.80     1.00    1.28    1.52    1.78    2.01    2.24    2.46    2.69    2.84    3.19    3.46    3.91    4.25    4.60
41    0.66    0.89     1.10    1.41    1.66    1.94    2.17    2.41    2.63    2.89    3.15    3.42    3.72    4.23    4.58    5.23
42    0.78    0.99     1.20    1.64    1.80    2.10    2.33    2.58    2.83    3.10    3.38    3.89    4.00    4.57    4.94    5.78
43    0.70    1.05     1.29    1.3     1.90    2.20    2.45    2.74    3.01    3.31    3.64    3.88    4.34    4.94    5.37    6.22
44    0.81    1.12     1.38    1.71    2.00    2.30    2.59    2.90    3.21    3.55    3.92    4.30    4.60    5.37    5.86    6.70
45    0.84    1.19     1.48    1.79    2.10    2.42    2.73    3.07    3.43    3.62    4.23    4.64    5.07    5.83    6.36    7.37
46    0.91    1.26     1.58    1.88    2.22    2.53    2.88    3.28    3.67    4.11    4.56    5.01    5.49    5.32    6.99    8.00
47    0.96    1.33     1.69    1.95    2.34    2.65    3.06    3.49    3.94    4.41    4.90    5.41    5.94    6.84    7.06    8.67
48    1.08    1.39     1.76    2.04    2.45    2.82    3.27    3.76    4.20    4.70    5.23    5.77    6.37    7.25    7.88    9.38
49    1.06    1.46     1.83    2.13    2.58    3.00    3.50    4.04    4.48    5.02    5.57    6.13    6.70    7.67    8.30   10.15
50    1.10    1.53     1.91    2.24    2.72    3.20    3.74    4.35    4.78    5.34    5.92    6.50    7.09    8.09    8.75   10.99
51    1.15    1.60     2.01    2.35    2.88    3.40    4.00    4.68    5.09    5.67    6.28    6.88    7.49    9.53    9.21   11.91
52    1.29    1.68     2.10    2.47    3.01    3.61    4.28    5.03    5.40    5.01    6.54    7.27    7.91    9.00    9.70   12.92
53    1.24    1.76     2.22    2.86    3.23    3.87    4.57    5.36    5.77    6.41    7.05    7.75    8.47    8.57   10.58   14.03
54    1.32    1.85     2.35    2.64    3.47    4.15    4.87    5.65    6.15    6.81    7.49    8.26    9.07   10.43   11.37   15.25
55    1.38    1.93     2.48    3.05    3.72    4.43    5.18    5.97    6.55    7.25    7.96    8.81    9.72   11.24   12.33   16.63
56    1.45    2.02     2.62    3.27    3.97    4.72    5.50    6.29    6.97    7.71    8.46    9.40   10.43   12.13   13.41   18.21
57    1.51    2.11     2.75    3.49    4.24    5.02    5.82    6.62    7.42    8.21    9.00   10.04   11.20   13.13   14.85   20.04
58    1.63    2.29     2.99    3.76    4.54    5.34    6.18    7.03    7.88    8.71    8.76   10.86   12.11   14.18   15.84   22.17
59    1.75    2.48     3.24    4.04    4.85    5.98    6.57    7.46    8.36    9.25   10.50   11.75   13.14   15.40   17.21   24.65
60    1.88    2.68     3.50    4.34    5.18    6.06    6.98    7.93    8.89    9.83   11.55   12.85   14.33   15.60   18.78   27.53
61    2.01    2.90     3.77    4.66    5.54    6.45    7.42    8.43    9.45   10.17   12.64   14.08   15.70   18.42   20.59   30.95
62    2.15    3.12     4.07    5.01    5.93    6.08    7.90    8.97   10.97   11.18   13.90   15.50   17.30   20.28   22.64   34.60
63    2.27    2.27     4.28    5.24    6.21    7.22    8.30    9.43   10.75   12.11   15.04   16.80   18.75   22.08   24.73   39.07
64    2.40    3.43     4.45    5.48    6.50    7.57    8.75   10.07   11.53   13.17   16.34   18.28   20.47   24.09   27.05   44.00
65    2.53    2.58     4.65    5.73    6.50    7.95    8.24   10.72   12.43   14.38   17.83   19.94   22.34   26.30   29.95   49.48
66    2.67    3.76     4.83    5.99    7.12    8.37    8.80   11.47   13.45   15.78   19.51   21.81   24.41   28.69   32.20   55.51
67    2.82    3.94     5.10    6.27    7.48    8.85   10.43   12.32   14.61   17.37   21.48   23.87   26.64   31.21   34.98   62.09
68    3.08    4.28     5.58    6.67    8.23    9.79   11.58   13.76   18.38   19.53   23.87   25.64   29.96   34.98   39.11   69.22
69    3.33    4.67     6.09    7.58    9.11   10.89   12.95   15.42   18.41   21.99   26.54   29.96   33.61   39.13   43.62   76.99
70    3.63    5.11     6.79    8.36   10.13   12.16   14.52   17.34   20.73   24.77   29.96   33.61   38.46   43.62   48.45   85.13
71    3.97    5.62     7.41    9.30   11.31   13.63   16.32   19.53   29.35   27.85   33.61   37.60   42.77   48.45   58.82   93.91







                                       48






                                75-80 BASIC TABLE
                                   FEMALE ANB

     DURATION
AGE     1       2       3       4       5       6       7       8       9       10      11      12      13      14      15      16+
72    4.37    6.22     8.24   10.38   12.68   15.32   18.38   21.99   28.25   31.25   37.60   47.91   47.51   58.14   70.76  103.24
73    4.84    6.92     9.29   11.64   14.26   17.26   20.70   24.73   29.45   34.95   41.91   46.56   52.60   69.10   84.15  113.12
74    5.38    7.73    10.32   13.08   16.08   19.43   23.28   27.75   32.94   38.97   46.56   59.55   63.15   81.42   93.17  123.55
75    6.01    8.66    11.00   14.73   18.08   21.85   28.12   31.44   38.73   43.29   51.55   61.50   75.08   95.19  115.93  134.53
76    6.74    8.73    13.00   16.50   20.33   24.52   29.21   34.60   40.80   47.92   60.98   72.70   88.42  110.49  134.53  116.06
77    7.57   10.98    14.71   18.66   22.81   27.43   32.57   38.44   45.17   52.87   71.57   85.23  103.32  127.42  146.05  158.14
78    8.53   12.35    18.54   20.93   25.62   30.57   35.18   42.95   49.83   63.14   83.37   96.18  119.84  146.06  158.14  170.77
79    9.60   13.88    18.58   23.41   28.45   33.97   41.05   46.84   59.63   74.87   96.48  114.53  138.03  158.14  170.77  183.95
80   10.83   15.58    20.76   26.10   31.60   37.60   45.39   58.30   70.64   87.55  110.95  131.66  158.14  170.77  183.85  197.68
81   12.12   17.42    23.14   29.00   36.89   45.83   55.75   66.83   82.98  101.87  126.85  150.34  170.77  183.95  197.68  211.95
82   13.55   19.42    25.71   36.18   45.13   55.21   65.28   78.61   38.64  117.69  144.28  170.77  183.95  197.68  211.96  224.79
83   15.11   25.53    32.82   44.41   54.49   65.75   79.09   91.71  111.78  135.10  135.10  163.29  183.95  197.65  211.96  242.17
84   21.09   32.63    41.91   53.77   65.05   77.56   91.21  106.21  128.45  154.19  183.96  195.68  211.96  226.79  242.17  258.10
85   28.09   40.82    50.38   64.34   76.88   90.72  105.75  122.19  146.72  175.02  197.65  211.95  226.79  242.17  258.10  274.58
86   36.23   50.19    60.99   78.19   90.06  105.29  121.77  139.71  156.68  197.88  211.95  228.79  242.17  258.10  274.58  295.88
87   45.59   60.80    72.94   89.41  104.58  121.35  139.35  156.66  198.60  211.98  226.79  242.17  258.10  274.58  295.86  322.81
88   56.27   72.76    86.31  104.07  120.80  138.90  158.57  179.70  211.96  220.79  242.17  258.19  274.58  295.86  322.01  356.61
89   68.36   86.14   101.19  120.25  138.51  158.27  179.49  202.32  226.79  242.17  258.10  274.58  295.85  322.81  356.61  368.80
90   91.95  101.02   117.96  133.04  157.89  179.29  202.21  223.79  242.17  258.10  274.58  295.86  322.81  356.61  398.80  451.40
91   97.13  117.51   135.79  157.51  179.01  202.10  228.79  242.17  258.10  274.58  295.84  322.81  356.61  398.80  451.40  517.08
92  113.99  135.87   155.89  178.74  291.95  226.79  242.17  258.10  274.58  295.84  322.81  356.61  398.80  451.40  517.08  599.34
93  132.63  155.59   177.44  201.80  226.79  242.17  258.10  274.58  295.84  322.81  356.61  398.80  451.40  517.08  599.34  702.85
94  153.14  177.38   201.11  226.79  242.17  258.16  274.58  305.00  322.01  356.01  398.80  451.40  517.03  599.34  702.85  833.79
95  175.50  201.07   233.79  242.17  258.10  274.50  295.88  322.01  356.01  398.80  451.40  517.03  599.34  702.85  833.79  999.99
96  200.12  226.79   242.17  258.10  274.50  295.88  322.01  356.01  398.80  451.40  517.03  599.34  702.85  833.79  999.99  999.99
97  226.79  242.17   258.10  274.50  295.88  322.01  356.01  398.80  451.40  517.03  599.34  702.85  833.79  999.99  999.99  999.99
98  242.17  258.10   274.50  295.88  322.01  356.01  398.80  451.40  517.03  599.34  702.85  833.79  999.99  999.99  999.99  999.99
99  258.10  274.50   295.88  322.01  356.01  398.80  451.40  517.03  599.34  702.85  833.79  999.99  999.99  999.99  999.99  999.99








                                       49

                                                                 75-80 Basic Table
                                                                      Male ANB

    Duration
Age   1       2        3       4       5       6       7       8       9       10      11      12      13      14      15      16+
0     1.23    0.74     0.45    0.43    0.38    0.34    0.33    0.26    0.27    0.27    0.25    0.28    0.31    0.38    0.54    0.68
1     0.49    0.47     0.42    0.36    0.28    0.23    0.22    0.22    0.24    0.24    0.27    0.30    0.38    0.54    0.66    1.01
2     0.35    0.37     0.33    0.26    0.23    0.22    0.21    0.24    0.24    0.27    0.30    0.37    0.54    0.69    1.01    1.14
3     0.35    0.29     0.25    0.23    0.22    0.20    0.22    0.24    0.27    0.39    0.37    0.53    0.68    1.01    1.14    1.22
4     0.29    0.25     0.23    0.22    0.20    0.22    0.24    0.27    0.30    0.36    0.52    0.65    0.99    1.11    1.22    1.31
5     0.25    0.23     0.22    0.20    0.22    0.24    0.27    0.30    0.36    0.50    0.68    0.96    1.09    1.16    1.31    1.37
6     0.23    0.22     0.20    0.22    0.24    0.27    0.30    0.36    0.50    0.66    0.94    1.07    1.14    1.21    1.37    1.40
7     0.19    0.20     0.22    0.24    0.27    0.30    0.35    0.56    0.54    0.67    1.05    1.13    1.19    1.23    1.40    1.41
8     0.16    0.21     0.21    0.27    0.29    0.35    0.50    0.66    0.67    1.05    1.13    1.19    1.23    1.30    1.39    1.40
9     0.19    0.20     0.24    0.29    0.35    0.50    0.66    0.87    1.06    1.14    1.19    1.23    1.30    1.35    1.36    1.38
10    0.18    0.22     0.27    0.35    0.50    0.66    0.87    1.05    1.13    1.19    1.23    1.30    1.35    1.36    1.32    1.34
11    0.20    0.25     0.34    0.50    0.68    0.87    1.05    1.13    1.18    1.23    1.30    1.35    1.36    1.30    1.27    1.25
12    0.23    0.32     0.50    0.66    0.87    1.05    1.13    1.19    1.23    1.30    1.35    1.36    1.30    1.25    1.20    1.20
13    0.30    0.46     0.63    0.87    1.05    1.12    1.19    1.22    1.24    1.28    1.31    1.30    1.25    1.20    1.18    1.20
14    0.44    0.59     0.87    1.05    1.12    1.17    1.22    1.23    1.23    1.24    1.26    1.25    1.19    1.15    1.13    1.17
15    0.58    0.87     1.05    1.12    1.17    1.21    1.23    1.22    1.20    1.20    1.19    1.18    1.13    1.12    1.11    1.14
16    0.87    1.05     1.12    1.17    1.21    1.20    1.21    1.19    1.16    1.14    1.12    1.12    1.09    1.09    1.09    1.12
17    1.05    1.12     1.17    1.21    1.20    1.18    1.18    1.15    1.11    1.07    1.05    1.06    1.05    1.06    1.08    1.11
18    1.03    1.10     1.13    1.15    1.14    1.11    1.11    1.07    1.04    1.01    1.00    1.02    1.01    1.03    1.07    1.12
19    1.00    1.05     1.06    1.07    1.05    1.04    1.02    0.98    0.95    0.95    0.97    0.97    0.99    1.01    1.07    1.14
20    0.99    0.97     0.97    0.97    0.97    0.95    0.93    0.90    0.90    0.93    0.93    0.94    0.96    1.01    10.8    1.17
21    0.84    0.87     0.87    0.87    0.87    0.88    0.85    0.83    0.88    0.88    0.90    0.92    0.96    1.02    1.11    1.22
22    0.73    0.76     0.76    0.76    0.77    0.77    0.77    0.77    0.80    0.83    0.83    0.91    0.98    1.04    1.15    1.28
23    0.73    0.76     0.76    0.75    0.85    0.76    0.77    0.77    0.80    0.84    0.90    0.94    1.00    1.10    1.21    1.30
24    0.73    0.74     0.73    0.73    0.74    0.76    0.77    0.78    0.80    0.87    0.88    0.97    1.05    1.17    1.29    1.45
25    0.72    0.72     0.72    0.72    0.74    0.76    0.77    0.79    0.84    0.90    0.98    1.03    1.12    1.25    1.39    1.56
26    0.70    0.70     0.71    0.72    0.73    0.76    0.78    0.82    0.88    0.95    1.02    1.09    1.20    1.35    1.40    1.70
27    0.68    0.68     0.70    0.71    0.73    0.77    0.81    0.83    0.92    1.01    1.08    1.17    1.30    1.47    1.63    1.87
28    0.66    0.68     0.71    0.73    0.79    0.81    0.85    0.92    1.00    1.08    1.17    1.28    1.42    1.61    1.81    2.07
29    0.65    0.68     0.73    0.76    0.81    0.83    0.92    1.00    1.08    1.17    1.28    1.42    1.58    1.81    2.03    2.31
30    0.64    0.68     0.76    0.81    0.85    0.92    1.00    1.08    1.17    1.28    1.42    1.58    1.81    2.03    2.26    2.58
31    0.63    0.69     0.79    0.86    0.92    1.00    1.08    1.17    1.28    1.42    1.58    1.81    2.03    2.36    2.53    2.89
32    0.63    0.71     0.84    0.92    1.00    1.08    1.17    1.28    1.40    1.55    1.81    2.03    2.28    2.53    2.83    3.24
33    0.63    0.72     0.88    0.90    1.08    1.17    1.28    1.40    1.58    1.78    2.01    2.25    2.53    2.83    3.17    3.61
34    0.63    0.73     0.93    1.05    1.17    1.28    1.40    1.58    1.78    2.01    2.24    2.53    2.81    3.16    3.54    4.02
35    0.63    0.78     0.99    1.14    1.28    1.40    1.58    1.78    2.01    2.24    2.53    2.80    3.13    3.52    3.94    4.45








                                       50


                                75-80 Basic Table
                                    Male ANB

      Duration
Age   1       2        3       4       5       6       7       8       9       10     11      12      13      14      15      16+
36    0.65    0.79     1.05    1.25    1.40    1.58    1.78    2.01    2.24    2.53    2.80    3.10    3.48    3.91    4.36    4.92
37    0.67    0.84     1.05    1.37    1.58    1.78    2.01    2.24    2.53    2.80    3.08    3.43    3.84    4.32    4.82    5.44
38    0.70    0.89     1.23    1.47    1.70    1.91    2.16    2.41    2.72    3.04    3.35    3.76    4.25    4.78    5.33    6.00
39    0.74    0.95     1.33    1.59    1.83    2.07    2.33    2.60    2.93    3.27    3.64    4.10    4.67    5.28    5.99    6.61
40    0.79    1.02     1.46    1.73    2.00    2.23    2.51    2.79    3.19    3.51    3.94    4.47    5.13    5.82    6.48    7.27
41    0.85    1.11     1.59    1.90    2.17    2.42    2.70    2.98    3.33    3.75    4.24    4.88    5.02    5.41    7.12    8.01
42    0.92    1.22     1.76    2.00    2.37    2.62    2.89    3.18    3.52    3.99    4.57    5.28    6.15    7.05    7.85    8.82
43    0.99    1.37     1.83    2.30    2.61    2.88    3.18    3.47    3.83    4.33    4.96    5.71    6.83    7.61    8.50    9.73
44    1.08    1.53     2.11    2.52    2.86    3.17    3.47    3.79    4.17    4.70    5.37    6.16    7.16    8.20    9.22   10.75
45    1.17    1.72     2.31    2.75    3.13    3.47    3.79    4.14    4.58    5.48    5.80    6.66    7.73    8.85   10.02   11.89
46    1.28    1.94     2.51    3.00    3.40    3.78    4.14    4.56    4.91    5.48    6.28    7.19    8.35    9.56   10.89   13.17
47    1.39    2.17     2.73    3.25    3.68    4.13    1.53    4.89    5.31    5.83    6.79    7.78    9.03   10.34   11.85   14.57
48    1.49    2.27     2.84    3.40    3.90    4.38    4.67    5.28    5.80    6.49    7.53    8.64    9.94   11.30   12.79   13.07
49    1.60    2.35     2.95    3.54    4.09    4.62    5.18    5.70    6.33    7.12    8.26    9.60   10.96   12.32   13.75   17.71
50    1.70    2.42     3.04    3.66    4.29    4.87    5.51    6.15    6.93    7.83    9.30   10.69   12.06   13.40   14.77   19.50
51    1.80    2.48     3.12    3.77    4.47    5.12    5.86    6.65    7.59    8.61   10.35   11.89   13.24   14.56   15.83   21.47
52    1.90    2.52     3.17    3.85    4.65    5.38    6.23    7.28    8.32    9.48   11.51   13.16   14.52   15.80   16.96   23.65
53    2.06    2.75     3.48    4.23    5.08    5.90    6.64    7.89    9.11   10.43   12.63   14.52   15.89   16.96   19.16   26.05
54    2.23    2.99     3.79    4.64    5.57    6.47    7.52    8.66    9.96   11.44   13.85   15.80   16.96   19.16   21.62   28.69
55    2.41    3.27     4.12    5.10    6.11    7.11    8.27    9.50   10.86   12.54   15.17   16.96   19.16   21.62   24.38   31.57
56    2.61    3.56     4.61    5.61    6.71    7.83    8.09   10.38   11.83   13.73   16.62   19.16   21.62   24.39   27.47   34.68
57    2.82    3.69     4.94    5.18    7.38    8.60    9.96   11.33   12.87   15.83   18.21   21.36   24.38   27.15   30.87   36.00
58    2.96    4.13     5.44    6.74    8.10    9.20   10.58   12.06   13.66   15.94   19.22   22.43   25.64   28.58   32.76   41.60
59    3.10    4.37     6.00    7.34    8.87    9.82   11.23   12.79   14.47   16.38   20.25   23.49   16.85   29.94   34.70   45.54
60    3.23    4.83     6.61    7.97    9.71   10.46   11.89   13.57   15.32   17.05   21.28   24.48   27.97   31.28   36.71   49.90
61    3.37    4.89     7.26    8.64   10.46   11.59   12.58   14.38   16.18   18.82   22.26   25.39   29.04   32.61   38.82   54.71
62    3.50    5.14     7.97    9.38   11.59   11.63   13.29   15.21   17.05   19.77   23.18   16.21   30.06   33.93   41.00   60.03
63    3.85    5.77     8.74   10.48   11.83   13.29   15.21   17.95   20.11   22.42   25.79   28.87   33.14   37.75   44.96   55.85
64    4.32    5.47     9.57   11.73   13.29   15.21   17.05   20.11   22.42   25.79   28.69   32.83   36.55   42.02   48.60   72.18
65    4.80    7.26    10.50   13.13   15.21   17.05   20.11   22.42   25.79   28.60   32.93   35.12   40.34   45.75   5283    79.02
66    5.32    8.14    11.54   14.69   17.35   20.11   22.42   25.79   28.69   32.23   34.69   38.78   44.51   51.97   57.68   66.36
67    5.91    9.12    14.42   16.42   20.11   22.42   25.79   26.79   28.69   32.93   34.47   38.42   42.80   49.08   57.68   62.18
68    6.51   10.04    13.69   18.04   22.34   24.54   26.23   31.44   34.47   37.82   42.14   46.91   53.73   62.18   67.77  102.35
69    7.17   11.05    15.25   19.76   24.12   16.87   30.94   34.47   37.82   41.49   46.20   51.36   58.72   67.77   73.69  111.41
70    7.89   12.14    16.72   21.64   26.41   29.44   33.92   37.82   41.49   45.48   50.57   56.13   64.06   73.69   80.22  121.31
71    8.67   13.30    18.30   23.69   28.34   32.28   37.22   41.49   45.48   49.78   55.27   61.17   69.80   80.21   93.01  132.05







                                       51



                                                                 75-80 Basic Table
                                                                      Male ANB

         Duration
Age    1       2        3       4       5       6       7       8       9       10      11      12      13      14      15      16+
72    9.50   14.56    20.04   25.96   31.73   35.42   40.33   45.47   49.79   54.41   60.24   66.52   75.78   92.19  107.40  143.60
73   10.40   15.94    21.96   28.46   34.81   38.85   44.75   49.78   54.41   59.30   66.50   72.41   82.49  105.64  120.52  156.05
74   11.39   17.47    24.97   31.23   38.19   42.58   48.99   54.41   59.30   64.49   71.30   78.85   95.83  120.65  141.49  189.12
75   12.47   19.15    26.41   34.25   41.85   45.62   53.54   58.30   64.49   70.20   77.63   91.61  110.80  137.32  161.23  182.61
76   13.67   21.01    28.97   37.55   45.83   50.85   58.35   64.48   70.29   78.44   88.70  105.33  127.51  155.58  182.61  196.52
77   15.00   23.05    31.76   41.11   50.08   55.53   63.46   70.19   76.43   88.23  103.41  121.91  145.83  176.30  196.62  210.83
78   16.46   25.27    34.77   44.62   54.58   60.38   68.07   78.43   83.29   95.40  118.69  139.52  165.91  196.52  210.85  226.60
79   18.04   27.68    35.00   48.96   59.35   65.73   75.21   83.19   95.81  111.15  135.29  159.64  187.54  210.85  225.60  240.77
80   19.75   30.23    41.41   53.24   64.61   71.57   82.60   95.32  109.87  127.41  153.39  179.32  210.35  225.60  240.77  256.36
81   21.58   32.95    45.03   57.96   70.35   82.42   94.94  108.81  125.33  145.08  172.93  201.52  225.60  240.77  256.36  272.37
82   23.52   35.83    49.02   67.58   81.20   94.55  108.43  123.61  142.08  164.21  193.58  225.60  240.77  256.36  272.37  298.88
83   25.58   44.17    58.60   78.43   93.35  108.06  123.25  139.51  160.17  184.86  216.87  240.77  256.36  272.37  288.80  305.65
84   32.61   53.72    69.48   90.61  106.88  122.89  139.27  156.88  179.65  207.05  240.77  256.36  272.37  298.60  305.65  322.92
85   43.32   64.62    81.78  104.21  121.76  138.93  156.54  175.38  204.56  230.87  256.36  272.37  288.80  305.65  322.92  340.81
86   54.23   78.95    95.56  119.18  137.86  156.23  175.11  195.25  222.96  256.36  272.37  288.80  305.65  322.92  348.61  362.95
87   36.68   90.85   110.84  135.43  155.24  174.83  195.01  218.47  246.88  272.37  268.80  305.65  322.82  340.61  352.95  380.68
88   30.90  106.31   127.55  153.00  173.64  194.77  216.28  239.11  272.37  288.80  305.65  322.92  340.61  362.95  390.65  424.75
89   96.63  123.27   145.73  171.94  194.08  216.09  238.98  263.21  288.80  305.65  322.92  340.61  362.95  390.68  424.75  464.38
90  114.12  141.78   165.44  192.29  215.48  238.84  263.14  288.60  305.65  322.92  340.61  362.95  390.68  424.75  466.36  517.12
91  133.35  161.91   184.73  214.11  238.41  283.05  288.80  305.65  322.92  340.61  362.95  390.80  424.75  466.38  517.12  578.97
92  154.37  183.71   208.65  237.43  262.84  288.30  305.65  322.92  344.51  362.95  390.68  424.75  466.38  517.12  578.97  654.46
93  177.25  207.24   234.27  252.32  258.80  305.65  322.92  340.61  362.93  390.68  424.75  466.38  517.12  578.97  654.44  746.67
94  202.07  232.56   268.64  288.60  305.65  322.82  e40.61  362.35  390.68  424.75  466.38  517.12  578.97  654.46  746.87  860.40
95  228.89  254.73   288.68  305.65  322.92  340.51  362.95  390.85  424.75  466.38  517.12  578.37  654.46  745.87  860.44  999.99
96  257.78  288.80   305.65  322.92  340.41  352.95  390.68  424.75  458.38  517.12  578.97  654.46  746.87  860.40  999.99  999.99
97  268.80  305.65   322.92  340.61  382.95  390.88  424.75  466.38  517.12  578.97  654.46  746.97  860.40  999.99  999.99  999.99
98  305.65  322.92   340.81  362.96  390.68  424.75  466.38  517.12  578.97  654.46  746.47  830.40  999.99  999.99  999.99  999.99
99  322.92  340.61   362.95  390.68  424.75  456.38  517.12  576.97  654.43  746.67  860.40  999.99  999.99  999.99  999.99  999.99


                                                                    EXHIBIT C-IV

                  BENEFICIARY INSURANCE PURCHASE OPTION RIDER

                         INSTRUCTIONS FOR ADMINISTRATION

1. BASIS OF REINSURANCE: The Company shall pay to the Reinsurer a premium for the Rider at the same annual premium as is applicable on the original Rider but not including any policy fee payable on the original.

     The maximum amount of Beneficiary Insurance Purcahse Option (BIO) Rider which will be issued is____ times the base coverage. It is agreed that the BIO rider need not be issued or reinsured in the same proportion as the basic coverage.

     For all opted policies, the Company shall pay the Reinsurer the appropriate reinsurance premiums for the plan based on the insured's attained age and the duration based on the issue date of the Rider.

     On all cessions the due proportion of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

     All business will be reinsured on a Smoker/Non-Smoker basis, and the Company will indicate to the Reinsurer any policy that is issued on a Non-Smoker basis.

2. COMMISSIONS: The Reinsurer shall pay to the Company commissions on the premiums payable hereunder at the rates set out below:

     Reinsurance amounts not in excess of $1,500,000 per life

                                     Year 1

                                   Thereafter

3. ALLOWANCES:

     (a) ON FLAT EXTRA PREMIUMS

          When a flat extra premium is payable for 5 years or less, an allowance of ____ of the gross flat extra charged by the Company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of ____ of the gross flat extra charged by the Company will be made in the first year and an allowance of _____ in each year thereafter.

     (b) ON MULTIPLE EXTRA PREMIUMS

          The same rates and commissions as those payable on the basic policy.

                                                                     EXHIBIT C-V

                           POLICY CONTINUATION RIDER

The Policy Continuation Rider (PCR) is an option, granted to the beneficiary, for a limited period of time, to purchase insurance on the surviving life without evidence of insurability, at the time of the first death.

AMOUNT THAT CAN BE PURCHASED ON THE SURVIVING LIFE.

The amount of insurance that can be purchased at the time this option is exercised will not exceed the optional amount stated in the rider. The optional amount will be determined at issue (where "at issue" means the time at which the rider is attached to the base policy). The maximum amount of optional insurance will be the death benefit on the policy at issue.

However, any paid-up additions (whether it be from an adds rider or from dividends) that are used to increase the death benefit at the same time the PCR is issued (versus adds which have accumulated to date) will be excluded when determining the maximum optional amount. This is due to system considerations and therefore we should have an exception handling capability.

Consider the following New Issue examples:

     A $1 million base with paid-up adds is issued with a $.25 million of SPAR. The maximum optional amount is $1 million.

     A $1 million base with a $1 million of flex. The maximum optional amount is $2 million.

Consider the following After Issue examples in which a PCR is attached on the 10th policy anniversary:

     $1 million base with $.5 million of accumulated adds (but before the 10th policy year dividends have been applied), then the maximum optional amount is $1.5 million.

     Same example as above but a Flex II term rider is attached simultaneously for $1 million. The maximum optional amount is $2.5 million.

     Same example as above but a Flex I term rider is attached simultaneously for $1 million. The maximum optional amount is $2.0 million.

The option amount will, as usual, be subject to reinsurance availability.

EXPIRY OF THE OPTION

This option must be exercised within 90 days of the first death.

Temporary term coverage will be provided on the life of the surviving insured, during the 90 days or to the date upon which the option is exercised if this is earlier. The coverage amount equals

                                                                     EXHIBIT C-V
                                                                          PAGE 2

the optional insurance stated in the rider. The proceeds will be paid to the surviving beneficiary's estate.

No additional charge is made for this temporary term coverage.

The last age on which we will issue a policy on the surviving life is age 85.

PREMIUMS

The maximum issue age is EEA 75.

Level premiums will be payable until attained EEA 80. Premiums will be determined at issue and are based on EEA.

In the event the policy goes reduced paid-up, the premiums will not be commuted. However, in the case of EVP we will commute the rider premiums on an extra-contractual basis. This is similar to the way in which we handle EVP with a BIO rider.

WAIVER OF PREMIUM (WP)

While the First to Die policy is in force and a WP rider is attached to the base policy and one of the insureds becomes disabled, the PCR premium will be waived in the same manner as the base premium. There will be no additional charge for this benefit.

At the time the option is exercised, a new single life policy is issued, a waiver of premium rider can be attached without evidence of insurability, provided that, the surviving life is not older than age 55 at the time and a WP rider had been attached to the base policy at the time of the first death.

The waiver of premium rates to be charged on this new single life policy will be the WP rates on a newly underwritten policy of the same class in effect at the time the additional insurance option is exercised. Similarly, WP benefits will be defined with respect to a WP rider in effect at such time.

RISK CLASS AND SUBSTANDARD CLASS

This rider will not vary by risk class.

It will be available on substandard policies whose joint rating does not exceed 200% of standard. However, PCR rates will be adjusted in the same manner that Waiver of Premium rates are, namely, standard rates will be multiplied by the percentage of standard rating. So for example, a policy with a joint rating of 200% of standard will have a PCR rate that is double the standard PCR rate.

                                                                     EXHIBIT C-V
                                                                          PAGE 2


Cases which have a flat rating in excess of $5 per thousand for 2 or more years will not be eligible for this rider. Flat ratings, that are acceptable for this rider, will be charged standard PCR rates.

                                                                       EXHIBIT D


                     THE CEDING COMPANY'S RETENTION LIMITS

                   LIFE, WAIVER OF PREMIUM, ACCIDENTAL DEATH

                            LISTED BY AGE AND RATING

LIFE:

All ages and ratings:                   $3,000,000

Exceptions:

1. The Company will retain no more than $1,000,000 in the following situations.

     (a)  Aviation -- All pilots, standard and rateable.

     (b) Hazardous Sports -- Standard or Rateable. Such sports such as automobile racing, handgliding, hot air ballooning etc.

     (c)  Foreign residents -- Standard or rateable.

2. In additional to the basic retention, the Company will separately retain no more than $3,000,000 of Beneficiary Insurance Option (BIO) rider.

3. Under the Company's Table 4 Program the Company will retain a twenty-five percent (25%) quota share up to a maximum limit of $1,250,000. Each eligible case will be issued standard and split into four equal shares between the Company, the Reinsurer and two other reinsurance carriers.

4. For joint policies issued with an Estate Preservation Rider, the Company will retain their full retention on a Joint-Last-to-Die policy and reinsure the Estate Preservation rider. When the rider expires after 4 years, the Company will reinsure a proportionate amount of the Joint-Last-to-Die policy that is equal to the amount that was reinsured when the rider was in force.

W.P.:

Fully retained

                                                                       EXHIBIT D
                                                                          PAGE 2

A.D.:

Fully retained

RISK RETENTION BASIS.

     For policies issued under the Competitive Underwriting Program and Table 4 program the risk retention basis will be on a proportionate share.

     For policies issued on an excess of retention basis, the risk retention basis will be on a constant risk basis.

                                                                       EXHIBIT E

                       THE REINSURER'S ACCEPTANCE LIMITS

AUTOMATIC LIMIT:

LIFE:

     a) The Reinsurer agrees to accept twenty-five percent (25%) of the excess over the Company's retention but not more than the following limits on any one life. This limit applies to all plans except BIO rider, the Table 4 Program and conversions from term plans from treaty

                        AGES            STD (100%) -- TABLE 4 (200%)
                        0-75                  $3,000,000

     It is understood that the Company's Total Automatic Coverage not including the Company's retention is: $12,000,000.

     b) For policies converting from the term plans listed in Treaty ____________ a permanent plan listed in this treaty, the Company will recapature the policy and reinsure the excess over the Company's retention available on the life according to the terms of the permanent plan listed in this treaty using the appropriate rate of the plan at attained age and duration of the original policy. The Reinsurer agrees to accept twenty-seven and a half percent (27.5%) of the excess of the Company's retention but not more than the following limits on any one life

                        AGES            STD (100%) -- TABLE 4 (200%)
                        0-75                  $4,125,000

     It is understood that the Company's Total Automatic Coverage including the Company's retention is: $15,000,000.

BIO RIDER:

     The reinsurer agrees to accept twenty-five percent (25%) of the excess of the Company's retention but not more than the following limits on any one life:

                        AGES            STD (100%) -- TABLE 4 (200%)
                        0-75                  $1,500,000

     It is understood that the Company's Total Automatic Coverage not including the Company's retention is: $6,000,000.

                                                                       EXHIBIT E
                                                                          PAGE 2

APAR RIDER:

     The Reinsurer agrees to accept an amount corresponding to its share of the basic policy.

TABLE 4 PROGRAM:

     The Reinsurer agrees to accept a twenty-five percent (25%) first dollar quota share of each policy but not more than the following limits on any one life:


                        AGES            STD (100%) -- TABLE 4 (200%)
                        0-75                  $1,250,000

     The Reinsurer agrees to accept up to a one third quota share of any policy submitted under the Table 4 program where the Company has either fully or partially filled its retention on a life now applying under the Table 4 Program, (the above limit could be increased by up to $416,666).

W.P.:   Not Covered

A.D.:   Not Covered

JUMBO LIMIT:

Life:

     -- Applies to the Table 4 Program:

                $5,000,000 inforce and applied for on any one life.

     -- Applies to all other plans originally issued under this treaty:

                $25,000,000 inforce and applied for on any one life.

                                                                       EXHIBIT F

                              REINSURANCE REPORTS

DATA NOTIFICATION: The Company shall send to the Reinsurer reports, in substantial compliance with the Society of Actuaries Guidelines, at the times indicated below:

     REPORT             FREQUENCY       DUE DATE        EXAMPLE REFERENCE
     ------             ---------       --------        -----------------
1. Policy Detail        Monthly         21st            Exhibit F, pgs. 2 & 3
   Report
   (Reinsurance
   Ceded)

2. Accounting &         Monthly         21st            Exhibit F, p. 4
   Policy Exhibit
   (Movement
   Summary)

3. Valuation Reserve    Annually        Jan. 10th       Exhibit F, p. 5
   Certification

4. Quarterly Valuation  Quarterly       10 days after   Exhibit F, p. 6
   Reserve                              quarter

5. Tax Reserve          Annually        June 1st        Exhibit F, p. 6
   Certification

PRELIMINARY ADVICE: If the Policy Detail Report (Reinsurance Ceded) is not being sent on a monthly basis, the Company will send the Reinsurer each month a list of all policies being reinsured automatically where the Reinsurer's share exceeds $250,000.

NOTIFICATION OF ACCEPTANCE OF FACULTATIVE OFFER: The Company will advise the Reinsurer of its acceptance of the Reinsurer's underwriting decision pertaining to facultative business by sending written notice to the Reinsurer. The Company shall provide the full details of the facultative new business on the next Policy Detail Report.

ERRORS AND OMISSIONS: Should any items be inadvertently omitted from or entered in error on a reinsurance report, such omissions or errors shall not affect the liability of the Reinsurer in regard to any cession and the mistakes shall be rectified upon discovery. This does not waive any rights outlined in Article X.

RESERVES:

FIRST THREE QUARTERS' RESERVES: Actual reserve figures are required within 10 days after the close of each of the first 3 quarters. Any estimated figures provided should be confirmed by actual reserve figures.

YEAR END RESERVES: The Company shall advise the Reinsurer by January 10th of each year of the amount of reserves calculated on the reinsurance in force under this Agreement as of December 31st of the preceding year and will also indicate the valuation method used. These reserves shall be certified by the Company's valuation actuary.

                                                                       EXHIBIT G

                                DAC TAX ELECTION

                        METHOD OF EXCHANGING INFORMATION

The Reinsurer and the Company agree to the DAC TAx Election and accordingly will exchange information in the following manner:

1. The Company will submit a Schedule to the Reinsurer by May 1, of each year, of its calculation of the net consideration (as referred to in Article XII) for the preceding calendar year.

2. The Reinsurer, in turn, will complete the Schedule by indicating acceptance of the Company's calculations of the net consideration or by noting any discrepancies. The Reinsurer will return the completed Schedule to the Company by June 1, of each year.

3. If there are any discrepancies between the Company's and the Reinsurer's calculation of the net consideration, the parties will act in good faith to resolve the discrepancies by July 1, of each year.

Addendum No. 1 to the Reinsurance Agreement referred to as No. _____, and effective September 1, 1997 made between NATIONAL LIFE INSURANCE COMPANY (hereinafter referred to as "the Company") and _______________________ (hereinafter referred to as "the Reinsurer").

It is hereby understood and agreed that effective May 1, 1999, the Reinsurer will assume automatically a 20% share of policies issued by the Company under the Table 4 Program (ie. policies issued by the Company and found to be rateable up to and including Table 4 (200%) prior to reinsurance review) referred to in Exhibit C provided the policy meets the following criteria:

1.   Minimum Face Amount: $100,000

2.   Maximum Face Amount: $5,000,000

3. Plan of Insurance: Any plan covered under this Agreement including joint life. For joint life policies each life has to qualify under the program for the policy to qualify. Any new pains added to the Agreement will need prior Reinsurer approval to be included in this Table 4 Program.

4. Maximum Issue Age: 75, or the maximum age of the specific product if younger.

5. Flat Extras: Policies with temporary flat extra ratings of $5.00/1000 or less and have a duration of 2 years or less are also included. (Note, combination ratings such as 150% plus $5.00/1000 for 2 years will not qualify).

6. Underwriting Practices: This Agreement applies only to insurance applications underwritten by the Company and for which conventional underwriting and issue practices are consistently applied.

     Subjective risks and business decisions will be excluded from this program, (eg. Financial underwriting problems, group offers, occupational/habits/moral risks). Credits will not be used to reduce a higher rating to fit within the Table 1-4 range.

     The Company will notify the Reinsurer of any change in underwriting or issue practices or philosophy, or a change in underwriting management personnel.

7. Prior Facultative Business: The Company will not submit policies under this Table 4 Program that have been previously submitted on a faculative basis to the Reinsurer.

It is further understood and agreed that the Reinsurer will assume up to 25% of policies issued under the Table 4 Program if the Company has retained its full retention on a prior policy.

Made in duplicate and executed by both parties.

Signed for and on behalf of NATIONAL LIFE INSURANCE COMPANY

By: /s/                                   By: /s/
    -----------------------------             -----------------------------

Title: VP & Actuary                       Title: Reinsurance Administrator
     ----------------------------              ----------------------------

Date: 12/3/99                             Place: Montpelier, Vermont
     ----------------------------              ----------------------------


Signed for and on behalf of

By:                                       By:
    -----------------------------             -----------------------------

Title: VP Life Marketing                  Title: VP Life Marketing
     ----------------------------              ----------------------------

Date: November 23, 1999                   Place:
     ----------------------------              ----------------------------

ADDENDUM No. 2 to the Reinsurance Agreement referred to as No. _____, effective September 1, 1997, made between:

NATIONAL LIFE INSURANCE COMPANY (hereinafter referred to as "the Company) and ___________________________(hereinafter referred to as "the Reinsurer").

It is hereby understood and agreed that effective the 1st day of January, 2000, the special facultative reinsurance rates required under this Agreement for Competitive Underwriting Program (CUP) business and for facultative excess business no longer apply. The aforesaid business shll be reinsured using the rates applicable to automatic business.

Special reinsurance rates will continue to apply to business under the Company's Table 4 Program.

All other terms and conditiions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of NATIONAL LIFE INSURANCE COMPANY



By: /s/                                   By: /s/
    -----------------------------             -----------------------------

Title: VP & Actuary                       Title: Reinsurance Administrator
     ----------------------------              ----------------------------

Date: 3/21/00                             Place: Montpelier, Vermont
     ----------------------------              ----------------------------




Signed for and on behalf of

By:                                       By:
    -----------------------------             -----------------------------

Title: VP Life Marketing                  Title: 2nd VP
     ----------------------------              ----------------------------

Date: March 14, 2000                       Place:
     ----------------------------              ----------------------------

ADDENDUM No. 3 to the Reinsurance Agreement referred to as No. ___________ effective September 1, 1997, made between:

NATIONAL LIFE INSURANCE COMPANY (hereinafter referred to as "the Company") and (hereinafter referred to as "the Reinsurer").

It is hereby declared and agreed that:

1. Exhibit A-1 (revised October 1, 1997), in the above Agreement shall be replaced by the attached Exhibit A-1 (revised August 1, 1999) to add,
     (a) effective August 1, 1999, coverage of the Company's 1999 Traditional Whole Life LifeCare Series of products, and
     (b) effective May 1, 2000, coverage of the Company's Long Term Care Rider issued with the LifeCare Series of products; and

2. Two new premium classes are offered under the LifeCare Series. The new Elite Preferred NonSmoker class shall be reinsured under the same terms set forth in Exhibit C-1 for the current preferred Nonsmoker class. The new Preferred Smoker class shall be reinsured under the same terms set forth in Exhibit C-1 for the current Smoker class; and

3. Exhibit C-VI shall be added to this Agreement to set forth the reinsurance terms for the Long Term Care Rider.


All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of NATIONAL LIFE INSURANCE COMPANY



By: /s/                                   By: /s/
    -----------------------------             -----------------------------

Title: VP & Actuary                       Title: Reinsurance Administrator
     ----------------------------              ----------------------------

Date: September 19, 2000                  Place: Montpelier, Vermont
     ----------------------------              ----------------------------




Signed for and on behalf of

By:                                       By:
    -----------------------------             -----------------------------

Title: VP Life Marketing                  Title: 2nd VP
     ----------------------------              ----------------------------

Date: July 27, 2000                       Place:
     ----------------------------              ----------------------------

                                                                     EXHIBIT A-1
                                                        (REVISED AUGUST 1, 1999)


                                BUSINESS COVERED

EFFECTIVE DATE:

September 1, 1997. The commencement dates for specific business are shown below.

BUSINESS COVERED:

The policies on the plans shown below with policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, commencement Date and Termination Date of the base policy to which they are attached unless stated otherwise.

The policies, riders and supplementary benefits are on lives resident in the United States Reinsurace will also apply to policies which are on Non-US residents. This coverage is limited to countries where the Company writes business.

The Reinsurer shall not participate in policy loans nor be liable for any dividend payments.

CURRENCY:     US$

LIMITATIONS:

1. For policies on lives with surnames commencing with the letters A to Z inclusive, and qualifying for automatic coverage, twenty-five percent (25%) of the excess over the Company's retention up to the limits specified in Exhibit E, will be reinsured with the Reinsurer. (Any application may be offered on a facultative basis).

                                                                     EXHIBIT A-1

                                                        (REVISED AUGUST 1, 1999)
                                                                          PAGE 2

PLANS, RIDERS AND BENEFITS:

PLAN(S) AND             EXHIBIT                        COMMENCEMENT        TERMINATION
FORM NO(S).            REFERENCE      LIMITATIONS          DATE               DATE
---------------------------------------------------------------------------------------

JLLS                   C, C-II       No. 1 above     September 1, 1997

Individual             C, C-I        No. 1 above     September 1, 1997
permanent
plans

Joint Life             C, C-I        No. 1 above     September 1, 1997
First to Die

Survivorship           C, C-III      No. 1 above     May 1, 1998
Universal Life
and Survivorship
Variable Universal
Life

All above listed       C, C-I        No. 1 above     September 1, 1997
plans issued under
Table 4 program

LifeCare Series        C, C-I        No. 1 above     September 1, 1997
(1999 Traditional
Whole Life products)


                                                                     EXHIBIT A-1

                                                        (REVISED AUGUST 1, 1999)
                                                                          PAGE 3

RIDERS

All individual riders, attached to the original plan, as issued by the Company.

Accelerated Benefits Rider
Additions Rider
Annual Premium Addition Riders (APAR)
Beneficiary Insurance Option Rider
C-SPAR (Commissionable Single Premium Adds Rider)
COL (Cost of Living Rider)
Exchange to a New Insured Rider
Flex Term Rider
Policy Continuation Rider
Survivor Purchase Option/Designated Second Life Rider

Additional Protection Benefit (APB)
Policy Split Option (PSO)
Estate Preservation Rider (EPR)
Continuing Coverage Rider (CCR)
Enhanced Death Benefit Rider (EDBR)
Automatic Increase Rider (AIR)
Long Term Care Rider (LTC -- also called Accelerated Care Rider; added May 1,
2000)

All above listed riders issued under the Table 4 program

BENEFITS

N/A

                                                                    EXHIBIT C-VI

                           LONG TERM CARE (LTC) RIDER

                        INSTRUCTIONS FOR ADMINISTRATION

1. BASIS OF REINSURANCE: The Company shall pay to the Reinsurer a premium for the Rider based upon the annual premium on the Rider without nonforfeiture benefit, using the lifetime pay schedule but not including any policy fee payable on the original. The applicable rates are attached to this Exhibit C-VI.

     The maximum amount of LTC Rider that will be issued in $1,000,000 in face amount. The Company may automatically bind the Reinsurer for its proportionate share of the rider up to age 75 only.

     The LTC Rider will be issued on a standard or decline basis. The rider will not be issued on a substandard basis. The rider may be issued at standard through the Table 4 program as provided under the terms of this Agreement.

     NOTE: The Continuing Coverage Protection Rider (CCP) is not covered under the terms of this Agreement.

2. PERCENTAGE ALLOWANCES: The following percentages shall be applied to the reinsurance premiums payable:

                                     Year 1

                                   Thereafter

3. CLAIMS PROCESSING: The Company shall provide notification of claim to the Reinsurer in accordance with the standard procedures set forth in this Agreement. The Company shall likewise provide prompt notification to the Reinsurer when claim payments cease. Claims adjudicatioin and administration will be handled for the Company by _______________ . The Company will notify the Reinsurer of the change in this arrangement.

     Claim payments for the LTC Rider shall be deducted from the periodic transaction statements submitted by the Company.

     Reinsurance premiums for the LTC Rider will be waived during the period that rider benefits are payable.

     The face amount of the base policy is reduced monthly by the amount of LTC benefits paid. The Reinsurer's share of the base risk shall reduce proportionately.

ADDENDUM No. 4 to the Reinsurance Agreement referred to as No. ______________ effective September 1, 1997, made between:

NATIONAL LIFE INSURANCE COMPANY (hereinafter referred to as "the Company") and _________________________________(hereinafter referred to as "the Reinsurer").

It is mutually agreed that effective June 1, 2001, Exhibit A-1, Riders, and Exhibit C-VI, Instructions for Administration, shall be revised as attached to provide reinsurance terms for the Non-Qualified Long Term Care Rider.



All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of NATIONAL LIFE INSURANCE COMPANY



By: /s/  CHRISTY E. DAY                   By: /s/
    -----------------------------             -----------------------------

Title: Associate Actuary                  Title: Reinsurance Administrator
     ----------------------------              ----------------------------

Date: 11/23/01                            Place: Montpelier, Vermont
     ----------------------------              ----------------------------




Signed for and on behalf of

By:                                       By:
    -----------------------------             -----------------------------

Title: VP Pricing                         Title: Vice President
     ----------------------------              ----------------------------

Date: 11/16/01                            Place:
     ----------------------------              ----------------------------

                                                                     EXHIBIT A-1

                                                          (REVISED JUNE 1, 1999)
                                                                          PAGE 3

RIDERS

All individual riders, attached to the original plan, as issued by the Company.

Accelerated Benefits Rider
Additions Rider
Annual Premium Addition Riders (APAR)
Beneficiary Insurance Option Rider
C-SPAR (Commissionable Single Premium Adds Rider)
COL (Cost of Living Rider)
Exchange to a New Insured Rider
Flex Term Rider
Policy Continuation Rider
Survivor Purchase Option/Designated Second Life Rider

Additional Protection Benefit (APB)
Policy Split Option (PSO)
Estate Preservation Rider (EPR)
Continuing Coverage Rider (CCR)
Enhanced Death Benefit Rider (EDBR)
Automatic Increase Rider (AIR)
Long Term Care Rider (LTC -- also called Accelerated Care Rider; added May 1,
                      2000)
Non-Qualified Long Term Care Rider (LTC--also called Non-Qualified Accelerated
                                    Care Rider; added June 1, 2001

All above listed riders issued under the Table 4 program

BENEFITS

N/A

                                                                    EXHIBIT C-VI
                                                          (REVISED JUNE 1, 2001)

                           LONG TERM CARD (LTC) RIDER
                                      AND
                    NON-QUALIFIED LONG TERM CARE (LTC) RIDER

                        INSTRUCTIONS FOR ADMINISTRATION

1. BASIS OF REINSURANCE: The Company shall pay to the Reinsurer a premium for the Rider based upon the annual premium on the Rider without nonforfeiture benefit, using the lifetime pay schedule but not including any policy fee payable on the original. The applicable rates are attached to this Exhibit C-VI.

     The maximum amount of LTC Rider that will be issued is $1,000,000 in face amount. The Company may automatically bind the Reinsurer for its proportionate share of the rider up to age 75 only

     The LTC Rider will be issued on a standard or decline basis. The rider will not be issued on a substandard basis. The rider may be issued at standard through the Table 4 program as provided under the terms of this Agreement.

     NOTE: The Continuing Coverage Protection Rider (CCP) is not covered under the terms of the Agreement.

2. PERCENTAGE ALLOWANCES: The following percentages shall be applied to the reinsurance premiums payable:

                                     Year 1

                                   Thereafter

3. CLAIMS PROCESSING: The Company shall provide notification of claim to the Reinsurer in accordance with the standard procedures set forth in this Agreement. The Company shall likewise provide prompt notification to the Reinsurer when claim payments cease. Claims adjudication and administration will be handled for the Company by __________________________. The Company will notify the Reinsurer of a change in this arrangement.

     Claim payments for the LTC Rider shall be deducted from the periodic transaction statements submitted by the Company.

     Reinsurance premiums for the LTC Rider will be waived during the period that rider benefits are payable.

     The face amount of the base policy is reduced monthly by the amount of LTC benefits paid. The Reinsurer's share of the base risk shall reduce proportionately.

ADDENDUM No. 5 to the Reinsurance Agreement referred to as No.________, effective September 1, 1997, made between:

NATIONAL LIFE INSURANCE COMPANY (hereinafter referred to as "the Company") and _________________________________(hereinafter referred to as "the Reinsurer").

Effective July 1, 2001, it is hereby agreed that the following sections of Exhibit C-I, entitled Final Specifications, Accelerated Benefits Rider (ABR) and dated May 29, 1997, will be revised for new and in force business:

B.   LIMITATION ON THE CHRONICALLY ILL BENEFIT

     4. The benefit will not be available until after the underlying life insurance contract has reached its second anniversary.

M.   ISSUE AMOUNTS -- MINIMUM AND MAXIMUM

     The minimum policy size to which this rider can be attached at issue is $25,000.

     The Company will still reserve the right to set a maximum amount payable under all Accelerated Benefit Riders on the life of one insured. This amount will be no less than $1,000,000. This will be cumulative limit for all accelerations in case of repeated partial accelerations.


All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of NATIONAL LIFE INSURANCE COMPANY



By: /s/  CHRISTY E. DAY                   By: /s/
    -----------------------------             -----------------------------

Title: Associate Actuary                  Title: Reinsurance Administrator
     ----------------------------              ----------------------------

Date: 12/19/01                            Place: Montpelier, Vermont
     ----------------------------              ----------------------------




Signed for and on behalf of


By:                                       By:
    -----------------------------             -----------------------------

Title: Executive Vice President           Title: Second Vice President
     ----------------------------              ----------------------------

Date: 11/16/01                            Place:
     ----------------------------              ----------------------------

ADDENDUM No. 6 to the Reinsurance Agreement referred to as No.________, and effective January 1, 2002, made between:

NATIONAL LIFE INSURANCE COMPANY (hereinafter referred to as "the Company") and _________________________________(hereinafter referred to as "the Reinsurer").

It is hereby declared and agreed that Exhibit A-1 of the above Agreement (and page 3 Revised June, 2001), and Exhibits C, C-I, C-II, C-III, D and E of the above Agreement shall be replaced by the attached corresponding Exhibits (all Revised January 1, 2002), in order to revise the terms and rates for new business issued from January 1, 2002 onwards.


Made in duplicate and executed by both parties.

Signed for and on behalf of NATIONAL LIFE INSURANCE COMPANY



By: /s/  CHRISTY E. DAY                   By: /s/
    -----------------------------             -----------------------------

Title: Associate Actuary                  Title: Reinsurance Administrator
     ----------------------------              ----------------------------

Date: 11/08/02                          Place: Montpelier, Vermont
     ----------------------------              ----------------------------




Signed for and on behalf of


By:                                       By:
    -----------------------------             -----------------------------

Title:  Vice President                    Title: AVP Treaty Services
     ----------------------------              ----------------------------

Date: October 21, 2002                    Place:
     ----------------------------              ----------------------------

                                                                     EXHIBIT A-1
                                                       (REVISED JANUARY 1, 2002)


                                BUSINESS COVERED

EFFECTIVE DATE:

September 1, 1997. The commencement dates for specific business are shown below.

BUSINESS COVERED:

The policies on the plans shown below with policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, commencement Date and Termination Date of the base policy to which they are attached unless stated otherwise.

The policies, riders and supplementary benefits are on lives resident in the United States Reinsurance will also apply to policies which are on Non-US residents. This coverage is limited to countries where the Company writes business.

The Reinsurer shall not participate in policy loans nor be liable for any dividend payments.

CURRENCY:     US$

LIMITATIONS:

1. For policies on lives with surnames commencing with the letters A to Z inclusive, and qualifying for automatic coverage, twenty-five percent (25%) of the excess over the Company's retention up to the limits specified in Exhibit E, will be reinsured with the Reinsurer. (Any application may be offered on a facultative basis).

2. For policies on lives with surnames commencing with the letters A to Z inclusive, and qualifying for automatic coverage, a twenty percent (20%) first dollar quota share up to the limits specified in Exhibit E, will be reinsured with the Reinsurer. (Any application may be offered on a facultative basis)>

3. For policies on lives with surnames commencing with the letters A to Z inclusive, and qualifying for automatic coverage, fifty percent (50%) of the excess over the Company's retention up to the limits specified in Exhibit E, will be reinsured with the Reinsurer. )Any application may be offered on a facultative basis.)

4. For policies on lives with surnames commencing with the letters A to Z inclusive, and qualifying for automatic coverage, a forty percent (40%) first dollar quota share up to the limits specified in Exhibit E, will be reinsured with the Reinsurer. (any application may be offered on a facultative basis).

                                                                     EXHIBIT A-1
                                                                          PAGE 2
                                                       (REVISED JANUARY 1, 2002)



PLANS, RIDERS AND BENEFITS:

PLAN(S) AND             EXHIBIT                        COMMENCEMENT        TERMINATION
FORM NO(S).            REFERENCE      LIMITATIONS          DATE               DATE
---------------------------------------------------------------------------------------

JLLS                   C, C-II       No. 1 above     September 1, 1997   December 31, 2001
                       C, C-II       No. 3 above     January 1, 2002

Individual             C, C-I        No. 1 above     September 1, 1997   December 31, 2001
permanent              C, C-I        No. 3 above     January 1, 2002
plans

Joint Life             C, C-I        No. 1 above     September 1, 1997   December 31, 2001
First to Die           C, C-I        No. 3 above     January 1, 2002

Survivorship           C, C-III      No. 1 above     May 1, 1998         December 31, 2001
Universal Life         C, C-III      No. 3 above     January 1, 2002
and Survivorship
Variable Universal
Life

All above listed       C, C-I        No. 1 above     September 1, 1997   April 30, 1999
plans issued under     C, C-I        No. 2 above     May 1, 1999         June 30, 2002
Table 4 program        C, C-I        No. 4 above     July 1, 2002



                                                                    EXHIBIT A-1

                                                       (REVISED JANUARY 1, 2002)
                                                                          PAGE 3

RIDERS

All individual riders, attached to the original plan, as issued by the Company.

Accelerated Benefits Rider
Additions Rider
Annual Premium Addition Riders (APAR)
Beneficiary Insurance Option Rider
C-SPAR (Commissionable Single Premium Adds Rider)
COL (Cost of Living Rider)
Exchange to a New Insured Rider
Flex Term Rider
Policy Continuation Rider
Survivor Purchase Option/Designated Second Life Rider

Additional Protection Benefit (APB)
Policy Split Option (PSO)
Estate Preservation Rider (EPR)
Continuing Coverage Rider (CCR)
Enhanced Death Benefit Rider (EDBR)
Automatic Increase Rider (AIR)
Long Term Care Rider (LTC -- also called Accelerated Care Rider; added May 1,
                      2000)
Non-Qualified Long Term Care Rider (LTC--also called Non-Qualified Accelerated
                                    Care Rider; added June 1, 2001

All above listed riders issued under the Table 4 program

BENEFITS

N/A

                                                                       EXHIBIT C
                                                       (Revised January 1, 2002)

                                  GENERAL TERMS

1.REINSURANCE BASIS: Yearly Renewable Term.

2.RATE CRITERIA: The rates set out in the sub-section(s) of Exhibit C shall be used for automatic reinsurance of any policy covered by this Agreement. These rates also apply to the reinsurance of a facultative policy covered by this Agreement.

3.AGE BASIS: Nearest.

4.PREMIUM TAX: There shall be no separate reimbursement of Premium Tax.

5.RATE GUARANTEE: The reinsurance rates set out in the sub-section(s) of Exhibit C of this Agreement cannot be guaranteed for more than one year. The reinsurance rates, however, may not be increased beyond the appropriate one year term premiums calculated on the 1980 C.S.O. smoke/non-smoker mortality table at 4.5% interest. The Reinsurer reserves the right to increase the reinsurance rates if the Company has increased its rates. If the Reinsurer increases the rates in adbsence of a corresponding increase by the Company in its retail charges to the policyholder, the Company reserves the right to recapture ceded business inforce under this Agreement with appropriate notice and no recapture fee would apply.

6.MINIMUM INITIAL AUTOMATIC REINSURANCE LIMITS:   $25,000.

MINIMUM INITIAL FACULTATIVE REINSURANCE LIMIT:    $250,000 up to age 70 and
                                                  $100,001 for ages 71 and over.

MINIMUM FINAL REINSURANCE LIMIT:                  $25,000.

7. RATES APPLICABLE TO INCREASES: First year reinsurance rates and commissions/allowances shall apply to the amount of a fully-underwritten non-contractual increase.

8. YRT RATES FOR CONVERSIONS: It is understood that for policies issued under the Company's Competitive Underwriting Program and which convert from a term plan in Agreement N. to a permanent plan under this Agreement, the policy arising from the conversion shall be reinsured under the current terms and conditions for the permanent plan and the amount to be reinsured shall continue in a like proportion to the amount ceded to the Reinsurer at issue.

                                                                        EXHBIT C
                                                                          Page 2
                                                       (Revised January 1, 2002)


It is further agreed that for conversions of a term plan in Agreement No. to a permanent plan under this Agreement, the Company shall recapture the policy under conversion and reinsure one hundred percent (100%) of the excess over the Company's retention under the current terms and conditions for the permanent plans in the above agreement. The Reinsurer's share of the converted policy will be equal to the Reinsurer's share as defined in this Agreement.

It is further agreed that for conversion of a fully-retained term plan in Agreement No.________to a permanent plan under this Agreement, the proportionate share of the amount in excess of the Company's retention at time of conversion shall be reinsured under the current terms and conditions at point in scale rates, provided that normal underwriting practices were followed when the term plan was originally issued.

9.RECAPTURE:      Due to Increase in the Company's Retention.
                  Inforce Period: 20 Years*

*Recapture under the Table 4 Program is independent of exercising any recapture of any other regular issued policies ceded under this treaty. Recapture terms would be negotiated at the time of recapture, and be agreed to by both parties.

                           Due to Insolvency of the Reinsurer
                           Inforce Period: Non Applicable.

The Recapture Fee applicable shall be mutually agreed upon by the Company and the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor.

10. TABLE 4 PROGRAM: All policies issued by the Company and found to be rateable up to and including Table 4 (200%) prior to reinsurance review can be automatically issued to the Reinsurer at standard rates. The Company will pay the Reinsurer of the current automatic reinsurance premium rates for the corresponding plan for any policy eligible under the Table 4 Program.

11. NET AMOUNTS AT RISK: The net amount at risk shall be the difference between the gross amount of reinsurance and the cash values of the Company applicable to the face amount reinsured and subject to the "ten year level decrement" (if appropriate) method of approximation. However, commuted values may be used, if applicable, to determine the net amount at risk.

For Universal Life type plans, if the death benefit is Option A, the amount at risk will be the difference between the initial amount of reinsurance and the cash values applicable to the face amount reinsured. If the death benefit is Option B, the amount at risk will be the initial amount of reinsurance.

                                                                     EXHIBIT C-1
                                                       (Revised January 1, 2002)

                                    YRT RATES

                       NON-EXPERIENCE RATED PREMIUM RATES


1.INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES: The life reinsurance rates are shown on a per thousand dollar basis and are equivalent to the following percentages of the attached Extended SOA 90-95 Basic Select & Ultimate Age Nearest, Sex Distinct tables.

AUTOMATIC AND FACULTATIVE

The following percentages apply to all single life plans and joint first-to-die plans.


                               5 Class           4 Class           3 Class

     Elite Preferred
Preferred Non Smoker
Standard Non Smoker
     Preferred Smoker
     Standard Smoker

There shall be no policy fee payable.

TABLE 4 PROGRAMS
All policies issued by the Company and found to be rateable up to and including Table 4 (200%) prior to reinsurance review can be automatically issued to the Reinsurer at standard rates. The Company will pay the Reinsurer of the current automatic reinsurance premium rates for the corresponding plan for any policy eligible under the Table 4 Program.

                                                                     EXHIBIT C-1
                                                                          Page 2
                                                       (Revised January 1, 2002)



2.MULTIPLE EXTRAS: For substandard risks issued at table ratings, multiply the above rates by the appropriate mortality factor.

     Table Rating       Mortality Factor      Table Rating      Mortality Factor

1      OR        A          125%                  6      OR    F        250%

1.5             AA          137%                  7            G         275%

2                B          150%                  8            H        300%

2.5             BB          162%                  9            I        325%

3                C          175%                  10           J        350%

4                D          200%                  12           L        400%

5                E          225%                  16           P        500%

3.FLAT EXTRAS: On all cessions the due proportion of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

4.ALLOWANCES ON FLAT EXTRAS:

When a flat extra is payable for 5 years or less, an allowance of of the gross flat extra charged by the company will be made each year. When a flat premium is payable for more than 5 years, an allowance of of the gross flat extra will be charged by the Company will be made in the first year and an allowance of in each year thereafter.

5.It is understood that permanent substandard extra premiums will terminate at the end of 20 years or age 65, whichever is later.



SOA 25 Male ANB                                      Action
Issue Age         1        2        3       4        5        6        7        8       9        10       11       12      13
0        0.90     0.49     0.32     0.22    0.14     0.14              0.15     0.15    0.16     0.16     0.16     0.20    0.26
1        0.40     0.29     0.19     0.14    0.14     0.14     0.15     0.15     0.15    0.14     0.18     0.22     0.28
2        0.28     0.19     0.14     0.14    0.14     0.14     0.15     0.14     0.13    0.16     0.19     0.25     0.29
3        0.17     0.13     0.13     0.13    0.14     0.14     0.13     0.12     0.15    0.18     0.24     0.28     0.39
4        0.13     0.13     0.13     0.14    0.13     0.13     0.12     0.14     0.18    0.23     0.28     0.39     0.64
5        0.13     0.13     0.13     0.13    0.12     0.12     0.14     0.17     0.22    0.27     0.39     0.64     0.75
6        0.13     0.13     0.13     0.12    0.12     0.14     0.17     0.22     0.26    0.38     0.64     0.75     0.83
7        0.13     0.12     0.12     0.12    0.13     0.17     0.21     0.26     0.37    0.64     0.74     0.83     0.84
8        0.12     0.12     0.12     0.13    0.16     0.20     0.25     0.37     0.64    0.74     0.83     0.84     0.86
9        0.12     0.12     0.13     0.16    0.19     0.25     0.36     0.64     0.74    0.83     0.84     0.86     0.86
10       0.12     0.13     0.15     0.19    0.25     0.35     0.64     0.74     0.81    0.81     0.85     0.85     0.86
11       0.12     0.15     0.18     0.24    0.34     0.64     0.74     0.81     0.81    0.85     0.85     0.86     0.86
12       0.14     0.17     0.24     0.33    0.64     0.74     0.81     0.81     0.83    0.84     0.85     0.85     0.86
13       0.16     0.23     0.32     0.64    0.74     0.81     0.81     0.82     0.83    0.84     0.84     0.85     0.87
14       0.22     0.31     0.64     0.73    0.81     0.81     0.82     0.83     0.84    0.83     0.84     0.86     0.88
15       0.30     0.75     0.73     0.81    0.81     0.81     0.81     0.82     0.83    0.84     0.85     0.88     0.92
16       0.64     0.73     0.81     0.80    0.81     0.79     0.80     0.81     0.82    0.84     0.86     0.91     1.01
17       0.73     0.81     0.80     0.81    0.79     0.80     0.81     0.82     0.83    0.86     0.88     0.98     1.13
18       0.81     0.80     0.81     0.79    0.79     0.79     0.80     0.81     0.84    0.87     0.97     1.08     1.27
19       0.79     0.79     0.78     0.77    0.77     0.78     0.79     0.82     0.87    0.97     1.02     1.23     1.27
20       0.77     0.72     0.73     0.72    0.70     0.72     0.74     0.79     0.87    1.01     1.11     1.22     1.23
21       0.67     0.64     0.65     0.66    0.68     0.69     0.77     0.83     0.87    0.96     1.08     1.17     1.19
22       0.63     0.60     0.61     0.61    0.65     0.73     0.82     0.83     0.81    0.91     1.02     1.12     1.15
23       0.56     0.53     0.55     0.59    0.65     0.75     0.82     0.77     0.74    0.92     1.02     1.12     1.17
24       0.47     0.49     0.50     0.59    0.67     0.81     0.72     0.73     0.88    0.94     1.03     1.12     1.17
25       0.39     0.43     0.49     0.60    0.71     0.70     0.70     0.86     0.90    0.97     1.03     1.11     1.18
26       0.36     0.42     0.49     0.63    0.69     0.69     0.82     0.85     0.91    0.99     1.03     1.10     1.16
27       0.33     0.41     0.51     0.60    0.67     0.73     0.77     0.85     0.93    1.00     1.08     1.12     1.22
28       0.33     0.45     0.52     0.62    0.68     0.75     0.81     0.88     0.95    1.05     1.08     1.16     1.26
29       0.32     0.45     0.53     0.62    0.69     0.77     0.84     0.91     0.99    1.07     1.15     1.25     1.35
30       0.32     0.44     0.53     0.62    0.70     0.79     0.87     0.94     1.00    1.11     1.21     1.32     1.44
31       0.30     0.43     0.53     0.63    0.72     0.80     0.90     0.95     1.03    1.14     1.26     1.40     1.59
32       0.29     0.41     0.53     0.63    0.73     0.82     0.91     1.00     1.10    1.16     1.31     1.52     1.78
33       0.31     0.43     0.56     0.66    0.77     0.86     0.98     1.06     1.13    1.23     1.40     1.64     1.94
34       0.33     0.45     0.58     0.70    0.80     0.92     1.04     1.12     1.21    1.34     1.53     1.80     2.15
35       0.35     0.47     0.60     0.72    0.84     0.97     1.09     1.20     1.33    1.52     1.71     1.99     2.35
36       0.37     0.49     0.62     0.75    0.88     1.00     1.14     1.30     1.50    1.69     1.96     2.19     2.54
37       0.39     0.50     0.64     0.77    0.90     1.04     1.23     1.46     1.65    1.92     2.14     2.38     2.76
38       0.42     0.56     0.71     0.82    0.95     1.12     1.36     1.61     1.89    2.12     2.32     2.59     3.01
39       0.45     0.62     0.76     0.88    1.03     1.24     1.52     1.81     2.08    2.31     2.53     2.86     3.31








                                       83


SOA 25 Male ANB                                      Action
Issue Age         1        2        3       4        5        6        7        8       9        10       11       12      13
40       0.49     0.67     0.83     0.96    1.14     1.38     1.72     2.01     2.25    2.51     2.80     3.20     3.68
41       0.52     0.72     0.91     1.08    1.28     1.56     1.92     2.20     2.44    2.78     3.13     3.61     4.10
42       0.55     0.80     1.03     1.22    1.45     1.75     2.12     2.41     2.70    3.12     3.52     4.08     4.59
43       0.58     0.84     1.09     1.32    1.57     1.87     2.25     2.61     2.96    3.42     3.86     4.48     4.99
44       0.62     0.90     1.16     1.41    1.68     2.00     2.43     2.86     3.27    3.77     4.24     4.94     5.53
45       0.68     0.97     1.23     1.49    1.80     2.17     2.65     3.15     3.63    4.18     4.68     5.42     6.28
46       0.76     1.04     1.29     1.58    1.95     2.39     2.91     3.48     4.05    4.64     5.14     5.93     6.78
47       0.84     1.10     1.35     1.70    2.15     2.65     3.20     3.87     4.53    5.13     5.62     6.32     7.35
48       0.90     1.19     1.49     1.88    2.34     2.86     3.48     4.23     4.95    5.62     6.03     6.80     7.98
49       0.98     1.31     1.67     2.09    2.55     3.10     3.79     4.60     5.40    6.01     6.49     7.41     8.77
50       1.08     1.46     1.87     2.33    2.80     3.37     4.10     4.98     5.73    6.45     7.07     8.17     9.72
51       1.20     1.63     2.12     2.61    3.08     3.64     4.43     5.26     6.12    7.00     7.79     9.08     10.74
52       1.34     1.84     2.41     2.94    3.37     3.92     4.65     5.57     6.59    7.69     8.66     10.06    11.76
53       1.41     1.99     2.66     3.23    3.70     4.24     5.10     6.17     7.36    8.62     9.73     11.13    12.88
54       1.47     2.16     2.92     3.54    3.98     4.62     5.66     6.93     8.29    9.64     10.83    12.23    13.94
55       1.54     2.34     3.20     3.78    4.29     5.09     6.36     7.85     9.31    10.68    11.97    13.27    14.96
56       1.59     2.51     3.42     4.06    4.68     5.67     7.20     8.86     10.35   11.75    13.07    14.28    16.03
57       1.63     2.64     3.68     4.40    5.16     6.38     8.14     9.91     11.44   12.78    14.17    15.35    17.10
58       1.77     2.81     3.91     4.82    5.81     7.24     9.05     10.80    12.24   13.59    15.00    16.28    18.37
59       1.94     3.03     4.21     5.32    6.52     8.13     9.99     11.62    12.99   14.42    15.80    17.42    19.81
60       2.15     3.30     4.57     5.85    7.25     9.07     10.90    12.41    13.76   15.23    16.79    18.70    21.43
61       2.41     3.63     4.93     6.37    8.00     9.99     11.80    13.22    14.49   16.23    17.88    20.14    23.22
62       2.73     3.98     5.26     6.88    8.73     10.92    12.75    14.02    15.40   17.34    19.65    21.72    25.19
63       2.90     4.38     5.93     7.71    9.69     11.94    13.79    15.37    17.00   19.15    21.23    24.35    28.29
64       3.04     4.79     6.59     8.57    10.74    12.98    15.05    16.91    18.83   21.18    23.61    27.19    32.04
65       3.16     5.17     7.28     9.51    11.84    14.25    16.49    18.67    20.90   23.46    26.16    30.60    36.58
66       3.23     5.54     8.02     10.49   13.16    15.69    18.13    20.64    23.22   25.89    29.24    34.74    41.71
67       3.25     5.92     8.80     11.67   14.68    17.35    19.96    22.86    25.70   26.82    32.95    39.40    47.54
68       4.03     6.89     9.96     13.01   16.02    18.83    21.71    24.66    27.61   30.93    35.29    41.74    49.34
69       4.90     8.04     11.30    14.54   17.52    20.47    23.52    26.83    29.89   33.13    37.73    43.89    55.28
70       5.94     9.37     12.85    16.28   19.18    22.17    25.71    29.44    32.30   35.42    40.08    50.76    61.12
71       7.14     10.93    14.62    18.24   20.93    24.21    28.33    32.27    35.39   37.64    45.65    57.68    76.77
72       8.55     12.72    16.63    20.36   23.03    26.66    31.20    35.37    37.47   43.58    53.48    74.56    86.22
73       9.06     13.25    18.47    21.16   24.41    28.12    32.37    37.20    43.34   50.05    72.44    83.98    96.73
74       9.94     14.45    20.28    23.44   27.04    31.77    36.41    43.34    50.05   68.99    79.26    92.57    105.29
75       10.44    15.87    22.46    25.95   30.57    35.08    41.52    50.05    66.40   75.49    88.41    101.81   117.73
76       11.46    17.58    24.87    29.97   33.76    40.06    47.66    62.96    71.71   84.25    97.19    113.89   128.99
77       12.69    19.47    27.58    33.10   38.61    45.28    53.47    67.94    80.09   93.72    110.05   127.59   139.83
78       14.06    21.58    30.45    37.15   43.69    51.74    61.33    74.89    90.24   106.21   124.78   138.31   150.61
79       15.59    23.83    33.51    41.31   47.43    59.45    70.73    85.62    102.37  120.57   136.79   148.97   163.59








                                       84


SOA 25 Male ANB                                      Action
Issue Age         1        2        3       4        5        6        7        8       9        10       11       12      13

80       17.21    26.22    36.54    45.71   51.90    67.61    80.99    98.54    116.37  133.75   147.34   161.81   179.98
81       18.94    28.60    39.67    51.90   62.41    78.67    94.70    112.16   130.71  145.70   160.03   178.05   200.65
82       20.65    31.05    45.29    59.29   71.73    90.86    106.55   125.39   142.43  158.26   178.05   198.51   223.69
83       22.42    37.74    52.01    69.42   85.74    102.35   121.59   139.15   154.70  176.11   196.38   222.52   242.43
84       26.42    43.68    61.16    83.18   98.14    117.04   137.51   151.14   172.24  194.24   220.18   242.43   258.46
85       36.40    52.06    70.38    92.53   112.48   130.97   149.37   172.24   194.24  217.84   242.43   258.39   272.42
86       43.97    63.98    81.32    106.40  126.05   145.81   170.30   192.11   215.49  241.17   258.32   272.42   280.31
87       53.75    77.11    95.76    119.51  142.25   166.43   189.97   214.32   239.91  258.24   272.42   280.31   289.67
88       67.30    91.20    109.68   133.36  162.56   189.97   213.15   239.91   258.17  272.42   280.31   289.67   312.84
89       80.56    106.41   128.03   154.82  185.71   210.81   239.91   258.11   272.42  280.31   289.67   312.84   339.44
90       98.22    124.47   145.15   179.30  210.81   238.64   258.04   272.42   280.31  289.67   312.84   339.44   369.98
91       113.80   143.21   170.76   203.78  234.85   257.96   272.42   280.31   289.67  312.84   339.44   369.98   405.13
92       131.60   166.49   199.10   229.80  257.74   272.42   280.31   289.67   312.84  339.44   369.98   405.13   445.65
93       153.69   199.10   227.28   257.23  272.42   280.31   289.67   312.84   339.44  369.98   405.13   445.65   494.67
94       187.39   227.28   255.59   272.42  280.31   289.67   312.84   339.44   369.98  405.13   445.65   494.67   554.03
95       217.18   253.73   272.42   280.31  289.67   312.84   339.44   369.98   405.13  445.65   494.67   554.03   626.05
96       248.39   272.42   280.31   289.67  312.84   339.44   369.98   405.13   445.65  494.67   554.03   626.05   707.44
97       272.42   280.31   289.67   312.84  339.44   369.98   405.13   445.65   494.67  554.03   626.05   707.44   799.40
98       280.31   289.67   312.84   339.44  369.98   405.13   445.65   494.67   554.03  626.05   707.44   799.40   863.36
99       289.67   312.84   339.44   369.98  405.13   445.65   494.67   554.03   626.05  707.44   799.40   863.36   906.52


















                                       85


SOA 25 Male ANB
Issue Age         14       15       16      17       18       19       20       21      22       23       24       25      26+
0        0.31     0.39     0.47     0.72    0.80     0.86     0.88     0.89     0.89    0.90     0.91     0.93     0.95
1        0.33     0.46     0.69     0.77    0.84     0.86     0.88     0.88     0.89    0.91     0.92     0.95     1.00
2        0.40     0.67     0.76     0.84    0.86     0.87     0.88     0.89     0.91    0.92     0.95     1.00     1.07
3        0.66     0.76     0.84     0.85    0.87     0.87     0.89     0.90     0.92    0.95     1.00     1.07     1.18
4        0.75     0.83     0.85     0.87    0.87     0.89     0.90     0.91     0.95    1.00     1.07     1.18     1.35
5        0.83     0.85     0.87     0.87    0.88     0.90     0.91     0.95     1.00    1.07     1.18     1.35     1.42
6        0.85     0.87     0.86     0.88    0.89     0.91     0.95     1.00     1.07    1.18     1.35     1.42     1.51
7        0.86     0.86     0.88     0.89    0.90     0.95     1.00     1.07     1.18    1.35     1.42     1.51     1.57
8        0.86     0.87     0.88     0.89    0.89     0.93     1.07     1.18     1.35    1.42     1.51     1.57     1.65
9        0.87     0.88     0.89     0.89    0.93     1.01     1.12     1.35     1.42    1.51     1.57     1.65     1.75
10       0.87     0.88     0.88     0.92    1.01     1.12     1.30     1.40     1.51    1.57     1.65     1.75     1.86
11       0.87     0.88     0.92     1.00    1.11     1.30     1.39     1.49     1.57    1.65     1.75     1.86     1.94
12       0.88     0.92     1.00     1.11    1.29     1.38     1.49     1.54     1.65    1.75     1.86     1.94     2.06
13       0.90     0.95     1.10     1.28    1.38     1.48     1.53     1.64     1.75    1.86     1.94     2.06     2.12
14       0.94     1.06     1.24     1.37    1.48     1.51     1.62     1.74     1.85    1.94     2.06     2.12     2.20
15       1.02     1.23     1.37     1.47    1.49     1.60     1.73     1.84     1.94    2.06     2.12     2.20     2.23
16       1.19     1.32     1.41     1.48    1.59     1.72     1.83     1.93     2.02    2.12     2.19     2.20     2.21
17       1.28     1.31     1.42     1.54    1.65     1.78     1.91     2.02     2.10    2.18     2.18     2.18     2.18
18       1.30     1.30     1.44     1.61    1.74     1.87     1.98     2.08     2.15    2.17     2.18     2.18     2.20
19       1.28     1.31     1.51     1.67    1.81     1.94     2.04     2.13     2.17    2.17     2.18     2.20     2.29
20       1.26     1.33     1.56     1.75    1.90     2.00     2.09     2.15     2.17    2.16     2.20     2.29     2.42
21       1.26     1.35     1.59     1.81    1.93     2.04     2.12     2.12     2.12    2.16     2.29     2.42     2.58
22       1.24     1.35     1.61     1.85    1.95     2.08     2.08     2.09     2.16    2.24     2.42     2.58     2.75
23       1.25     1.40     1.67     1.89    1.99     2.03     2.07     2.12     2.24    2.36     2.53     2.75     2.89
24       1.28     1.42     1.71     1.92    1.99     2.03     2.09     2.22     2.34    2.52     2.69     2.89     3.06
25       1.27     1.45     1.77     1.90    1.99     2.07     2.20     2.33     2.51    2.69     2.88     3.06     3.32
26       1.28     1.48     1.74     1.95    2.05     2.17     2.32     2.51     2.68    2.86     3.05     3.32     3.66
27       1.29     1.48     1.80     2.05    2.15     2.30     2.49     2.67     2.85    3.05     3.31     3.66     4.08
28       1.37     1.55     1.85     2.11    2.27     2.48     2.67     2.84     3.04    3.31     3.66     4.06     4.59
29       1.47     1.68     1.97     2.25    2.48     2.65     2.83     3.03     3.31    3.65     4.05     4.53     5.18
30       1.60     1.82     2.12     2.47    2.65     2.83     3.03     3.30     3.64    4.05     4.52     5.07     5.87
31       1.79     2.04     2.35     2.64    2.83     3.02     3.29     3.64     4.04    4.51     5.06     5.70     6.58
32       2.03     2.29     2.64     2.81    3.01     3.29     3.63     4.03     4.50    5.05     5.66     6.35     7.34
33       2.26     2.51     2.81     3.01    3.28     3.63     4.01     4.48     5.04    5.63     6.32     7.04     7.96
34       2.48     2.72     3.00     3.27    3.62     4.00     4.45     5.03     5.57    6.25     6.97     7.56     8.67
35       2.70     2.94     3.25     3.61    3.99     4.43     4.98     5.54     6.18    6.93     7.48     8.19     9.53
36       2.93     3.24     3.61     3.98    4.36     4.97     5.51     6.15     6.90    7.44     8.13     9.06     10.62
37       3.24     3.61     3.96     4.35    5.92     5.45     6.12     6.86     7.40    8.09     8.98     10.15    11.96
38       3.51     3.91     4.34     4.87    5.40     6.05     6.82     7.39     8.06    8.94     10.09    11.47    13.45
39       3.82     4.25     4.82     5.37    6.02     6.77     7.36     8.03     8.91    10.06    11.40    12.78    15.01











                                       86

SOA 25 Male ANB
Issue Age         14       15       16      17       18       19       20       21      22       23       24       25      26+
40       4.17     4.64     5.34     5.99    6.75     7.32     8.00     8.87     10.02   11.36    12.71    14.13    16.65
41       4.61     5.07     5.95     6.71    7.30     7.98     8.84     9.99     11.32   12.64    14.11    15.57    18.27
42       5.04     5.64     6.68     7.27    7.94     8.80     9.95     11.28    12.61   14.03    15.49    16.88    19.90
43       5.64     6.32     7.24     7.92    8.77     9.91     11.24    12.57    13.96   15.40    16.81    18.21    21.66
44       6.29     6.87     7.89     8.72    9.86     11.15    12.51    13.88    15.32   16.72    18.11    19.49    23.44
45       6.84     7.51     8.68     9.82    11.07    12.48    13.81    15.24    16.63   18.01    19.27    20.63    25.57
46       7.48     8.31     9.77     10.94   12.36    13.73    15.15    16.53    17.91   19.06    20.39    22.25    27.95
47       8.27     9.37     10.88    12.24   13.70    15.15    16.44    17.71    18.84   20.16    21.99    24.04    30.63
48       9.17     10.58    12.17    13.66   15.07    16.42    17.61    18.73    20.04   21.74    23.62    26.19    33.57
49       10.26    11.90    13.55    15.00   16.33    17.47    18.62    19.92    21.48   23.20    25.73    28.53    36.81
50       11.45    13.26    14.86    16.26   17.40    18.52    19.81    21.23    22.92   25.27    28.03    31.10    40.15
51       12.66    14.69    16.12    17.32   18.41    19.62    21.10    22.64    24.81   27.53    30.55    33.52    44.09
52       13.90    16.06    17.22    18.30   19.46    20.97    22.36    24.50    27.19   29.81    32.92    38.36    46.83
53       14.90    16.91    18.19    19.34   20.71    22.22    24.41    26.85    29.45   32.32    37.92    43.94    54.07
54       15.84    17.76    19.22    20.59   22.08    24.29    26.69    29.26    31.92   37.04    43.21    50.29    59.95
55       16.82    18.55    20.46    21.94   24.20    26.52    29.08    31.72    36.59   42.48    49.21    56.35    66.19
56       17.76    19.53    21.80    24.04   26.35    28.89    31.52    36.37    41.99   48.66    55.15    63.55    72.84
57       18.92    20.60    23.89    26.18   28.71    31.32    36.15    41.50    48.12   54.55    62.22    71.38    79.43
58       20.56    22.49    26.02    28.53   31.19    35.93    41.01    47.58    53.65   61.56    70.66    78.64    86.24
59       22.43    24.59    28.34    31.03   35.71    40.53    47.04    53.05    60.90   69.93    78.24    85.38    94.36
60       24.50    26.93    30.83    35.61   40.28    46.50    52.45    60.24    69.20   77.85    84.95    93.60    104.01
61       26.81    29.38    35.27    40.04   45.96    51.55    59.57    68.47    77.45   84.77    93.51    103.28   115.70
62       29.22    33.63    39.79    45.69   51.56    59.24    67.74    77.05    84.52   93.42    103.18   115.58   127.97
63       33.24    38.45    45.42    51.26   58.91    67.38    76.65    84.34    93.32   103.08   115.58   127.84   140.20
64       38.11    43.91    50.96    58.58   67.01    76.26    84.08    93.23    102.97  115.47   127.84   140.06   151.99
65       43.64    49.96    58.25    66.65   75.86    83.83    93.13    102.87   115.35  127.71   139.92   151.84   163.71
66       49.93    57.33    66.29    75.46   83.65    93.04    102.76   115.24   127.58  139.78   151.69   163.71   177.82
67       56.83    65.47    75.07    83.31   92.85    102.66   115.12   127.46   139.64  151.54   163.54   177.82   193.53
68       58.13    71.92    83.05    92.66   102.45   115.00   127.33   139.50   151.39  163.38   177.64   193.53   213.45
69       68.70    81.11    92.57    102.24  114.89   127.20   139.50   151.39   163.22  177.46   193.33   213.45   234.23
70       79.06    91.17    102.14   114.77  127.07   139.36   151.23   163.22   177.46  193.33   213.24   234.23   252.53
71       89.29    101.61   114.66   126.94  139.36   151.23   163.05   177.28   193.14  213.24   234.00   252.53   267.09
72       99.38    112.13   126.82   139.22  151.08   162.89   177.10   192.95   213.03  233.76   252.28   267.09   272.42
73       108.76   125.41   137.40   148.95  162.07   176.04   191.59   209.19   232.83  250.01   260.19   272.42   280.31
74       121.57   134.60   147.43   160.43  174.26   189.66   207.05   232.36   250.01  259.97   272.42   280.31   289.67
75       131.79   145.91   158.80   172.48  187.72   207.05   230.72   250.01   259.73  272.42   280.31   289.67   312.84
76       144.39   155.52   170.70   185.79  204.92   230.72   247.48   259.50   272.42  280.31   289.67   312.84   339.44
77       155.52   168.92   183.85   204.92  229.55   247.48   259.26   272.42   280.31  289.67   312.84   339.44   369.98
78       167.15   181.92   202.78   227.21  244.96   259.04   272.42   280.31   289.67  312.84   339.44   369.98   405.13
79       181.92   202.78   227.21   244.96  258.80   272.42   280.31   289.67   312.84  339.44   369.98   405.13   445.65







                                       87

SOA 25 Male ANB
Issue Age         14       15       16      17       18       19       20       21      22       23       24       25      26+
80       200.65   226.03   244.96   258.74  272.42   280.31   289.67   312.84   339.44  369.98   405.13   445.65   494.67
81       224.86   244.96   258.67   272.42  280.31   289.67   312.84   339.44   369.98  405.13   445.65   494.67   554.03
82       243.69   258.67   272.42   280.31  289.67   312.84   339.44   369.98   405.13  445.65   494.67   554.03   626.05
83       258.53   272.42   280.31   289.67  312.84   339.44   369.98   405.13   445.65  494.67   554.03   626.05   707.44
84       272.42   280.31   289.67   312.84  339.44   369.98   405.13   445.65   494.67  554.03   626.05   707.44   799.40
85       280.31   289.67   312.84   339.44  369.98   405.13   445.65   494.67   554.03  626.05   707.44   799.40   863.36
86       289.67   312.84   339.44   369.98  405.13   445.65   494.67   554.03   626.05  707.44   799.40   863.36   906.52
87       312.84   339.44   369.98   405.13  445.65   494.67   554.03   626.05   707.44  799.40   863.36   906.52   933.72
88       339.44   369.98   405.13   445.65  494.67   554.03   626.05   707.44   799.40  863.36   906.52   933.72   952.39
89       369.98   405.13   445.65   494.67  554.03   626.05   707.44   799.40   863.36  906.52   933.72   952.39   966.68
90       405.13   445.65   494.67   554.03  626.05   707.44   799.40   863.36   906.52  933.72   952.39   966.68   976.35
91       445.65   494.67   554.03   626.05  707.44   799.40   863.36   906.52   933.72  952.39   966.68   976.35   981.23
92       494.67   554.03   626.05   707.44  799.40   863.36   906.52   933.72   952.39  966.68   976.35   981.23   986.14
93       554.03   626.05   707.44   799.40  863.36   906.52   933.72   952.39   966.68  976.35   981.23   986.14   991.07
94       626.05   707.44   799.40   863.36  906.52   933.72   952.39   966.68   976.35  981.23   986.14   991.07   996.02
95       707.44   799.40   863.36   906.52  933.72   952.39   966.68   976.35   981.23  986.14   991.07   996.02   1000.00
96       799.40   863.36   906.52   933.72  952.39   966.68   976.35   981.23   986.14  991.07   996.02   1000.00  0.00
97       863.36   906.52   933.72   952.39  966.68   976.35   981.23   986.14   991.07  996.02   1000.00  0.00     0.00
98       906.52   933.72   952.39   966.68  976.35   981.23   986.14   991.07   996.02  1000.00  0.00     0.00     0.00
99       933.72   952.39   966.68   976.35  981.23   986.14   991.07   996.02   1000.00 0.00     0.00     0.00     0.00

















                                       88

SOA 25 Female ANB
Issue Age         1        2        3       4        5        6        7        8       9        10       11       12      13
0        0.50     0.34     0.23     0.16    0.12     0.11     0.13     0.15     0.15    0.16     0.16     0.17     0.21
1        0.26     0.21     0.14     0.11    0.10     0.13     0.14     0.15     0.15    0.16     0.17     0.19     0.21
2        0.19     0.13     0.10     0.10    0.13     0.14     0.14     0.15     0.16    0.17     0.18     0.20     0.24
3        0.11     0.10     0.09     0.12    0.13     0.14     0.15     0.16     0.16    0.17     0.19     0.24     0.28
4        0.09     0.09     0.11     0.13    0.14     0.14     0.15     0.16     0.17    0.19     0.24     0.28     0.32
5        0.09     0.10     0.12     0.13    0.14     0.15     0.16     0.16     0.18    0.23     0.28     0.32     0.33
6        0.10     0.11     0.12     0.13    0.14     0.15     0.16     0.18     0.23    0.28     0.32     0.33     0.34
7        0.11     0.11     0.12     0.14    0.15     0.16     0.18     0.23     0.28    0.32     0.33     0.33     0.32
8        0.11     0.11     0.13     0.15    0.15     0.18     0.22     0.28     0.32    0.33     0.33     0.32     0.34
9        0.11     0.12     0.14     0.15    0.17     0.22     0.28     0.32     0.33    0.33     0.31     0.34     0.35
10       0.12     0.13     0.15     0.17    0.21     0.28     0.32     0.33     0.32    0.30     0.33     0.34     0.33
11       0.13     0.14     0.17     0.21    0.28     0.32     0.33     0.32     0.30    0.32     0.33     0.33     0.36
12       0.14     0.16     0.20     0.26    0.32     0.33     0.31     0.30     0.31    0.32     0.32     0.36     0.37
13       0.16     0.18     0.24     0.30    0.32     0.31     0.29     0.31     0.31    0.32     0.35     0.36     0.37
14       0.18     0.23     0.28     0.31    0.30     0.29     0.30     0.31     0.31    0.34     0.35     0.35     0.37
15       0.18     0.28     0.31     0.30    0.28     0.30     0.30     0.30     0.32    0.34     0.34     0.36     0.39
16       0.28     0.30     0.29     0.28    0.30     0.30     0.29     0.32     0.33    0.34     0.35     0.37     0.40
17       0.30     0.29     0.27     0.29    0.30     0.29     0.29     0.33     0.33    0.34     0.36     0.39     0.42
18       0.27     0.25     0.28     0.30    0.29     0.28     0.30     0.32     0.32    0.35     0.38     0.40     0.45
19       0.23     0.27     0.30     0.28    0.28     0.29     0.31     0.32     0.34    0.37     0.39     0.44     0.53
20       0.22     0.26     0.27     0.28    0.29     0.30     0.30     0.33     0.35    0.38     0.43     0.50     0.57
21       0.19     0.22     0.24     0.27    0.28     0.29     0.32     0.35     0.37    0.41     0.47     0.54     0.61
22       0.16     0.19     0.22     0.26    0.29     0.31     0.33     0.36     0.40    0.46     0.53     0.60     0.69
23       0.16     0.19     0.22     0.25    0.29     0.32     0.34     0.38     0.45    0.53     0.60     0.67     0.73
24       0.16     0.19     0.22     0.26    0.30     0.32     0.36     0.42     0.52    0.59     0.67     0.73     0.79
25       0.16     0.19     0.23     0.27    0.29     0.33     0.39     0.48     0.59    0.66     0.72     0.79     0.83
26       0.16     0.20     0.24     0.27    0.29     0.35     0.43     0.54     0.65    0.72     0.79     0.81     0.81
27       0.17     0.20     0.24     0.27    0.31     0.38     0.47     0.59     0.72    0.78     0.80     0.79     0.82
28       0.17     0.20     0.25     0.30    0.35     0.41     0.50     0.61     0.72    0.78     0.78     0.78     0.83
29       0.17     0.21     0.27     0.33    0.38     0.45     0.53     0.62     0.72    0.77     0.76     0.78     0.87
30       0.17     0.22     0.29     0.36    0.42     0.48     0.54     0.63     0.70    0.73     0.75     0.81     0.94
31       0.18     0.24     0.31     0.38    0.45     0.50     0.56     0.62     0.66    0.70     0.76     0.88     1.05
32       0.19     0.26     0.33     0.40    0.47     0.52     0.59     0.60     0.67    0.73     0.80     0.97     1.18
33       0.20     0.27     0.35     0.43    0.51     0.56     0.59     0.64     0.70    0.80     0.95     1.13     1.33
34       0.21     0.28     0.37     0.46    0.54     0.59     0.63     0.70     0.80    0.94     1.12     1.32     1.58
35       0.21     0.29     0.38     0.48    0.56     0.62     0.68     0.79     0.94    1.11     1.31     1.55     1.72
36       0.20     0.29     0.39     0.49    0.58     0.67     0.77     0.92     1.11    1.30     1.53     1.69     1.95
37       0.20     0.29     0.39     0.50    0.61     0.75     0.90     1.07     1.28    1.52     1.67     1.94     2.17
38       0.22     0.32     0.42     0.53    0.67     0.83     0.99     1.16     1.40    1.65     1.93     2.15     2.39
39       0.24     0.35     0.46     0.59    0.76     0.93     1.09     1.28     1.52    1.78     2.06     2.31     2.61





                                       89

SOA 25 Female ANB
Issue Age         1        2        3       4        5        6        7        8       9        10       11       12      13
40       0.26     0.38     0.52     0.68    0.85     1.02     1.21     1.40     1.65    1.91     2.21     2.50     2.85
41       0.29     0.44     0.61     0.78    0.95     1.14     1.34     1.54     1.79    2.06     2.37     2.72     3.09
42       0.33     0.52     0.70     0.88    1.07     1.27     1.48     1.69     1.94    2.23     2.56     2.93     3.33
43       0.37     0.59     0.79     1.01    1.22     1.43     1.66     1.88     2.16    2.49     2.85     3.26     3.71
44       0.41     0.66     0.91     1.15    1.39     1.62     1.86     2.10     2.41    2.76     3.16     3.62     4.14
45       0.45     0.74     1.03     1.31    1.58     1.83     2.09     2.39     2.68    3.05     3.50     4.04     4.53
46       0.50     0.84     1.17     1.49    1.80     2.08     2.37     2.67     2.97    3.37     3.88     4.47     4.98
47       0.55     0.94     1.33     1.70    2.05     2.37     2.56     2.94     3.29    3.72     4.28     4.95     5.46
48       0.61     1.05     1.48     1.87    2.23     2.55     2.88     3.20     3.60    4.06     4.66     5.39     6.00
49       0.66     1.16     1.66     2.06    2.41     2.74     3.11     3.49     3.92    4.42     5.06     5.80     6.63
50       0.73     1.30     1.87     2.26    2.59     2.93     3.36     3.79     4.26    4.80     5.44     6.25     7.19
51       0.80     1.46     2.09     2.47    2.77     3.14     3.62     4.10     4.63    5.16     5.84     6.72     7.77
52       0.88     1.63     2.32     2.69    2.97     3.35     3.88     4.43     4.96    5.54     6.27     7.21     8.40
53       0.98     1.75     2.46     2.86    3.16     3.56     4.11     4.65     5.23    5.85     6.59     7.58     8.94
54       1.08     1.88     2.60     3.01    3.36     3.77     4.29     4.87     5.51    6.15     6.91     8.04     9.59
55       1.19     2.02     2.73     3.16    3.55     3.95     4.47     5.10     5.78    6.46     7.32     8.60     10.19
56       1.31     2.15     2.85     3.31    3.71     4.13     4.65     5.31     6.05    6.85     7.81     9.11     10.63
57       1.44     2.29     2.97     3.41    3.87     4.31     4.81     5.52     6.39    7.60     8.82     9.93     11.05
58       1.47     2.44     3.24     3.82    4.30     4.78     5.41     6.32     7.39    8.56     9.65     11.00    12.12
59       1.50     2.57     3.52     4.27    4.75     5.29     6.15     7.29     8.46    9.52     10.86    11.49    13.41
60       1.49     2.70     3.84     4.75    5.29     5.93     7.03     8.33     9.49    10.71    11.47    12.79    15.02
61       1.47     2.83     4.17     5.28    5.87     6.69     7.98     9.33     10.63   11.46    12.74    14.96    17.06
62       1.44     2.96     4.53     5.67    6.62     7.50     8.88     10.43    11.46   12.65    14.76    16.89    19.31
63       1.60     3.10     4.70     6.17    6.83     7.61     8.99     10.64    12.50   14.71    16.72    19.14    21.61
64       1.79     3.27     4.90     6.33    6.90     7.69     9.11     10.92    13.25   16.24    18.96    21.08    23.71
65       2.01     3.48     5.05     6.34    6.93     7.77     9.26     11.30    14.21   17.87    21.08    23.14    26.15
66       2.28     3.67     5.09     6.32    6.94     7.87     9.48     11.80    15.17   19.28    22.98    25.54    29.30
67       2.57     3.78     5.10     6.27    7.47     8.80     9.78     12.22    15.85   20.40    25.18    28.64    33.25
68       2.89     4.24     5.70     7.06    8.11     9.66     11.73    14.06    17.36   21.74    26.56    30.62    36.07
69       3.24     4.76     6.42     8.04    9.54     11.52    13.73    15.84    19.12   23.54    28.33    32.70    39.36
70       3.63     5.38     7.31     9.26    11.16    13.43    15.70    18.55    21.39   25.83    30.18    35.09    42.89
71       4.11     6.16     8.43     10.68   12.78    15.29    17.98    21.13    24.24   28.35    32.29    37.55    46.16
72       4.71     7.13     9.70     12.03   14.32    17.46    20.88    23.81    27.48   31.30    34.45    39.63    49.66
73       5.66     7.53     10.94    13.16   15.76    19.03    23.11    26.19    30.35   34.59    38.94    44.45    55.14
74       6.28     8.20     11.70    14.18   17.30    21.18    25.76    29.39    34.05   38.94    43.13    49.26    61.97
75       6.84     8.77     12.61    15.57   19.26    23.61    28.91    32.97    37.74   43.13    47.79    55.36    69.62
76       7.31     9.46     13.84    17.33   21.46    26.50    32.43    36.54    41.80   47.79    53.71    62.19    78.66
77       7.88     10.38    15.41    19.32   24.09    29.73    35.94    40.47    46.32   53.71    60.34    72.45    89.56
78       8.65     11.55    17.17    21.68   27.03    32.95    39.81    44.85    52.06   60.34    70.38    83.82    99.92
79       9.63     12.88    19.27    24.32   29.95    36.49    44.11    50.40    58.48   70.38    82.67    97.42    113.71





                                       90

SOA 25 Female ANB
Issue Age         1        2        3       4        5        6        7        8       9        10       11       12      13
80       10.73    14.45    21.62    26.96   33.17    40.43    49.58    57.55    68.31   82.67    94.92    104.35   123.82
81       12.04    16.22    23.96    29.86   38.96    47.92    55.70    67.27    80.37   93.67    101.67   115.18   138.69
82       13.51    17.97    26.54    34.55   45.45    53.84    65.20    78.07    89.93   100.34   113.74   132.43   156.79
83       14.98    22.03    31.61    41.31   51.06    63.13    75.78    87.43    97.85   112.52   132.00   156.43   187.17
84       18.58    28.19    37.18    48.34   59.51    74.63    84.93    97.29    111.74  131.55   156.06   186.89   223.25
85       24.26    35.93    45.29    58.87   71.44    84.22    96.99    111.25   130.87  155.68   186.60   223.09   257.77
86       31.88    45.13    55.81    70.81   83.62    96.43    110.99   130.42   155.11  186.32   222.92   257.77   259.91
87       40.99    55.63    67.79    83.01   95.88    110.49   130.20   154.73   185.89  222.76   257.77   259.91   272.42
88       51.49    67.72    80.14    95.32   109.98   129.75   154.53   185.60   222.50  257.77   259.91   272.42   294.21
89       63.53    79.97    92.68    109.48  129.30   154.16   185.44   222.34   257.77  259.91   272.42   294.21   319.22
90       76.08    92.54    107.12   128.86  153.78   185.15   222.27   257.77   259.81  272.42   294.21   319.22   347.95
91       88.96    106.99   126.77   153.42  184.89   222.11   257.77   259.81   272.42  294.21   319.22   347.95   381.01
92       103.78   126.66   151.65   184.60  221.94   257.77   259.81   272.42   294.21  319.22   347.95   381.01   419.11
93       123.82   151.54   183.25   221.78  257.77   259.81   272.42   294.21   319.22  347.95   381.01   419.11   463.11
94       149.16   183.17   221.01   257.77  259.81   272.42   294.21   319.22   347.95  381.01   419.11   463.11   514.06
95       181.35   220.97   257.77   259.81  272.42   294.21   319.22   347.95   381.01  419.11   463.11   514.06   575.74
96       219.94   257.77   259.81   272.42  294.21   319.22   347.95   381.01   419.11  463.11   514.06   575.74   650.59
97       257.77   259.81   272.42   294.21  319.22   347.95   381.01   419.11   463.11  514.06   575.74   650.59   741.67
98       259.81   272.42   294.21   319.22  347.95   381.01   419.11   463.11   514.06  575.74   650.59   741.67   852.92
99       272.42   294.21   319.22   347.95  381.01   419.11   463.11   514.06   575.74  650.59   741.67   852.92   912.15












                                       91

SOA 25 Female ANB
Issue Age         14       15       16      17       18       19       20       21      22       23       24       25      26+
0        0.24     0.27     0.28     0.32    0.33     0.34     0.36     0.38     0.39    0.39     0.40     0.41     0.41
1        0.25     0.28     0.32     0.33    0.34     0.36     0.38     0.39     0.39    0.40     0.41     0.41     0.42
2        0.28     0.32     0.33     0.34    0.36     0.38     0.39     0.39     0.40    0.41     0.41     0.42     0.44
3        0.32     0.33     0.34     0.36    0.38     0.39     0.39     0.40     0.41    0.41     0.42     0.44     0.47
4        0.33     0.34     0.36     0.38    0.39     0.39     0.40     0.41     0.41    0.42     0.44     0.47     0.48
5        0.34     0.36     0.38     0.39    0.39     0.40     0.41     0.41     0.42    0.44     0.47     0.48     0.51
6        0.34     0.36     0.39     0.39    0.40     0.41     0.41     0.42     0.44    0.47     0.48     0.51     0.56
7        0.36     0.37     0.39     0.40    0.41     0.41     0.42     0.44     0.47    0.48     0.51     0.56     0.63
8        0.36     0.35     0.40     0.41    0.41     0.42     0.44     0.47     0.48    0.51     0.56     0.63     0.70
9        0.35     0.38     0.41     0.41    0.42     0.44     0.47     0.48     0.51    0.56     0.63     0.70     .077
10       0.37     0.38     0.41     0.42    0.44     0.47     0.48     0.51     0.56    0.63     0.70     0.77     0.83
11       0.37     0.40     0.42     0.44    0.47     0.48     0.51     0.56     0.63    0.70     0.77     0.83     0.88
12       0.40     0.39     0.44     0.47    0.48     0.51     0.56     0.63     0.70    0.77     0.83     0.88     0.93
13       0.39     0.42     0.47     0.48    0.51     0.56     0.63     0.70     0.77    0.83     0.88     0.93     0.96
14       0.40     0.44     0.48     0.51    0.56     0.63     0.70     0.77     0.83    0.88     0.93     0.96     0.96
15       0.43     0.45     0.51     0.56    0.63     0.70     0.77     0.83     0.88    0.93     0.96     0.96     0.96
16       0.43     0.47     0.56     0.63    0.70     0.77     0.83     0.88     0.93    0.96     0.96     0.96     1.00
17       0.46     0.53     0.63     0.70    .077     0.83     0.88     0.93     0.96    0.96     0.96     1.00     1.07
18       0.53     0.61     0.70     .077    0.83     0.88     0.93     0.96     0.96    0.96     1.00     1.07     1.19
19       0.61     0.69     0.77     0.83    0.88     0.93     0.96     0.96     0.96    1.00     1.07     1.19     1.32
20       0.66     0.74     0.81     0.88    0.93     0.96     0.96     0.96     1.00    1.07     1.19     1.32     1.45
21       0.70     0.79     0.86     0.92    0.96     0.96     0.96     1.00     1.07    1.19     1.32     1.45     1.62
22       0.74     0.83     0.90     0.95    0.95     0.96     1.00     1.07     1.19    1.32     1.45     1.62     1.80
23       0.79     0.88     0.94     0.95    0.96     1.00     1.07     1.19     1.32    1.45     1.62     1.80     2.00
24       0.84     0.92     0.94     0.96    0.99     1.07     1.19     1.32     1.45    1.62     1.80     2.00     2.22
25       0.88     0.93     0.95     0.99    1.07     1.19     1.32     1.45     1.62    1.80     2.00     2.22     2.47
26       0.89     0.95     0.99     1.07    1.19     1.32     1.45     1.62     1.80    2.00     2.22     2.47     2.77
27       0.91     0.99     1.07     1.19    1.32     1.45     1.62     1.80     2.00    2.22     2.47     2.77     3.13
28       0.95     1.07     1.19     1.32    1.45     1.62     1.80     2.00     2.22    2.47     2.77     3.13     3.52
29       1.04     1.19     1.32     1.45    1.62     1.80     1.99     2.22     2.47    2.77     3.13     3.52     3.93
30       1.16     1.32     1.45     1.62    1.80     1.99     2.21     2.47     2.77    3.13     3.52     3.93     4.37
31       1.29     1.45     1.62     1.79    1.99     2.21     2.46     2.77     3.12    3.52     3.93     4.37     4.85
32       1.43     1.62     1.79     1.99    2.21     2.46     2.77     3.11     3.50    3.93     4.37     4.85     5.36
33       1.60     1.79     1.99     2.21    2.46     2.76     3.10     3.48     3.89    4.37     4.85     5.36     5.92
34       1.78     1.99     2.21     2.46    2.76     3.07     3.45     3.85     4.30    4.85     5.36     5.92     6.52
35       1.98     2.20     2.45     2.75    3.07     3.41     3.81     4.26     4.75    5.31     5.92     6.52     7.09
36       2.20     2.44     2.75     3.05    3.38     3.77     4.23     4.71     5.25    5.85     6.52     7.09     7.71
37       2.42     2.72     3.04     3.36    3.73     4.19     4.71     5.23     5.80    6.43     7.06     7.71     8.38
38       2.68     2.97     3.34     3.67    4.17     4.68     5.20     5.74     6.33    7.04     7.69     8.34     9.07
39       2.93     3.23     3.65     4.10    4.67     5.17     5.68     6.26     6.95    7.67     8.30     8.98     9.81




                                       92

SOA 25 Female ANB
Issue Age         14       15       16      17       18       19       20       21      22       23       24       25      26+
40       3.18     3.49     3.99     4.58    5.15     5.62     6.20     6.88     7.56    8.26     8.89     9.71     10.74
41       3.44     3.76     4.45     5.08    5.56     6.16     6.81     7.48     8.21    8.85     9.67     10.67    11.90
42       3.71     4.15     4.93     5.50    6.10     6.74     7.37     8.17     8.80    9.62     10.64    11.84    13.14
43       4.14     4.56     5.42     6.03    6.67     7.25     8.05     8.71     9.57    10.58    11.81    13.00    14.27
44       4.55     5.03     5.96     6.60    7.21     7.96     8.66     9.47     10.53   11.80    12.97    14.06    15.50
45       5.01     5.54     6.47     7.10    7.88     8.62     9.42     10.48    11.78   12.87    13.92    15.19    16.86
46       5.53     6.07     7.01     7.80    8.57     9.37     10.42    11.76    12.79   13.85    15.04    16.44    18.42
47       6.01     6.69     7.71     8.53    9.32     10.37    11.73    12.74    13.70   14.88    16.35    17.87    20.31
48       6.64     7.37     8.44     9.27    10.31    11.69    12.68    13.56    14.73   16.18    17.69    19.70    22.62
49       7.33     8.10     9.22     10.26   11.66    12.57    13.49    14.57    16.01   17.50    19.49    21.94    25.11
50       8.07     8.89     10.21    11.60   12.48    13.42    14.42    15.68    17.32   19.29    21.83    24.48    27.34
51       8.87     9.91     11.54    12.41   13.27    14.26    15.44    16.95    19.09   21.72    24.36    26.80    29.24
52       9.86     11.26    12.35    13.13   14.11    15.00    16.58    18.88    21.60   24.23    26.66    28.72    31.52
53       10.57    11.94    12.99    13.95   14.83    16.40    18.68    21.38    24.10   26.52    28.66    30.98    34.59
54       11.24    12.40    13.64    14.50   16.03    18.28    21.04    23.85    26.39   28.51    30.95    33.90    38.51
55       11.72    12.85    14.16    15.66   17.87    20.59    23.60    26.11    28.37   30.73    33.87    37.55    42.93
56       12.19    13.35    15.29    17.46   20.36    23.35    25.84    28.22    30.48   33.73    37.36    41.64    48.18
57       12.71    14.23    17.06    19.91   23.10    25.70    28.07    30.26    33.56   37.28    41.43    46.54    54.05
58       14.10    15.97    19.46    22.85   25.43    27.93    30.16    33.38    37.05   41.21    46.39    51.13    59.90
59       15.85    18.49    22.44    25.16   27.78    30.04    33.21    36.90    41.13   46.25    50.97    55.53    66.35
60       18.06    21.34    24.88    27.64   29.94    33.00    36.74    40.95    46.15   50.81    55.41    62.76    73.52
61       20.51    24.13    27.49    29.79   32.80    36.59    40.87    46.06    50.76   55.29    62.63    69.11    82.63
62       22.83    26.72    29.63    32.66   36.47    40.78    45.96    50.65    55.17   62.50    68.74    78.50    92.83
63       25.02    28.97    32.52    36.32   40.65    45.82    50.54    55.11    62.37   68.37    77.67    88.65    103.50
64       27.56    31.93    36.20    40.57   45.72    50.43    54.99    62.03    68.00   76.84    87.72    99.36    114.82
65       30.85    35.65    40.44    45.62   50.32    54.87    61.70    67.64    76.02   88.79    98.32    110.80   124.90
66       34.97    39.83    45.53    50.22   54.75    61.37    67.27    75.19    86.05   97.29    110.22   121.15   133.78
67       39.66    44.78    50.11    54.63   61.04    66.90    74.78    85.40    96.25   109.08   119.90   129.77   143.97
68       43.54    49.28    54.51    60.71   66.53    74.37    84.94    95.74    107.93  119.28   129.10   138.94   159.42
69       47.75    53.59    59.71    66.17   73.54    84.29    95.22    107.35   118.65  128.43   138.94   154.63   179.17
70       51.75    58.29    65.43    72.71   83.55    95.22    106.78   118.65   127.76  138.22   153.84   173.79   204.16
71       56.08    63.44    71.89    82.62   94.18    106.20   118.03   127.09   137.50  153.44   172.90   199.06   232.94
72       60.81    70.01    81.69    93.15   105.63   117.41   126.42   136.78   153.04  172.90   198.03   228.28   257.77
73       66.10    78.90    90.04    103.33  116.16   125.75   136.78   153.04   172.90  198.03   226.28   257.77   259.91
74       74.26    87.97    101.04   114.91  125.75   136.78   153.04   172.45   198.03  228.16   257.77   259.91   272.42
75       84.87    99.89    112.41   123.08  135.34   153.04   172.00   198.03   228.05  257.77   259.91   272.42   294.21
76       94.15    109.91   120.40   135.34  153.04   172.00   197.01   227.81   257.77  259.91   272.42   294.21   319.22
77       103.67   117.73   132.46   151.45  172.00   197.01   227.58   257.77   259.91  272.42   294.21   319.22   347.95
78       115.05   129.58   148.26   170.21  197.01   227.35   257.77   259.91   272.42  294.21   319.22   347.95   381.01
79       126.70   145.07   166.63   195.99  226.65   257.77   259.91   272.42   294.21  319.22   347.95   381.01   419.11






                                       93

SOA 25 Female ANB
Issue Age         14       15       16      17       18       19       20       21      22       23       24       25      26+
80       141.88   164.83   193.95   225.95  257.77   259.91   272.42   294.21   319.22  347.95   381.01   419.11   463.11
81       161.25   189.87   223.74   257.77  259.91   272.42   294.21   319.22   347.95  381.01   419.11   463.11   514.06
82       187.46   223.57   257.77   259.91  272.42   294.21   319.22   347.95   381.01  419.11   463.11   514.06   575.74
83       223.41   257.77   259.91   272.42  294.21   319.22   347.95   381.01   419.11  463.11   514.06   575.74   650.59
84       257.77   259.91   272.42   294.21  319.22   347.95   381.01   419.11   463.11  514.06   575.74   650.59   741.67
85       259.91   272.42   294.21   319.22  347.95   381.01   419.11   463.11   514.06  575.74   650.59   741.67   852.92
86       272.42   294.21   319.22   347.95  381.01   419.11   463.11   514.06   575.74  650.59   741.67   852.92   912.15
87       294.21   319.22   347.95   381.01  419.11   463.11   514.06   575.74   650.59  741.67   852.92   912.15   939.52
88       319.22   347.95   381.01   419.11  463.11   514.06   575.74   650.59   741.67  852.92   912.15   939.52   958.31
89       347.95   381.01   419.11   463.11  514.06   575.74   650.59   741.67   852.92  912.15   939.52   958.31   967.89
90       381.01   419.11   463.11   514.06  575.74   650.59   741.67   852.92   912.15  939.52   958.31   967.89   972.73
91       419.11   463.11   514.06   575.74  650.59   741.67   852.92   912.15   939.52  958.31   967.89   972.73   977.60
92       463.11   514.06   575.74   650.59  741.67   852.92   912.15   939.52   958.31  967.89   972.73   977.60   982.48
93       514.06   575.74   650.59   741.67  852.92   912.15   939.52   958.31   967.89  972.73   977.60   982.48   987.40
94       575.74   650.59   741.67   852.92  912.15   939.52   958.31   967.89   972.73  977.60   982.48   987.40   992.33
95       650.59   741.67   852.92   912.15  939.52   958.31   967.89   972.73   977.60  982.48   987.40   992.33   1000.00
96       741.67   852.92   912.15   939.52  958.31   967.89   972.73   977.60   982.48  987.40   992.33   1000.00  0.00
97       852.92   912.15   939.52   958.31  967.89   972.73   977.60   982.48   987.40  992.33   1000.00  0.00     0.00
98       912.15   939.52   958.31   967.89  972.73   977.60   982.48   987.40   992.33  1000.00  0.00     0.00     0.00
99       939.52   958.31   967.89   972.73  977.60   982.48   987.40   992.33   1000.00 0.00     0.00     0.00     0.00


                                                                    EXHIBIT C-11
                                                       (Revised January 1, 2002)

                                   JLLS PLANS

                       NON-EXPERIENCED RATED PREMIUM RATES

1.INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES: The life insurance rates are shown on a per thousand dollar basis. The rates are payable annually in advance and apply to traditional JLLS plans issued on a Joint Equal Age basis.

The following allowances apply to all joint last-to-die plans, during the first year and renewal years.

     o of the Male Non-smoker rates in Exhibit C-11 for cases in which at least one of the insured is a non-smoker
     o of the Male Smoker rates in Exhibit C-11 which both insureds are smokers.

It is understood that if one life is declined on a JLLS policy, the rates will be based on the insurable single life risk using the current automatic reinsurance premium rates for the corresponding plan.

2.INSTRUCTIONS FOR CALCULATING THE JOINT EQUAL AGE.

Reinsurance premiums shall be based on a joint equal age of the Insureds under the policy. The joint equal age shall be calculated by using the following tables in the order indicated.

                                     TABLE A

Convert all lives to Standard Non-smokers as follows, if both lives are not smokers

                                                            Male     Female
                               Preferred Non-smoker          -1      -1

                               Standard Non-smoker           +1      +1

                               Smoker                      +6        +4

The above Table A is for automatic policies and facultative excess policies. For policies issued under the Competitive Underwriting Program or the Table 4 program, only the smoker conversion is used.

                                                                    EXHIBIT C-11
                                                                          Page 2
                                                       (Revised January 1, 2002)

                                     TABLE B

For Substandard Joint-Last-to-Die policies, a joint equal age will be calculated based on a standard rated policy; then, the Company's ratings are applied, either as a multiple of (percentage extra), or addition to (flat extra), the basic premium. Flat and multiple extras will receive the same allowances as flat and multiple extras on individual life policies. Rating values for specific ages and ratings are shown further on in this Exhibit. It is understood that the maximum premium if per thousand.

                                     TABLE C

An adjustment should be made in the ages of any females to bring them to a corresponding male age

                            Female to Male Adjustment

                                  All Ages: -5


                                     TABLE D

Once you have two male ages with the same underwriting and smoking class, the following table is used to determine a joint equal age:

                                                         Joint Equal Age

                               Difference in                Add to Younger
                                      Age                   Age
                                        0                            0
                                    1 - 2                            1
                                    3 - 4                            2
                                    5 - 6                            3
                                    7 - 9                            4
                                 10 - 12                             5
                                 13 - 15                             6
                                 16 - 18                             8
                                 19 - 23                             9
                                 24 - 28                             9
                                 29 - 34                             10
                                 35 - 39                             11
                                 40 - 44                             12
                                 45 - 47                             13
                                 48 - 50                             14

                                                                   EXHIBIT C-111
                                                       (Revised January 1, 2002)

SURVIVORSHIOP UNIVERSAL LIFE and SURVIVORSHIP VARIABLE UNIVERSAL LIFE

1.INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES: The life reinsurance rates are shown on a per thousand dollar basis and are equivalent to the following percentages of the attached Extended SOA 90-95 Basic Select & Ultimate Age Nearest, Sex Distinct tables.

AUTOMATIC AND FACULATIVE

The following percentages apply to Survivorship Universal Life and Survivorshipo Variable Universal Life.

                                                            4 Class*

                      Elite Preferred
                  Preferred Non Smoker
                  Standard Non Smoker
                    Preferred Smoker
                    Standard Smoker

*Before Frasierization

The joint life premium rate per $1,000 is calculated by Frasierizing the above single life rates then taking the larger of this rate and per $1,000.

There shall be no policy fee payable.

TABLE 4 PROGRAM

All policies issued by the Company and found to be rateable up to and including Table 4 (200%) prior to reinsurance review can be automatically issued to the Reinsurer at standard rates. The company will pay the Reinsurer of the current automatic single life premium rates for the corresponding plan for any policies eligible under the Table 4 Program. For example, the rates will be of the current automatic single life premium rates for the non rated standard life and Of the current automatic single life premium rates for the rated life that is falling under the Table 4 Program. The joint premium is calculated by frazierizing the single life premiums.

                                                                   EXHIBIT C-111
                                                                          Page 2
                                                       (Revised January 1, 2002)

SUBSTANDARD CASES

For substandard policies, the single life premium rate will be calculated by multiplying the single rate by the appropriate rating. The joint premium is calculated by frazierizing the life premiums. For policies with a flat extra, the single life premium rate is calculated by adding the appropriate net flat extra rate. The joint premium rate is calculated by frazierizing the single life premium rates. It is understood that the maximum premium per thousand.

RIDERS

The reinsurance rates for the following riders are as follows:

Additional Protection Benefit (APB) Same as base plan (point-in-scale).

Policy Split Option (PSO) of the final calculated joint life premium. single life premium rates apply after the option is exercised
                                               (point-in-scale).

Estate Preservation Rider (EPR) Same as base plan.

Individual Term Riders Single life premium rates apply.

Continuing Coverage Rider (CCR)      per month less an allowance of         .
                                     The premium is calculated
                                     based on our share of the risk, if any,
                                     for each year from attained age 90 to age
                                     100.

Enhanced Death Benefit Rider         Same as base plan (point-in-scale).
(EDBR)

Automatic Increase Rider (AIR) Same as base plan (point-in-scale).

                                                                       EXHIBIT D
                                                       (Revised January 1, 2002)

                      THE CEDING COMPANY'S RETENTION LIMITS



Each limit specified in this schedule represents the total for the Company and its subsidiary companies combined.

Except as noted below, the Company will retain $1,000,000 of life insurance on any one life.

Exceptions:

1.For second-to-die policies, the maximum retention will be $1,000,000 less the greater of any amounts on either life.

2.In addition to the base retention, the Company will retain full amounts of additional insurance provided in the following situations:

a) Accidental Death Benefit (ADB) rider b) The Company's employee term insurance
c) Additional Insurance Option (AIO) rider
d) Guaranteed issue / simplified issue underwriting (non-COLI) e) Waiver of Premium (WP) rider f) Waiver of Monthly Deductions (WMD) rider

3.On all plans other than universal life, the Company will retain, in addition to its basic retention, a share proportional to its basic retention of the additional insurance provided in the following situations:

a) Purchased by dividends.
b) Issued under the terms of a Cost of Living (COL) or other increasing term insurance rider. c) Issued under the terms of its annual premium additions rider
(APAR).

                                                                       EXHIBIT E
                                                       (Revised January 1, 2002)

                        THE REINSURER'S ACCEPTANCE LIMITS

Automatic Limit:

Life:

The Reinsurer agrees to accept its applicable share of the excess over the Company's retention but not more than the following limits on any one life. This limit applies to all plans except BIO rider, the Table 4 Program and conversions from term plans from treaty

                  Ages                       Std (100%) - Table 4 (200%)
                  0 - 75                                $7,000,000

It is understood that the Company's Total Automatic Coverage including the Company's retention is $15,000,000.


BIO Rider:

The Reinsurer agrees to accept its applicable share of the excess of the Company's retention but not more than the following limits on any one life:

                  Ages                        Std (100%) - Table 4 (200%)
0-75     $4,000,000

It is understood that the Company's Total Automatic Coverage including the Company's retention is $9,000,000.


APAR Rider:

The Reinsurer agrees to accept an amount corresponding to its share of the basic policy.


Table 4 Program effective January 1, 2002:

The Reinsurer agrees to accept a twenty percent (20%) first dollar quota share of each policy but not more than the following limits on any one life:

                  Ages                       Standard (100%) - Table 4 (200%)
                  0 - 75                              $1,000,000

















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                                                                       EXHIBIT E
                                                                          Page 2
                                                       (Revised January 1, 2002)

The Reinsurer agrees to accept up to a one quarter quota share of any policy submitted under the Table 4 program where the Company has either fully or partially filled its retention on a life now applying under the Table 4 Program, (the above limit could be increased by up to $250,000).

Table 4 Program effective July 1, 2002:

The Reinsurer agrees to accept a forty percent (40%) first dollar quota share of each policy but not more than the following limits on any one life:

                  Ages                  Standard (100%) - Table 4 (200%)
                  0 - 75                         $2,000,000

The Reinsurer agrees to accept up to a one half quota share of any policy submitted under the Table 4 program where the Company has either fully or partially filled its retention on a life now applying under the Table 4 Program, (the above limit could be increased by up to $500,000).

W.P.: Not covered

A.D.: Not covered


Jumbo Limit:

Life:

-Applied to the Table 4 Program:

       $5,000,000 inforce and applied for on any one life.

-Applies to all other plans originally issued under this treaty:

       $25,000,000 inforce and applied for on any one life.









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